Exhibit 10.46

FIRST AMENDMENT TO TERM LOAN AGREEMENT
THIS FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”), dated as of December 21, 2022, but made effective as of December 1, 2022 (the “Effective Date”), by and among KITE REALTY GROUP, L.P., a Delaware limited partnership (“Borrower”), KITE REALTY GROUP TRUST, a real estate investment trust formed under the laws of the State of Maryland (“Parent” or “Guarantor”), KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), THE OTHER LENDERS WHICH ARE SIGNATORIES HERETO (KeyBank and the other lenders which are signatories hereto, collectively, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (the “Agent”).
W I T N E S S E T H:
WHEREAS, Borrower, Agent, KeyBank and the other Lenders are parties to that certain Term Loan Agreement dated as of October 25, 2018 (the “Existing Loan Agreement,” and as the same may be further varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the “Loan Agreement”);
WHEREAS, Borrower and the Guarantors have requested to make certain modifications to the Existing Loan Agreement and the Agent and the undersigned Lenders have agreed to such modifications, subject to the execution and delivery of this Amendment.
NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:
1.Definitions. All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Loan Agreement.
2.Modification of the Existing Loan Agreement. Borrower, the Agent and the Lenders do hereby modify and amend the Existing Loan Agreement by deleting from the Existing Loan Agreement the text that is shown as a deletion or strike-through in the form of the Loan Agreement attached hereto as Exhibit “A” and made a part hereof (the “Revised Loan Agreement”), and by inserting in the Existing Loan Agreement the text shown as an insertion or underlined text in the Revised Loan Agreement, such that from and after the Effective Date (as hereinafter defined) the Existing Loan Agreement is amended to read as set forth in the Revised Loan Agreement.
3.References to Loan Agreement. All references in the Loan Documents to the Loan Agreement shall be deemed a reference to the Loan Agreement as modified and amended herein.
4.Acknowledgment of Borrower and Guarantor. Borrower and Guarantor hereby acknowledge, represent and agree that the Loan Documents, as modified and amended herein,
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remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantor, as applicable, enforceable against Borrower and Guarantor in accordance with their respective terms (except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity), and that the execution and delivery of this Amendment does not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Borrower’s or Guarantor’s obligations under the Loan Documents.
5.Representations and Warranties. Borrower and Guarantor represent and warrant to the Agent and the Lenders as follows:
(a)Authorization. The execution, delivery and performance of this Amendment and any agreements executed and delivered in connection herewith and the transactions contemplated hereby and thereby (i) are within the authority of Borrower and Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower and Guarantor, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrower or Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrower or Guarantor, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, any of the Borrower or Guarantor or any of their respective properties or to which any of the Borrower or Guarantor is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of any of the Borrower or Guarantor.
(b)Enforceability. This Amendment and any agreements executed and delivered in connection herewith are valid and legally binding obligations of Borrower and Guarantor enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.
(c)Approvals. The execution, delivery and performance of this Amendment and any agreements executed and delivered in connection herewith and the transactions contemplated hereby and thereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained and any disclosure filings with the SEC as may be required with respect to this Amendment.
(d)Reaffirmation. Borrower and Guarantor reaffirm and restate as of the date hereof each and every representation and warranty made by Borrower and Guarantor and their respective Subsidiaries in the Loan Documents (as amended hereby) or otherwise made by or on behalf of such Persons in connection therewith except for representations or warranties that expressly relate to an earlier date, which representations or warranties shall only be required to
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have been true and correct in as of such earlier date and except for changes in factual circumstances not prohibited under the Loan Documents.
6.No Default. By execution hereof, Borrower and Guarantor certify that as of the date of this Amendment and immediately after giving effect to this Amendment and the other documents executed in connection herewith, no Default or Event of Default has occurred and is continuing.
7.Waiver of Claims. Borrower and Guarantor acknowledge, represent and agree that none of such Persons has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever arising on or before the date hereof with respect to the Loan Documents, the administration or funding of the Loan or with respect to any acts or omissions of the Agent or any Lender, or any past or present officers, agents or employees of the Agent or any Lender pursuant to or relating to the Loan Documents, and each of such Persons does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action arising on or before the date hereof, if any.
8.Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Loan Agreement remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Loan Documents as modified and amended herein. Guarantor hereby consents to the terms of this Amendment. Nothing in this Amendment or any other document delivered in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantor under the Loan Documents.
9.Effective Date. This Amendment shall be deemed effective and in full force and effect upon satisfaction of the following conditions on or prior to the date of this Amendment:
(a)the execution and delivery of this Amendment by Borrower, Guarantor, the Agent and the Lenders;
(b)receipt by Agent of such other resolutions, certificates, documents, instruments and agreements, if any, as the Agent may reasonably request; and
(c)receipt by the Agent of evidence that Borrower shall have paid all fees due and payable with respect to this Amendment.
10.Fees and Expenses. Borrower shall pay the reasonable fees and expenses of the Agent in connection with this Amendment and the transactions contemplated hereby in accordance with Section 13.2 of the Loan Agreement.
11.Accrued Interest and Fees. All interest and fees accrued prior to the Effective Date of this Amendment under provisions of the Loan Agreement modified by this Amendment shall remain payable at the due dates set forth in the Loan Agreement.
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12.Amendment as Loan Document. This Amendment shall constitute a Loan Document.
13.Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.
14.MISCELLANEOUS. THIS AMENDMENT SHALL PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401 BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Loan Agreement.
15.Electronic Signatures. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or as an attachment to an electronic mail message in .pdf, .jpeg, .TIFF or similar electronic format shall be effective as delivery of a manually executed counterpart of this Amendment for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and any other Loan Document to be signed in connection with this Amendment, the other Loan Documents and the transactions contemplated hereby and thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent to accept electronic signatures in any form or format without its prior written consent. For the purposes hereof, “Electronic Signatures” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. Each of the parties hereto represents and warrants to the other parties hereto that it has the corporate capacity and authority to execute the Amendment through electronic means and there are no restrictions for doing so in that party’s constitutive documents. Without limiting the generality of the foregoing, each of Borrower and Guarantor hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among any of the Agent or the Lenders and any of Borrower or Guarantor, electronic images of this Amendment or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of any Loan Document based solely on the lack of paper original copies of such Loan Document, including with respect to any signature pages thereto.
[CONTINUED ON NEXT PAGE]
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IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.

BORROWER:

KITE REALTY GROUP, L.P., a Delaware limited partnership

By:	Kite Realty Group Trust, a Maryland corporation, its sole
General Partner

	By:	/s/ HEATH FEAR
Heath Fear, Executive Vice President and
Chief Financial Officer

GUARANTOR:

KITE REALTY GROUP TRUST, a Maryland corporation

By:	/s/ HEATH FEAR
Name:	Heath Fear
Title:	Executive Vice President and Chief Financial Officer

(Signatures Continued On Next Page)

[Signature Page to First Amendment to Term Loan Agreement]

AGENT AND LENDERS:

KEYBANK NATIONAL ASSOCIATION, as the
Agent and as a Lender

By:	/s/ JAMES K. KOMPERDA
Name:	James K. Komperda
Title:	Senior Vice President

REGIONS BANK

By:	/s/ WALTER E. RIVADENEIRA
Name:	Walter E. Rivadeneira
Title:	Senior Vice President

FIFTH THIRD BANK

By:	/s/ BRAD BOERSMA
Name:	Brad Boersma
Title:	Vice President

THE HUNTINGTON NATIONAL BANK

By:	/s/ ERIN L. MAHON
Name:	Erin L. Mahon
Title:	Assistant Vice President

ASSOCIATED BANK, NATIONAL
ASSOCIATION

By:	/s/ SHAWN S. BULLOCK
Name:	Shawn S. Bullock
Title:	Senior Vice President

[Signature Page to First Amendment to Term Loan Agreement]

EXHIBIT “A”
AMENDED TERM LOAN AGREEMENT
[See Attached]

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Conformed copy reflecting
First Amendment effective as of December 1, 2022

TERM LOAN AGREEMENT
Dated as of October 25, 2018
by and among
KITE REALTY GROUP, L.P.,
as Borrower,
KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent,
REGIONS BANK,
FIFTH THIRD BANK,
THE HUNTINGTON NATIONAL BANK
and
ASSOCIATED BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents,
KEYBANC CAPITAL MARKETS INC.,
REGIONS CAPITAL MARKETS,
FIFTH THIRD BANK,
THE HUNTINGTON NATIONAL BANK
and
ASSOCIATED BANK, NATIONAL ASSOCIATION,
as Joint Lead Arrangers and Joint Bookrunners,
and
THE FINANCIAL INSTITUTIONS INITIALLY SIGNATORY HERETO
AND THEIR ASSIGNEES PURSUANT TO SECTION 13.5.,
as Lenders
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Page

ARTICLE I. DEFINITIONS    1
Section 1.1.    Definitions.    1
Section 1.2.    General; References to Times.    ~~32~~37
Section 1.3.    Financial Attributes of Non-Wholly Owned Subsidiaries.    ~~33~~38
ARTICLE II. CREDIT FACILITY    ~~33~~38
Section 2.1.    Term Loans.    ~~33~~38
Section 2.2.    Reserved.    ~~34~~39
Section 2.3.    Reserved.    ~~34~~39
Section 2.4.    Reserved.    ~~34~~39
Section 2.5.    Rates and Payment of Interest on Loans.    ~~34~~39
Section 2.6.    Number of Interest Periods.    ~~34~~40
Section 2.7.    Repayment of Loans.    ~~35~~40
Section 2.8.    Prepayments.    ~~35~~40
Section 2.9.    Continuation.    ~~36~~42
Section 2.10.    Conversion.    ~~37~~42
Section 2.11.    Notes.    ~~37~~43
Section 2.12.    Reserved.    ~~38~~43
Section 2.13.    Extension of Term Loan Termination Date.    ~~38~~43
Section 2.14.    Reserved.    ~~39~~44
Section 2.15.    Amount Limitations.    ~~39~~44
Section 2.16.    Increase of Commitments.    ~~39~~45
ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS    ~~40~~46
Section 3.1.    Payments.    ~~40~~46
Section 3.2.    Pro Rata Treatment.    ~~41~~46
Section 3.3.    Sharing of Payments, Etc.    ~~41~~47
Section 3.4.    Several Obligations.    ~~42~~47
Section 3.5.    Minimum Amounts.    ~~42~~47
Section 3.6.    Fees.        ~~42~~48
Section 3.7.    Computations.    ~~42~~48
Section 3.8.    Usury.    ~~43~~48

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(continued)
Page

Section 3.9.    Agreement Regarding Interest and Charges.    ~~43~~48
Section 3.10.    Statements of Account.    ~~43~~49
Section 3.11.    Defaulting Lenders.    ~~43~~49
Section 3.12.    Taxes.    ~~46~~51
ARTICLE IV. UNENCUMBERED POOL PROPERTIES    ~~50~~55
Section 4.1.    Reserved.    ~~50~~55
Section 4.2.    Conditions Precedent to a Property Becoming an Eligible Unencumbered Pool Property.    ~~50~~55
Section 4.3.    Release of Guarantors and Unencumbered Pool Properties; Additional Guarantors.    ~~50~~56
Section 4.4.    Frequency of Calculations of Unencumbered Pool Value and the Unsecured Debt Interest Coverage Ratio.    ~~51~~56
Section 4.5.    Removal of Ineligible Property.    ~~51~~57
ARTICLE V. YIELD PROTECTION, ETC.    ~~52~~57
Section 5.1.    Additional Costs; Capital Adequacy.    ~~52~~57
Section 5.2.    ~~Suspension of LIBOR Loans~~Availability of Types of Loans; Inability to Determine Rates.    ~~53~~58
Section 5.3.    Illegality.    ~~54~~61
Section 5.4.    Breakage Compensation.    ~~55~~61
Section 5.5.    Treatment of Affected Loans.    ~~55~~61
Section 5.6.    Change of Lending Office.    ~~56~~62
Section 5.7.    Assumptions Concerning Funding of ~~LIBOR~~Term SOFR Loans.        ~~56~~63
Section 5.8.    Benchmark Notification.    63
ARTICLE VI. CONDITIONS PRECEDENT    ~~56~~64
Section 6.1.    Conditions Precedent to Effectiveness.    ~~56~~64
Section 6.2.    Conditions Precedent to All Loans.    ~~58~~66
ARTICLE VII. REPRESENTATIONS AND WARRANTIES    ~~59~~66
Section 7.1.    Representations and Warranties.    ~~59~~66
Section 7.2.    Survival of Representations and Warranties, Etc.    ~~65~~72
ARTICLE VIII. AFFIRMATIVE COVENANTS    ~~65~~72
Section 8.1.    Preservation of Existence and Similar Matters.    ~~65~~72

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(continued)
Page

Section 8.2.    Compliance with Applicable Law and Material Contracts.    ~~65~~73
Section 8.3.    Maintenance of Property.    ~~65~~73
Section 8.4.    Conduct of Business.    ~~65~~73
Section 8.5.    Insurance.    ~~66~~73
Section 8.6.    Payment of Taxes and Claims.    ~~66~~73
Section 8.7.    Visits and Inspections.    ~~66~~74
Section 8.8.    Use of Proceeds.    ~~67~~74
Section 8.9.    Environmental Matters.    ~~67~~74
Section 8.10.    Books and Records.    ~~67~~75
Section 8.11.    Further Assurances.    ~~67~~75
Section 8.12.    REIT Status.    ~~68~~75
Section 8.13.    Exchange Listing.    ~~68~~75
Section 8.14.    Preservation of Right to Pledge Properties in the Unencumbered Pool.    ~~68~~75
Section 8.15.    Sanctions Laws and Regulations.    ~~68~~76
Section 8.16.    Acquisition of Interest Rate Hedge    ~~69~~76
ARTICLE IX. INFORMATION    ~~69~~76
Section 9.1.    Quarterly Financial Statements.    ~~69~~76
Section 9.2.    Year End Statements.    ~~69~~77
Section 9.3.    Compliance Certificate.    ~~70~~77
Section 9.4.    Other Information.    ~~70~~78
ARTICLE X. NEGATIVE COVENANTS    ~~72~~80
Section 10.1.    Financial Covenants.    ~~73~~80
Section 10.2.    Restricted Payments.    ~~73~~81
Section 10.3.    Indebtedness.    ~~74~~81
Section 10.4.    [Intentionally Omitted.]    ~~74~~82
Section 10.5.    Liens.    ~~74~~82
Section 10.6.    Merger, Consolidation, Sales of Assets and Other
Arrangement.    ~~74~~82
Section 10.7.    Fiscal Year.    ~~76~~83
Section 10.8.    Modifications to Material Contracts.    ~~76~~84

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(continued)
Page

Section 10.9.    Modifications of Organizational Documents.    ~~76~~84
Section 10.10.    Transactions with Affiliates.    ~~76~~84
Section 10.11.    ERISA Exemptions.    ~~77~~84
Section 10.12.    Reserved.    ~~77~~84
Section 10.13.    Parent Ownership of Borrower.    ~~77~~84
ARTICLE XI. DEFAULT    ~~77~~85
Section 11.1.    Events of Default.    ~~77~~85
Section 11.2.    Remedies Upon Event of Default.    ~~81~~88
Section 11.3.    Remedies Upon Default.    ~~82~~89
Section 11.4.    Allocation of Proceeds.    ~~82~~89
Section 11.5.    Reserved.    ~~83~~90
Section 11.6.    Performance by Agent.    ~~83~~90
Section 11.7.    Rights Cumulative.    ~~83~~90
ARTICLE XII. THE AGENT    ~~83~~91
Section 12.1.    Authorization and Action.    ~~83~~91
Section 12.2.    Agent’s Reliance, Etc.    ~~84~~91
Section 12.3.    Notice of Defaults.    ~~85~~92
Section 12.4.    KeyBank as Lender.    ~~85~~92
Section 12.5.    Approvals of Lenders.    ~~85~~93
Section 12.6.    Lender Credit Decision, Etc.    ~~86~~93
Section 12.7.    Indemnification of Agent.    ~~86~~94
Section 12.8.    Successor Agent.    ~~87~~95
Section 12.9.    Titled Agents.    ~~88~~95
Section 12.10.    Erroneous Payments.    95
ARTICLE XIII. MISCELLANEOUS    ~~88~~95
Section 13.1.    Notices.    ~~88~~95
Section 13.2.    Expenses.    ~~90~~97
Section 13.3.    Setoff.    ~~90~~98
Section 13.4.    Litigation; Jurisdiction; Other Matters; Waivers.    ~~91~~99
Section 13.5.    Successors and Assigns.    ~~92~~100

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(continued)
Page

Section 13.6.    Amendments.    ~~95~~103
Section 13.7.    Nonliability of Agent and Lenders.    ~~98~~105
Section 13.8.    Confidentiality.    ~~98~~106
Section 13.9.    Indemnification.    ~~98~~106
Section 13.10.    Termination; Survival.    ~~100~~108
Section 13.11.    Severability of Provisions.    ~~101~~109
Section 13.12.    GOVERNING LAW.    ~~101~~109
Section 13.13.    Patriot Act.    ~~101~~109
Section 13.14.    Counterparts.    ~~101~~109
Section 13.15.    Obligations with Respect to Loan Parties.    ~~101~~109
Section 13.16.    Limitation of Liability.    ~~102~~109
Section 13.17.    Entire Agreement.    ~~102~~110
Section 13.18.    Construction.    ~~102~~110
Section 13.19.    Non-Recourse to Parent.    ~~102~~110
Section 13.20.    Acknowledgment and Consent to Bail-In of ~~EEA~~Affected Financial Institutions.    ~~103~~111
Section 13.21.    Reliance on Hedge Provider    ~~103~~111
Section 13.22.    Acknowledgement Regarding any Supported QFCs    112

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SCHEDULE 4.1.    Unencumbered Pool Properties
SCHEDULE 7.1.(b)    Ownership Structure
SCHEDULE 7.1.(f)    Title to Properties; Liens
SCHEDULE 7.1.(g)    Indebtedness and Guaranties
SCHEDULE 7.1.(i)    Litigation

EXHIBIT A    Form of Assignment and Acceptance Agreement
EXHIBIT B-1    Form of Guaranty
EXHIBIT B-2    Form of Springing Guaranty
EXHIBIT C    Form of Notice of Borrowing
EXHIBIT D    Form of Notice of Continuation
EXHIBIT E    Form of Notice of Conversion
EXHIBIT F    Form of Term Loan Note
EXHIBIT G    Form of Compliance Certificate
EXHIBITS H    Forms of U.S. Tax Compliance Certificates

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THIS TERM LOAN AGREEMENT (this “Agreement”) dated as of October 25, 2018, by and among KITE REALTY GROUP, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”), each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 13.5.(d), KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), REGIONS BANK, FIFTH THIRD BANK, THE HUNTINGTON NATIONAL BANK and ASSOCIATED BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents (collectively the “Syndication Agents”), and KEYBANC CAPITAL MARKETS INC., REGIONS CAPITAL MARKETS, FIFTH THIRD BANK, THE HUNTINGTON NATIONAL BANK AND ASSOCIATED BANK, NATIONAL ASSOCIATION, as Joint Lead Arrangers and Joint Bookrunners (the “Bookrunners”).
WHEREAS, the Administrative Agent and the Lenders desire to make available to the Borrower a term loan facility in the initial aggregate amount of $250,000,000.00, on the terms and conditions contained herein, which loan shall be used by Borrower to repay in full the indebtedness under the Existing Term Loan Agreement with any remaining proceeds, after payment of closing costs for this Agreement, to be a prepayment of the “Term Loan B” under the Credit Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:
ARTICLE I. DEFINITIONS
Section 1.1.    Definitions.
In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:
“2021 Credit Agreement” means that certain Sixth Amended and Restated Credit Agreement, dated as of July 8, 2021, by and among, the Borrower, as borrower, KeyBank and the other lending institutions from time to time party thereto, as lenders, and KeyBank, in its capacity as the administrative agent for itself and such other lenders, as the same may be amended or modified from time to time.
“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.
“Additional Costs” has the meaning given that term in Section 5.1.
“Adjusted EBITDA” means, on any date of determination, (a) the EBITDA of the Parent, the Borrower and all Subsidiaries for the period of ~~two~~four (~~2~~4) fiscal quarters most recently ended determined on a consolidated basis, minus (b) Capital Reserves for the period of ~~two~~four (~~2~~4) fiscal quarters most recently ended.
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~~“Adjusted LIBOR” means, with respect to each Interest Period for any LIBOR Loan, the rate obtained by dividing (a) LIBOR for such Interest Period by (b) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America to residents of the United States of America). Any change in such maximum rate shall result in a change in Adjusted LIBOR on the date on which such change in such maximum rate becomes effective.~~
“Adjusted Daily Simple SOFR” means an interest rate per annum equal to the greater of (1) the sum of (a) Daily Simple SOFR and (b) the SOFR Index Adjustment and (2) the Floor.
“Adjusted Term SOFR” means, for any Interest Period, an interest rate per annum equal to the greater of (1) sum of (a) Term SOFR for such Interest Period and (b) the SOFR Index Adjustment and (2) the Floor.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” has the meaning given that term in Section 3.12.(i).
“Affiliate” means any Person (other than the Agent or any Lender): (a) directly or indirectly controlling, controlled by, or under common control with, the Borrower; (b) directly or indirectly owning or holding fifteen percent (15.0%) or more of any Equity Interest in the Borrower; or (c) fifteen percent (15.0%) or more of whose voting stock or other Equity Interest is directly or indirectly owned or held by the Borrower. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise. The Affiliates of a Person shall include any officer or director of such Person. In no event shall the Agent or any Lender be deemed to be an Affiliate of the Borrower.
“Agent” or “Administrative Agent” means KeyBank National Association, as contractual representative for the Lenders under the terms of this Agreement.
“Applicable Law” means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.
“Applicable Margin” means (a) as of any date of determination prior to such time as Administrative Agent receives written notice from Borrower that Parent or Borrower has an Investment Grade Rating from a Rating Agency and that Borrower has irrevocably elected under

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this Agreement ~~and under the Credit Agreement,~~ to have the Applicable Margin determined based on Parent’s or Borrower’s Investment Grade Rating, the percentage rate set forth below corresponding to the Leverage Ratio (expressed as a percentage) in effect at such time:

Level	Leverage Ratio	Applicable Margin For ~~LIBOR~~SOFR Loans	Applicable Margin For Base Rate Loans
1	45% or less	2.00%	1.00%
2	Greater than 45% but less than or equal to 50.0%	2.10%	1.10%
3	Greater than 50.0% but less than or equal to 55.0%	2.25%	1.25%
4	Greater than 55.0%	2.55%	1.55%

The Applicable Margin shall be determined by the Agent under this clause (a) from time to time, based on the Leverage Ratio as set forth in the Compliance Certificate most recently delivered by the Borrower pursuant to Section 9.3. Any adjustment to the Applicable Margin shall be effective (i) in the case of a Compliance Certificate delivered in connection with quarterly financial statements of the Parent delivered pursuant to Section 9.3., as of the date 50 days following the end of the last day of the applicable fiscal period covered by such Compliance Certificate, and (ii) in the case of a Compliance Certificate delivered in connection with annual financial statements of the Parent delivered pursuant to Section 9.3., as of the date 95 days following the end of the last day of the applicable fiscal period covered by such Compliance Certificate. If the Borrower shall fail to deliver a Compliance Certificate within the time period required under Section 9.3., the Applicable Margin shall be determined based on Level 4 until the Borrower delivers the required Compliance Certificate, in which case the Applicable Margin shall be determined as provided above effective as of the date of delivery of such Compliance Certificate. If the Borrower shall deliver a Compliance Certificate which is subsequently determined to be incorrect and, if correct when delivered, would have resulted in a higher Applicable Margin, Borrower shall pay to the Agent, within five (5) days after demand, any additional interest that would have accrued and been payable on any Loans using such higher Applicable Margin during the period that such lower Applicable Margin was applied incorrectly.
(b)    From and after the time that Administrative Agent receives written notice from Borrower that Parent or Borrower has an Investment Grade Rating from a Rating Agency and that Borrower has irrevocably elected to have the Applicable Margin determined based on Parent’s or Borrower’s Investment Grade Rating as provided in paragraph (a) above, “Applicable Margin” shall mean, as of any date of determination, a percentage per annum determined by reference to the Credit Rating Level as set forth below (provided that any interest accrued prior to receipt of such notice that is payable at the Applicable Margin determined by reference to the Leverage Ratio shall be payable as provided in Section 2.5.):

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Pricing Level	Credit Rating Level	Applicable Margin for ~~LIBOR~~SOFR Loans	Applicable Margin for Base Rate Loans
1	Credit Rating Level 1	2.00%	1.00%
2	Credit Rating Level 2	2.25%	1.25%
3	Credit Rating Level 3	2.50%	1.50%

The Applicable Margin for each Base Rate Loan and Daily Simple SOFR Loan shall be determined by reference to the Credit Rating Level in effect from time to time, and the Applicable Margin for any Interest Period for all ~~LIBOR~~Term SOFR Loans comprising part of the same ~~LIBOR~~Term SOFR Loan tranche shall be determined by reference to the Credit Rating Level in effect on the first day of such Interest Period; provided, however, that no change in the Applicable Margin resulting from the application of the Credit Rating Levels or a change in the Credit Rating Level shall be effective until three (3) Business Days after the date on which the Administrative Agent receives written notice of the application or change of the Credit Rating Levels pursuant to Section 9.4.(o) or receives written notice from the applicable Rating Agency of the application or a change in such Credit Rating Level, or otherwise confirms such application or change through information made publicly available by such Rating Agency. From and after the first time that the Applicable Margin is based on Parent’s or Borrower’s Investment Grade Rating, the Applicable Margin shall no longer be calculated by reference to the Leverage Ratio.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignee” has the meaning given that term in Section 13.5.(d).
“Assignment and Acceptance Agreement” means an Assignment and Acceptance Agreement among a Lender, an Assignee and the Agent, substantially in the form of Exhibit A.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement, or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 5.2.(c).

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“Bail-In Action” means the exercise of any Write-Down and Conversion Powers     by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~     Affected Financial Institution.
“Bail-In Legislation” means~~,~~ (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament ~~and~~ of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means ~~the per annum~~, for any day, a rate of interest per annum equal to the ~~greatest~~highest of (~~a~~i) the ~~Prime Rate, (b) the Federal Funds Rate plus~~rate of interest in effect for such day as established from time to time by the Administrative Agent as its “prime rate”, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit, (ii) one half of one percent (0.5%)~~, or (c) Adjusted LIBOR for an Interest Period of one (1) month~~ above the Federal Funds Rate in effect on such day, (iii) Term SOFR for a one month tenor in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus one percent (~~1%)~~1.0%), and (iv) one percent (1.0%) per annum. Any change in the Base Rate ~~resulting from~~due to a change in the ~~Prime Rate or~~prime rate, the Federal Funds Rate ~~shall become effective as of 12:01 a.m. on the Business Day on which each such change occurs. The Base Rate is a reference rate used by the Lender acting as the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged by the Lender acting as the Agent or any other Lender on any extension of credit to any debtor.~~or Term SOFR shall be effective from and including the effective date of such change in the prime rate, the Federal Funds Rate or Term SOFR, respectively.
“Base Rate Loan” means a Term Loan bearing interest at a rate based on the Base Rate.
“Benchmark” means, initially, with respect to (a) any Daily Simple SOFR Loan, Daily Simple SOFR, and (b) any Term SOFR Loan, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.2.(c).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event for the then-current Benchmark, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in U.S. Dollars at such time and (ii) the

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related Benchmark Replacement Adjustment, if any; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), if any, that has been selected by the Administrative Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the

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time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, with respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (i) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.2.(b) and (ii) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.2.(c).
“Beneficial Ownership Certification” means as to Borrower, a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation which is otherwise in form and substance satisfactory to the Administrative Agent or any Lender requesting the same.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

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“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.
“Bookrunners” has the meaning given to such term in the introductory paragraph hereof.
“Borrower” has the meaning set forth in the introductory paragraph hereof.
“Borrowing Base Subsidiary” means a Wholly Owned Subsidiary of Borrower or an Unencumbered Pool Property Controlled Subsidiary that directly owns or leases an Unencumbered Pool Property.
“Business Day” means (a) any day other than ~~a~~ Saturday, Sunday or any other day on which commercial banks in Cleveland, Ohio or New York, New York are authorized or required by law to close and (b) with ~~reference to a LIBOR Loan, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market~~respect to any matters relating to SOFR Loans, a SOFR Business Day..
“Capital Reserves” means, for any period and with respect to a Property, an amount equal to (a) $0.15 per square foot times (b) a fraction, the numerator of which is the number of days in such period and the denominator of which is 365. Any portion of a Property leased under a ground lease to a third party that owns the improvements on such portion of such Property shall not be included in determinations of Capital Reserves. If the term Capital Reserves is used without reference to any specific Property, then the amount shall be determined on an aggregate basis with respect to all Core Properties of the Borrower and its Subsidiaries and a proportionate share of all Core Properties of all Unconsolidated Affiliates.
“Capitalization Rate” means six and one-half percent (6.5%).
“Capitalized Lease Obligation” means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.
“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered

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into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.
“CME” means CME Group Benchmark Administration Ltd.
“Commitment” means, as to each Lender, the amount set forth for such Lender on its signature page hereto as such Lender’s “Commitment” or the amount of Term Loans assigned to such Lender as set forth in the applicable Assignment and Acceptance Agreement, or as set forth in an amendment to this Agreement, or as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 13.5., as such amount may be increased in accordance with this Agreement.
“Commitment Percentage” means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Commitment to (b) the aggregate amount of the Commitments of all Lenders; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the “Commitment Percentage” of each Lender shall be the Commitment Percentage of such Lender in effect immediately prior to such termination or reduction.
“Commodity Exchange Act” means The Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” has the meaning given that term in Section 9.3.
“Conforming Changes” means, with respect to either the use or administration of Daily Simple SOFR or Term SOFR, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “SOFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably

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necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Construction-In-Process Property” means, as of any date, any Property that is a Core Property or a Non-Core Property that is under development or is scheduled to commence development within twelve months from such date until the earlier of the (i) one year anniversary date of project completion with respect to such Construction-In-Process Property or (ii) the second (2nd) fiscal quarter for which financial results have been reported after such Construction-In-Process Property achieves an Occupancy Rate of 85%.
“Construction-In-Process Value” means cash expenditures for land and improvements (including indirect costs internally allocated and development costs) determined in accordance with GAAP on all Construction-In-Process Properties.
“Continue”, “Continuation” and “Continued” each refers to the continuation of a ~~LIBOR~~Term SOFR Loan from one Interest Period to another Interest Period pursuant to Section 2.9.
“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.10.
“Core Property” means any Property which is (a) leased or intended to be leased to tenants primarily for retail use or (b) a mixed use property, the majority of the NOI from which is attributable to leases to tenants primarily for retail use.
“Credit Agreement” means the Fifth Amended and Restated Credit Agreement dated as of July 28, 2016 among the Loan Parties, KeyBank, as administrative agent, and the lenders party thereto from time to time, as the same may be modified, amended, restated or extended.
~~“Credit Agreement Loans” means the aggregate principal amount of the “Loans” as defined in the Credit Agreement.~~
“Credit Event” means the making of any Loan.
“Credit Rating” means, as of any date of determination, the highest of the credit ratings (or their equivalents) then assigned to Parent’s or Borrower’s long-term senior unsecured non-credit enhanced debt by, subject to the terms hereof, any of the Rating Agencies. A credit rating of BBB- from S&P or Fitch is equivalent to a credit rating of Baa3 from Moody’s and vice versa. A credit rating of BBB from S&P or Fitch is equivalent to a credit rating of Baa2 from Moody’s and vice versa. It is the intention of the parties that if Parent or Borrower only has one credit rating in effect from S&P or Moody’s, then such rating shall apply. If the Parent or Borrower has a credit rating from S&P or Moody’s, it may also include a credit rating from Fitch in

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determining its Credit Rating. In the event the only credit rating is from Fitch, Borrower shall be deemed to not have a Credit Rating. If Parent or Borrower shall have obtained a credit rating from more than one of the Rating Agencies, the highest of the credit ratings shall control provided that the next highest rating for such Person is only one level below that of the highest rating. If the next highest rating for such Person is more than one level below that of the highest credit rating for such Person, the operative rating would be deemed to be one rating level lower than the highest of the ratings. If Parent or Borrower shall have obtained a credit rating from one or more of the Rating Agencies and shall thereafter lose such credit rating or ratings (whether as a result of a withdrawal, suspension, election to not obtain a rating, or otherwise) from such Rating Agency or Rating Agencies and as a result does not have a credit rating from one or more of S&P or Moody’s, the Parent or Borrower shall be deemed for the purposes hereof not to have a credit rating. If at any time any of the Rating Agencies or any Rating Agency which has issued a credit rating of Parent or Borrower shall no longer perform the functions of a securities rating agency, then the Borrower and the Administrative Agent shall promptly negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of each such substitute rating agency with that of the rating agency being replaced) and, pending such amendment, (i) in the case of a cessation of the functions of the Rating Agencies that have provided a credit rating, the Applicable Credit Rating shall, subject to the terms hereof, be determined by reference to the rating most recently in effect prior to such cessation and (ii) in the case of a cessation of function of one Rating Agency and not the other Rating Agencies that have provided a credit rating, the Credit Rating of the other of the Rating Agencies shall, subject to the terms hereof, continue to apply.
“Credit Rating Level” means one of the following three pricing levels, as applicable, and provided that, from and after the time that Administrative Agent receives written notice from Borrower that Parent or Borrower has an Investment Grade Rating from at least one of the Rating Agencies (subject to the terms of the definition of Credit Rating) and that Borrower has irrevocably elected to have the Applicable Margin determined based on Parent’s or Borrower’s Investment Grade Rating, during any period that the Parent has no Credit Rating Level, Credit Rating Level 3 shall be the applicable Credit Rating Level:
“Credit Rating Level 1” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to BBB by S&P, Baa2 by Moody’s or, subject to the terms of the definition of “Credit Rating”, BBB by Fitch;
“Credit Rating Level 2” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to BBB- by S&P, Baa3 by Moody’s or, subject to the terms of the definition of “Credit Rating”, BBB- by Fitch and Credit Rating Level 1 is not applicable; and
“Credit Rating Level 3” means the Credit Rating Level which would be applicable for so long as the Credit Rating is less than BBB- by S&P, Baa3 by Moody’s or, subject to the terms of the definition of “Credit Rating”, BBB- by Fitch or there is no Credit Rating.

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“Customary Nonrecourse Debt Guaranty” shall have the meaning set forth in the definition of Indebtedness.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum (rounded in accordance with the Administrative Agent’s customary practice) equal to SOFR for the day (such day, the “SOFR Determination Day”) that is five (5) SOFR Business Days (or such other period as determined by the Administrative Agent based on then prevailing market conventions) prior to (i) if such SOFR Rate Day is a SOFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a SOFR Business Day, the SOFR Business Day immediately preceding such SOFR Rate Day, in each case, as and when SOFR for such SOFR Rate Day is published by the Daily Simple SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 pm (New York City time) on the second (2nd) SOFR Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding SOFR Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided, that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Daily Simple SOFR” means each Loan bearing interest at a rate based upon Daily Simple SOFR.
“Default” means any of the events specified in Section 11.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.
“Defaulting Lender” means any Lender that, as reasonably determined by the Administrative Agent with respect to clauses (a) and (b)(ii) below, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans within two (2) Business Days of the date required to be funded by it hereunder and such failure is continuing, unless such failure arises out of a good faith dispute between such Lender and either the Borrower or the Administrative Agent, (b) (i) has notified the Borrower, the Administrative Agent or any Lender that it does not intend to comply with its funding obligations hereunder or (ii) has made a public statement to that effect with respect to its funding obligations under other agreements generally in which it commits to extend credit, unless with respect to this clause (b), such failure with respect to a funding obligation is subject to a good faith dispute, (c) has failed, within two (2) Business Days after request by the Administrative Agent or Borrower, to confirm in a manner reasonably satisfactory to the Administrative Agent and Borrower that it will comply with its funding obligations; provided that, notwithstanding the provisions of Section 3.11., such Lender shall cease to be a Defaulting Lender upon the Administrative Agent’s and Borrower’s receipt of such confirmation, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy, insolvency, reorganization, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, receivership, rearrangement

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or similar debtor relieve law of the United States or other applicable jurisdictions from time to time in effect, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority (including any agency, instrumentality, regulatory body, central bank or other authority) so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts of the United States or from the enforcement of judgments or writs of attachment of its assets or permit such Lender (or such governmental authority or instrumentality) to reject, repudiate, disavow, or disaffirm any contracts or agreements made with such Person).
“Derivatives Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.
“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include the Agent or any Lender).
“Designated Person” has the meaning set forth in Section 7.1.(z).
“Development Properties” means any ground-up developments, including consolidated or unconsolidated properties, which were not owned (in whole or in part) by Parent, Borrower or

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their Subsidiaries as of April 30, 2012. Notwithstanding the foregoing, any such property which achieves an Occupancy Rate of 85% shall no longer be a Development Property and, for purposes of clarity, any purchase by Parent, Borrower or their Subsidiaries of an interest of a joint venture partner in a ground-up development that was owned in part by Parent, Borrower or their Subsidiaries as of April 30, 2012, shall not be a Development Property as a result of such purchase.
“Dollars” or “$” means the lawful currency of the United States of America.
“EBITDA” means, with respect to a Person for any period (without duplication): (a) net income (loss) of such Person for such period determined on a consolidated basis (before minority interests), exclusive of the following (but only to the extent included in determination of such net income (loss)): (i) depreciation and amortization expense; (ii) Interest Expense; (iii) income tax expense; (iv) extraordinary or non-recurring gains and losses, including, without limitation, gains or losses associated with the sale of operating Properties and charges associated with any write-off of development expenses; (v) other non-cash items and impairment charges, including, without limitation, non-cash losses or gains associated with (A) the grant of equity interests to employees, officers and directors, (B) hedging activities, (C) impairment of goodwill and (D) one-time accounting adjustments; (vi) charges (including any premiums or make-whole amounts) associated with any prepayment, redemption or repurchase of indebtedness or early retirement of preferred stock; and (vii) costs in connection with acquisitions, including non-capitalized costs incurred in connection with acquisitions that fail to close; plus (b) such Person’s pro rata share of EBITDA of its Unconsolidated Affiliates. EBITDA shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of intangibles pursuant to Statement of Financial Accounting Standards number 141.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” has the meaning set forth in Section 6.1.
“Eligible Assignee” means any Person who is: (i) currently a Lender or an affiliate of a Lender; (ii) a commercial bank, trust, trust company, insurance company, investment bank or pension fund organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $5,000,000,000; (iii) a savings and loan association or savings

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bank organized under the laws of the United States of America, or any state thereof, and having a tangible net worth of at least $500,000,000; (iv) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America; or (v) any other Person (but not a natural person). If such Person is not currently a Lender or an affiliate of a Lender, such Person’s (or its parent’s) senior unsecured long term indebtedness must be rated BBB or higher by S&P, Baa2 or higher by Moody’s, or the equivalent or higher of either such rating by another rating agency acceptable to the Agent. Neither a Defaulting Lender nor any Affiliate of a Defaulting Lender shall qualify as an Eligible Assignee.
“Eligible Unencumbered Pool Property” means a Core Property or a Non-Core Property which satisfies all of the following requirements: (a) such Property is owned in fee simple, or leased under a Ground Lease reasonably acceptable to Agent, entirely by, the Borrower or a Wholly Owned Subsidiary or, if it is Unencumbered Controlled Pool Property, an Unencumbered Pool Property Controlled Subsidiary which in each case is also a Borrowing Base Subsidiary; (b) neither such Property, nor any interest of the Borrower or any Subsidiary therein, is subject to any Lien (other than Permitted Liens (but not Liens of the type described in clause (f), (g) or (h) of the definition of Permitted Liens or Permitted Environmental Liens)) or a Negative Pledge; (c) if such Property is owned or leased by a Borrowing Base Subsidiary (i) none of the Borrower’s direct or indirect ownership interest in such Borrowing Base Subsidiary is subject to any Lien (other than Permitted Liens (but not Liens of the type described in clause (f), (g) or (h) of the definition of Permitted Liens or Permitted Environmental Liens)) or to a Negative Pledge and (ii) the Borrower directly, or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (x) to sell, transfer or otherwise dispose of such Property and (y) to create a Lien on such Property as security for Indebtedness of the Borrower or such Borrowing Base Subsidiary, as applicable; provided, however, that the requirements of this clause (c) shall not prohibit a Negative Pledge or limitation on sale in favor of an arm’s-length purchaser of a customary nature relating to Property subject to a contract for sale so long as such Negative Pledge or limitation on sale pertains solely to such Property being sold and ceases to apply upon the closing of such sale or the termination of such contract); (d) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Property; and (e) neither such Borrowing Base Subsidiary nor any other Subsidiary of Borrower directly or indirectly owning an interest therein has created, incurred, acquired, assumed, suffered to exist or is or becomes otherwise liable with respect to any Indebtedness (whether as a borrower, co-borrower, guarantor or otherwise), other than Unsecured Indebtedness of such Subsidiary if the terms of Section 4.3.(c) are satisfied.
“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or cleanup of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the

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Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.
“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.
“Equity Issuance” means any issuance by a Person of any Equity Interest in such Person and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and all regulations and formal guidance issued thereunder.
“ERISA Group” means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code or Section 4001 of ERISA.
“Erroneous Payment” has the meaning given that term in Section 12.10.(a).
“Erroneous Payment Return Deficiency” has the meaning given that term in Section 12.10.(a).
“Erroneous Payment Impacted Class” has the meaning given that term in Section 12.10.(d).
“Erroneous Payment Deficiency Assignment ” has the meaning given that term in Section 12.10.(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

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“Event of Default” means any of the events specified in Section 11.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.
“Excluded Hedge Obligation” means with respect to any Guarantor, any Hedge Obligation, if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Hedge Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Hedge Obligation. If a Hedge Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedge Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.12.(i)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.12., amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.12.(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Term Loan Agreement” means that certain Term Loan Agreement dated as of October 26, 2015 among Borrower, KeyBank, individually and as agent, and the other lenders party thereto, as amended.
“Fair Market Value” means, with respect to (a) a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

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“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.
“Federal Funds Rate” means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent by federal funds dealers selected by the Agent on such day on such transaction as determined by the Agent. If the Federal Funds Rate determined as provided above would be less than zero, the Federal Funds Rate shall be deemed to be zero.
“Fees” means the fees and commissions provided for or referred to in Section 3.6. and any other fees payable by the Borrower hereunder or under any other Loan Document.
“Final Term Loan Extension Period” has the meaning given that term in Section 2.13.
“FIRREA” means the Financial Institution Recovery, Reform and Enforcement Act of 1989, as amended.
“Fitch” means Fitch Ratings Inc.
“Fixed Charges” means, on any date of determination, the sum of (a) Interest Expense of the Parent, the Borrower, and its Subsidiaries determined on a consolidated basis for the period of ~~two~~four (~~2~~4) fiscal quarters most recently ended, (b) all regularly scheduled principal payments made with respect to Indebtedness of the Parent, the Borrower, and its Subsidiaries during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full, and (c) all Preferred Dividends paid during such period. Fixed Charges shall include a proportionate share of items (a) and (b) of all Unconsolidated Affiliates for such period.
“Floating Rate Indebtedness” means all Indebtedness of a Person which bears interest at a variable rate during the scheduled life of such Indebtedness and for which such Person has not obtained interest rate swap agreements, interest rate “cap” or “collar” agreements or other similar Derivatives Contracts which effectively cause such variable rates (exclusive of any fixed margins added to any variable component of such rates) to be equivalent to fixed rates less than or equal to the rate (as reasonably determined by the Agent) borne by United States 10-year Treasury Notes at the time the applicable Derivatives Contract became effective.
“Floor” means a rate of interest equal to 0.0% per annum.

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“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funds From Operations” means, with respect to a Person and for a given period, (a) net income (loss) of such Person computed in accordance with GAAP, calculated without regard to (i) gains (or losses) from debt restructuring and sales of property during such period, and (ii) charges for impairment of real estate, plus (b) depreciation with respect to such Person’s real estate assets and amortization (other than amortization of deferred financing costs) of such Person for such period, plus (c) other non-cash items (other than amortization of deferred financing costs), plus (d) costs in connection with acquisitions, all after adjustment for unconsolidated partnerships and joint ventures, plus (e) extraordinary and non-recurring gains and losses. Adjustments for Unconsolidated Affiliates will be calculated to reflect funds from operations on the same basis.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.
“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.
“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law, and including any supra-national bodies such as the European Union or the European Central Bank.
“Ground Lease” means a ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of 25 years or more from April 24, 2018, or with respect to any Ground Lease with respect to any Property that is an Unencumbered Pool Property included in the Unencumbered Pool prior to April 24, 2018, 25 years or more from July 28, 2016; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until

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such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.
“Guarantors” means individually and collectively, as the context shall require (i) the Parent (provided that, for the avoidance of doubt, Parent shall have no liability under the Springing Guaranty until the occurrence of a Springing Recourse Event and (ii) any Subsidiary of Borrower that is required to be a Guarantor pursuant to Section 4.3.
“Guaranty”, “Guaranteed”, “Guarantying” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, “Guaranty” shall also mean the Guaranty to which the Guarantors (other than Parent) may become parties substantially in the form of Exhibit B-1 and the Springing Guaranty upon the occurrence of a Springing Recourse Event.
“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.
“Hedge Obligations” means all obligations of Borrower to any Lender Hedge Provider to make any payments under any agreement with respect to the Interest Rate Hedge, and any confirming letter executed pursuant to such hedging agreement, and which shall include, without

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limitation, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, all as amended, restated or otherwise modified. Under no circumstances shall any of the Hedge Obligations secured or guaranteed by any Loan Document as to a Guarantor include any obligation that constitutes an Excluded Hedge Obligation of such Guarantor.
“Incremental Term Loan” has the meaning given that term in Section 2.16.
“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed (other than trade debt incurred in the ordinary course of business which is not more than 180 days past due); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any purchase obligation (except for obligations under a purchase agreement for real estate or a real estate company), repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); (h) net obligations under any Derivatives Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof; (i) all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person, including liability of a general partner in respect of liabilities of a partnership in which it is a general partner which would constitute “Indebtedness” hereunder (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to recourse liability (a “Customary Nonrecourse Debt Guaranty”) until a claim is made with respect thereto; provided that if Borrower reasonably believes that the liability with respect to such claim will be less than the Indebtedness to which it relates, Borrower may include such lesser amount subject to Administrative Agent’s prior written approval granted in its sole discretion); (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (k) such Person’s pro rata share of the Indebtedness of any Unconsolidated Affiliate of such Person. Indebtedness of any Person pursuant to clause (i) of this definition as a result of such Person’s status as a

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general partner of a partnership shall be calculated to give effect to any limitations on recourse to the general partner in the documents evidencing such Indebtedness.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.
“Initial Unencumbered Pool Properties” means the Eligible Unencumbered Pool Properties so identified in Schedule 4.1.
“Inland Diversified” means Inland Diversified Real Estate Trust, Inc., a Maryland corporation.
“Intellectual Property” has the meaning given that term in Section 7.1.(t).
“Interest Expense” means, with respect to any Person, on any date of determination, without duplication, (a) total interest expense of such Person excluding any non-cash interest expense incurred (in accordance with GAAP) for the period of two fiscal quarters most recently ended, determined on a consolidated basis for such period, plus (b) such Person’s pro rata share of Interest Expense of Unconsolidated Affiliates for such period.
“Interest Period” means, with respect to ~~any LIBOR~~each Term SOFR Loan, ~~each~~a period ~~commencing on the date such LIBOR Loan is made or the~~of one, three or six months as selected by the Borrower; provided, however, that (i) the initial Interest Period for any borrowing of a SOFR Loan shall commence on the date of such borrowing (the date of borrowing resulting from a Conversion or Continuation shall be the date of such Conversion or Continuation) and each Interest Period occurring thereafter in respect of such borrowing shall commence on the first day after the last day of the next preceding Interest Period ~~for such Loan and ending 1, 2, 3 or 6 months thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i~~; (ii) if any Interest Period ~~would otherwise end after the Termination Date~~begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the ~~Termination Date; and (ii) each~~last Business Day of such calendar month; (iii) if any Interest Period ~~that~~ would otherwise ~~end~~expire on a day ~~which~~that is not a Business Day ~~shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately~~, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day~~).~~; (iv) no Interest Period for any SOFR Loan may be selected that would end after the Termination Date; and (v) if, upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective borrowing of SOFR Loans as provided above, the Borrower shall be deemed to have

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elected to convert such borrowing to a Base Rate Loan effective as of the expiration date of such current Interest Period.
“Interest Rate Hedge” has the meaning given that term in Section 8.16.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and all regulations and formal guidance issued thereunder.
“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Investment Grade Rating” means a Credit Rating of BBB- or better by S&P, Baa3 or better by Moody’s or, subject to the terms of the definition of “Credit Rating”, BBB- or better by Fitch.
“Investment Grade Rating Event” has the meaning set forth in Section 4.3.(b).
“KeyBank” means KeyBank National Association and its successors by merger.
“Lender” means each financial institution from time to time party hereto as a “Lender”.
“Lender Hedge Provider” means with respect to the Hedge Obligations, any counterparty thereto that, at the time the Interest Rate Hedge agreement was entered into, was a Lender or an Affiliate of a Lender.
“Lending Office” means, ~~for~~with respect to each Lender ~~and for each Type of Loan~~, the office ~~of~~designated by such Lender ~~specified as such on its signature page hereto or in the applicable Assignment and Acceptance Agreement, or such other office of such Lender of which such Lender may notify the Agent in writing from time to time.~~to the Administrative Agent as such Lender’s lending office for all purposes of this Agreement. A Lender may have a different Applicable Lending Office for Base Rate Loans and SOFR Loans.
~~“Letter of Credit Liabilities” has the meaning given that term in the Credit Agreement.~~
“Level” has the meaning given that term in the definition of the term “Applicable Margin.”

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“Leverage Ratio” means, as of any date, the ratio of (i) the then-current Total Indebtedness to (ii) the then-current Total Asset Value.
~~“LIBOR” means, with respect to a LIBOR Loan for any Interest Period therefor, the average rate as shown in Reuters Screen LIBOR01 Page (or any successor service, or if such Person no longer reports such rate as determined by Agent, by another commercially available source providing such quotations approved by Agent) (such rate, the “LIBOR Screen Rate”) at which deposits in U.S. dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) on the day that is two (2) Business Days prior to the first day of such Interest Period with a maturity approximately equal to such Interest Period and in an amount approximately equal to the amount to which such Interest Period relates. If such service or such other Person approved by Agent described above no longer reports such rate or Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Agent in the London Interbank Market, then at the option of Agent, Loans shall accrue interest at the Base Rate plus the Applicable Margin for such Loan. Notwithstanding the foregoing, if as so determined LIBOR shall be less than zero, such rate shall be deemed to be zero except in the case of LIBOR Loans that are subject to a Specified Swap Contract that provides a hedge against interest rate risk.~~
~~“LIBOR Loan” means a Term Loan bearing interest at a rate based on LIBOR.~~
~~“LIBOR Screen Rate” has the meaning given that term in the definition of LIBOR.~~
 ~~“LIBOR Termination Date” has the meaning set forth in Section 5.2.(b).~~
“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (i) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the Uniform Commercial Code or its equivalent as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing. Any requirement in documentation evidencing or governing Unsecured Indebtedness that requires that such Unsecured Indebtedness be secured on an “equal and ratable” basis to the extent that other Unsecured Indebtedness is secured shall not constitute a Lien or a Negative Pledge, but there shall be a Lien to the extent any such security is granted.

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“LLC Division” means in the event Borrower or any Guarantor is a limited liability company, (i) the division of Borrower or any such Guarantor into two or more newly formed limited liability companies (whether or not Borrower or any such Guarantor is a surviving entity following any such division) pursuant to, in the event Borrower or any such Guarantor is organized under the laws of the State of Delaware, Section 18-217 of the Delaware Limited Liability Company Act or, in the event Borrower or any such Guarantor is organized under the laws of a State or Commonwealth of the United States (other than Delaware) or of the District of Columbia, any similar provision under any similar act governing limited liability companies organized under the laws of such State or Commonwealth or of the District of Columbia, or (ii) the adoption of a plan contemplating, or the filing of any certificate with any applicable Governmental Authority that results or may result in, any such division.
“Loan” means a Term Loan.
“Loan Document” means this Agreement, each Note, any Guaranty, the Springing Guaranty, and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement.
“Loan Party” means the Borrower, the Parent and each other Guarantor. As of the Effective Date there are no Loan Parties other than the Borrower and the Parent.
“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), in each case on or prior to the date on which all Loans are scheduled to be due and payable in full.
“Marketable Securities” means Investments in capital stock or debt securities issued by any Person (other than Borrower, Parent, or an Unconsolidated Affiliate) which are publicly traded on a national exchange, excluding Cash Equivalents.
“Material Acquisition” means (a) a single acquisition by Borrower or any of its Subsidiaries of properties or assets for a gross purchase price equal to or in excess of ten percent (10%) of Total Asset Value (determined without giving effect to such acquisition) or (b) one or more acquisitions by Borrower or any of its Subsidiaries of properties or assets in any two consecutive fiscal quarters for an aggregate gross purchase price equal to or in excess of ten percent (10%) of Total Asset Value (determined without giving effect to such acquisitions).
“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), or results of operations of the Parent and its

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Subsidiaries, or the Borrower and its Subsidiaries, in each case, taken as a whole, (b) the ability of the Borrower and the other Loan Parties, taken as a whole, to perform their obligations under the Loan Documents, (c) the validity or enforceability of any of the Loan Documents, and (d) the rights and remedies of the Lenders and the Agent under any of the Loan Documents.
“Material Contract” means any contract or other arrangement (other than Loan Documents), whether written or oral, to which the Parent, the Borrower, or any other Subsidiary is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.
“Material Subsidiary” means any Subsidiary of Parent or Borrower to which five percent (5%) or more of Total Asset Value is attributable.
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made by a Person owning an interest in real property granting a Lien on such interest in real property as security for the payment of Indebtedness of such Person or another Person.
“Mortgage Note Receivable” means a promissory note secured by a Mortgage of which the Parent, the Borrower or another Subsidiary is the holder and retains the rights of collection of all payments thereunder.
“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Internal Revenue Code to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.
“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that the following shall not constitute a Negative Pledge: (a) an agreement that conditions a Person’s ability to encumber its assets (i) in order to be included in a pool of unencumbered assets to comply with financial covenant ratios with respect to Unsecured Indebtedness or (ii) upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that in each case do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, or (b) a provision contained in any agreement that evidences Unsecured Indebtedness which contains restrictions on encumbering assets that are substantially similar to, or less restrictive than, those restrictions contained in the Loan Documents.
“Net Operating Income” or “NOI” means, for any Property and for a given period, the sum of the following (without duplication and determined on a consistent basis with prior periods): (a) rents and other revenues received in the ordinary course from such Property (excluding pre-paid rents and revenues and security deposits except to the extent applied in

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satisfaction of tenants’ obligations for rent) minus (b) all expenses paid (excluding interest) related to the ownership, operation or maintenance of such Property, including but not limited to, an appropriate accrual for property taxes and insurance, assessments and the like, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Borrower or any Subsidiary and any property management fees) minus (c) the Capital Reserves for such Property as of the end of such period minus (d) an imputed management fee in the amount of three percent (3.0%) of the gross revenues for such Property for such period. Net Operating Income of a Person shall include such Person’s pro rata share of Net Operating Income of its Unconsolidated Affiliates. Net Operating Income shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of intangibles pursuant to Statement of Financial Accounting Standards number 141. For purposes of determining the Unencumbered Pool Value and Unsecured Debt Interest Coverage Ratio with respect to an Unencumbered Controlled Pool Property, the Borrower’s or a Borrowing Base Subsidiary’s share of the Net Operating Income from such Property shall be utilized instead of the Net Operating Income from such Property.
“Non-Core Property” means any Property which is (a) not operated as a retail property or (b) a mixed use property that does not have the majority of the NOI from which is attributable to leases to tenants primarily for retail use.
“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time.
“Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions, such as for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy, and other customary exceptions to recourse liability of a similar nature until a claim is made with respect thereto; provided that if Borrower reasonably believes that the liability with respect to such claim will be less than the Indebtedness to which it relates, Borrower may include such lesser amount subject to Administrative Agent’s prior written approval granted in its sole discretion) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.
“Note” means a Term Loan Note.
“Notice of Borrowing” means a notice in the form of Exhibit C to be delivered to the Agent pursuant to Section 2.1.(b) evidencing the Borrower’s request for a borrowing of Term Loans.
“Notice of Continuation” means a notice in the form of Exhibit D to be delivered to the Agent pursuant to Section 2.9. evidencing the Borrower’s request for the Continuation of a ~~LIBOR~~SOFR Loan.

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“Notice of Conversion” means a notice in the form of Exhibit E to be delivered to the Agent pursuant to Section 2.10. evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.
“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; and (b) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to the Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note, including any such items accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest or other amounts as allowed in such proceeding.
“Occupancy Rate” means, with respect to a Property at any time, the ratio, expressed as a percentage, of (a) the net rentable square footage of such Property actually occupied by tenants that are not Affiliates paying rent at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases as to which no monetary default has occurred and has continued unremedied for 30 or more days to (b) the aggregate net rentable square footage of such Property. For purposes of the definition of “Occupancy Rate”, a tenant shall be deemed to actually occupy a Property notwithstanding a temporary cessation of operations for renovation, repairs or other temporary reason.
“OFAC” means the Office of Foreign Asset Control of the Department of the Treasury of the United States of America.
“Off-Balance Sheet Obligations” means liabilities and obligations of the Parent, the Borrower, any Subsidiary or any other Person in respect of “off-balance sheet arrangements” (as defined in the SEC Off-Balance Sheet Rules) which the Parent would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Parent’s report on Form 10 Q or Form 10 K (or their equivalents) which the Parent is required to file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor). As used in this definition, the term “SEC Off-Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off Balance Sheet Arrangements, Securities Act Release No. 33-8182, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR pts. 228, 229 and 249).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

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“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.12.(i)).

“Parent” means Kite Realty Group Trust, a real estate investment trust formed under the laws of the State of Maryland.
“Participant” has the meaning given that term in Section 13.5.(c).
“Participant Register” has the meaning given that term in Section 13.5.(c).
“Payment Recipient” has the meaning given that term in Section 12.10.(a).
“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.
“Permitted Environmental Liens” means any Lien arising out of or related to any Environmental Laws (i) which is being contested in good faith by appropriate proceedings which operate to suspend the enforcement thereof and for which adequate reserves have been established in accordance with GAAP, (ii) which has been bonded-off in a manner reasonably acceptable to the Agent, or (iii) consisting of restrictions on the use of real property, which restrictions do not materially detract from the value, financeability or marketability of such property or impair the intended use thereof in the business of the Parent, the Borrower, and its other Subsidiaries.
“Permitted Liens” means, as to any asset or property of a Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws (other than Permitted Environmental Liens)) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under Section 8.6.; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the intended use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) Liens in favor of the Agent for the benefit of the Lenders under this Agreement; (f) Liens in favor of the Borrower or a Guarantor securing obligations owing by a Subsidiary to the Borrower or a Guarantor; (g) Liens in existence as of the Effective Date and set forth in Part II of Schedule 7.1.(f); and (h) Liens on a cash collateral account maintained pursuant to the 2021 Credit Agreement to secure obligations with respect to swingline loans and letters of credit provided under the 2021 Credit Agreement.

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“Person” means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.
“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code or Section 302 of ERISA and either (a) is maintained, or contributed to, by any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group.
“Post Default Rate” means a rate per annum equal to the interest rate otherwise in effect from time to time hereunder plus two percent (2.0%).
“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by the Parent or a Subsidiary. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests, (b) paid or payable to the Parent or a Subsidiary, or (c) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.
“Preferred Equity Interests” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.
“Prepayment Consideration” has the meaning given that term in Section 2.8.
~~“Prime Rate” means the rate of interest per annum announced publicly by the Lender then acting as the Agent as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Lender acting as the Agent or any other Lender.~~
“Principal Office” means the office of the Agent located at 127 Public Square, Cleveland, Ohio, or such other office of the Agent as the Agent may designate from time to time.
“Prior Revolving Loan Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of February 26, 2013.
“Prior Term Loan Agreement” means that certain Term Loan Agreement dated as of April 30, 2012, as amended by that certain First Amendment to Term Loan Agreement dated as of February 26, 2013 and that certain Second Amendment to Term Loan Agreement dated as of August 21, 2013.
“Property” means any parcel of real property owned or leased (in whole or in part) or operated by the Parent, the Borrower, any other Subsidiary or any Unconsolidated Affiliate of

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the Parent and which is located in a contiguous state of the United States of America or the District of Columbia.
“Rating Agencies” means S&P, Moody’s and Fitch, collectively, and “Rating Agency” means S&P, Moody’s or Fitch.
“Recipient” means (a) the Administrative Agent, and (b) any Lender.
“Recourse Indebtedness” means all Indebtedness of the Parent, the Borrower, or any Subsidiary of Parent which does not constitute Nonrecourse Indebtedness, determined on a consolidated basis.
“Register” has the meaning given that term in Section 13.5.(e).
“Regulatory Change” means, with respect to any Lender, any change effective after the Effective Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy or liquidity. The Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, publications, orders, guidelines and directives thereunder or issued in connection therewith and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to have been adopted and gone into effect after the Effective Date regardless of when adopted, enacted or issued.
“REIT” means a Person qualifying for treatment as a “real estate investment trust” as defined in Section 856 of the Internal Revenue Code.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Renovation Property” means any Property which is a Core Property or a Non-Core Property where more than 10% of the net rentable square footage of such Property is vacant due to renovations being made at such Property.
“Representative” has the meaning given that term in Section 13.21.
“Requisite Lenders” means, as of any date, Lenders having greater than 50% of the aggregate amount of the Commitments (not held by Defaulting Lenders who are not entitled to vote), or, if any of the Commitments have been terminated or reduced to zero, Lenders holding greater than 50% of the principal amount of the aggregate outstanding Loans (not held by

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Defaulting Lenders who are not entitled to vote). Commitments and Term Loans held by Defaulting Lenders shall be disregarded when determining the Requisite Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means with respect to the Parent, the Borrower or any Subsidiary, the chief executive officer, the chief financial officer, any executive vice president or any senior vice president of the Parent, the Borrower or such Subsidiary.
“Restricted Payment” means: (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Borrower, Parent or any Subsidiary thereof now or hereafter outstanding, except a dividend payable solely in Equity Interests of identical class to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Borrower or any Subsidiary now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Borrower, Parent or any Subsidiary thereof now or hereafter outstanding.
“Sanctions Laws and Regulations” means any applicable sanctions, prohibitions or requirements imposed by any applicable executive order or by any applicable sanctions program administered by OFAC, the United States Department of Treasury, the United States Department of State, the United Nations Security Council, the European Union or ~~Her~~His Majesty’s Treasury.
“Secured Indebtedness” means any Indebtedness of a Person that is secured by a Lien on a Property or on any ownership interests in any other Person or on any other assets, provided that the portion of such Indebtedness included in “Secured Indebtedness” shall not exceed the sum of the aggregate value of the assets securing such Indebtedness at the time such Indebtedness was incurred, plus the aggregate value of any improvements to such assets, plus the value of any additional assets provided to secure such Indebtedness. Notwithstanding the foregoing, Secured Indebtedness shall exclude Indebtedness that (i) is secured solely by ownership interests in another Person that owns a Property which is encumbered by a mortgage securing Indebtedness and (ii) is Recourse Indebtedness.
“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

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“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“SOFR Determination Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Index Adjustment” means for any calculation with respect to a Daily Simple SOFR Loan or a Term SOFR Loan, a percentage equal to 0.10% per annum.
“SOFR Loan” means each Loan bearing interest at a rate based upon (a) Adjusted Term SOFR (other than pursuant to clause (iii) of the definition of “Base Rate”) or (b) Adjusted Daily Simple SOFR.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.
“S&P” means S&P Global ~~Ratings~~Inc.
“Specified Swap Contract” means (a) all swap contracts entered into prior to July 28, 2016 as disclosed to Administrative Agent, and (b) all swap contracts entered into on or after the July 28, 2016 but prior to January 1, 2017, in the case of this clause (b), not to exceed $250,000,000.
“Springing Guaranty” means the Springing Guaranty executed and delivered by the Parent, such Springing Guaranty to be substantially in the form of Exhibit B-2.
“Springing Recourse Event” has the meaning given that term in the Springing Guaranty.
“Subsidiary” means, for any Person, any corporation, partnership or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any

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contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP. For the avoidance of doubt, each Unencumbered Pool Property Controlled Subsidiary shall be deemed to be a Subsidiary of Borrower.
“Taxable REIT Subsidiary” has the meaning given that term in Section 856(l) of the Internal Revenue Code.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” means October 24, 2025, or such later date to which the Termination Date may be extended pursuant to Section 2.13.(a).
“Term Loan” means an individual term loan or the aggregate term loans, as the case may be, in the maximum principal amount of $250,000,000.00 made by the Lenders hereunder pursuant to Section 2.1., as such maximum principal amount may be increased pursuant to Section 2.16.
“Term Loan Extension Request” has the meaning given such term in Section 2.13.(a).
“Term Loan Note” has the meaning given that term in Section 2.11.(a).
“Term SOFR” means for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Lookback Day”) that is two SOFR Business Days prior to the first day of such Interest Period (and rounded in accordance with the Administrative Agent’s customary practice) , as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Lookback Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding SOFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding SOFR Business Day is not more than three SOFR Business Days prior to such Lookback Day, and for any calculation with respect to a Base Rate Loan, the Term SOFR Reference Rate for a tenor of one month on the day that is two SOFR Business Days prior to the date the Base Rate is determined, subject to the proviso provided above.
“Term SOFR Administrator” means CME (or a successor administrator of the Term SOFR Reference Rate, as selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Loan” means each Loan bearing interest at a rate based upon Adjusted Term SOFR (other than pursuant to clause (iii) of the definition of Base Rate).

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“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Titled Agents” means each of the Agent, the Bookrunners and the Syndication Agents.
“Total Asset Value” means, on any date of determination, the sum of all of the following of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis: (a) cash and Cash Equivalents, plus (b) with respect to each Property that is a Core Property or a Non-Core Property then owned by the Borrower or any Subsidiary (but excluding (A) Properties acquired by the Borrower or any Subsidiary during the immediately preceding four (4) fiscal quarter periods of the Borrower for which financial results have been reported, (B) Construction-In-Process Properties and (C) Unimproved Land), the quotient of (i) ~~the product of (A)~~ Net Operating Income attributable to such Property for the four (4) fiscal ~~two (2)~~ quarters most recently ended for which financial results have been reported~~, times (B) 2~~, divided by (ii) the Capitalization Rate, plus (c) the GAAP book value of Properties that are Core Properties or Non-Core Properties then owned which were acquired during the four (4) fiscal quarters most recently ended for which financial results have been reported, plus (d) the aggregate Construction-In-Process Value of each Construction-In-Process Property then owned, plus (e) the GAAP book value of those portions of Renovation Properties which are then vacant and under renovation, Unimproved Land, Mortgage Note Receivables and other promissory notes then owned, plus (f) Marketable Securities. The Borrower’s pro rata share of assets held by Unconsolidated Affiliates will be included in Total Asset Value calculations consistent with the above described treatment for wholly owned assets. Notwithstanding the foregoing, to the extent that more than (i) ten percent (10%) of Total Asset Value would be attributable to Mortgage Notes Receivable (with each asset valued at the lower of its acquisition cost and its fair market value); (ii) twenty percent (20%) of Total Asset Value would be attributable to Unconsolidated Affiliates (valued at the greater of their aggregate cash investment in that entity or the portion of Total Asset Value attributable to such entity or its assets (with such value determined without regard to the limitations in this sentence) as the case may be); (iii) ten percent (10%) of Total Asset Value would be attributable to Unimproved Land (with each asset valued at its GAAP book value); (iv) fifteen percent (15%) of Total Asset Value would be attributable to the Development Properties (with each asset valued at its GAAP book value and including the Borrower’s pro-rata share of the GAAP book value of Development Properties owned by Unconsolidated Affiliates); (v) ten percent (10%) of Total Asset Value would be attributable to Marketable Securities (valued in accordance with GAAP); or (vi) the aggregate of investments under clauses (i), (iii), (iv) and (v) above would exceed twenty-five percent (25%) of Total Asset Value, such excess shall be excluded from the calculation of Total Asset Value.
“Total Indebtedness” means all Indebtedness of the Parent, the Borrower and all Subsidiaries determined on a consolidated basis.
“Type” means, with respect to any type of Loan, ~~refers to whether such Loan is a LIBOR Loan or~~its nature as either a Base Rate Loan, a Daily Simple SOFR Loan or a Term SOFR Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook

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(as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.
“Unencumbered Controlled Pool Property” means the Properties that are owned (or ground leased under a Ground Lease) by an Unencumbered Pool Property Controlled Subsidiary.
“Unencumbered Pool Property Controlled Subsidiary” means each of Inland Diversified Las Vegas Craig, L.L.C., Inland Diversified North Las Vegas Losee, L.L.C. and Dayville Property Development LLC, provided that such Persons shall only qualify as an Unencumbered Pool Property Controlled Subsidiary if at all times (a) the Borrower or a Wholly Owned Subsidiary of the Borrower is the managing member of the sole members of such Person (the “Upper Tier Venture”), (b) the Borrower or a Wholly Owned Subsidiary of Borrower owns at least a majority of the economic interest in such Person and the Upper Tier Venture, (c) the Borrower or a Wholly Owned Subsidiary of Borrower controls all operational, financing, sale and investment decisions related to such Unencumbered Controlled Pool Property (or the remedy for selling the applicable Property prior to December 27, 2018 without the consent of the holders of the balance of the interests in the Upper Tier Venture would be to allow such holders to require the redemption of their interest), (d) the Unencumbered Pool Property Controlled Subsidiary and the Upper Tier Venture have the power and authority without any limit to cause the Unencumbered Pool Property Controlled Subsidiary to be a Guarantor and to grant a Lien to secure the Obligations of Borrower under the Loan Documents, and (e) there is no contractual provision or agreement with the holder of the balance of the interests in the Upper Tier Venture and/or Unencumbered Pool Property Controlled Subsidiary that provides such holder with the right (x) to change or replace management of such Unencumbered Pool Property Controlled Subsidiary or Upper Tier Venture, (y) to obtain additional consent or approval rights, or (z) to acquire the direct or indirect interest of Borrower in such Unencumbered Pool Property Controlled Subsidiary or Upper Tier Venture, upon non-payment of any distributions to it or other default by Borrower or other Wholly Owned Subsidiary of Borrower.
“Unencumbered Pool” means, as of any date of determination, (a) the Initial Unencumbered Pool Properties, plus (b) each other Eligible Unencumbered Pool Property which has been added to the Unencumbered Pool as of such date, plus (c) any Property approved by the Requisite Lenders in writing for inclusion in the Unencumbered Pool, minus (d) any Property

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which has been removed from the Unencumbered Pool by the Borrower or pursuant to this Agreement as of such date, minus (e) any Property which has been removed from the Unencumbered Pool pursuant to the next sentence hereof as of such date (and plus any Eligible Unencumbered Pool Property which has been added back into the Unencumbered Pool pursuant to the next sentence hereof), minus (f) any Unencumbered Pool Property which no longer satisfies the requirements of an Eligible Unencumbered Pool Property. In the event that all or any material portion of a Property then within the Unencumbered Pool shall be damaged or taken by condemnation, then, in the Agent’s reasonable discretion, such Property shall either be treated as a Renovation Property or no longer be a part of the Unencumbered Pool unless and until any damage to such Property is repaired or restored, such Property becomes fully operational and the Agent shall receive evidence satisfactory to the Agent of the projected Net Operating Income of such Property following such repair or restoration. In the event that all or any material portion of any Construction-in-Process Property then within the Unencumbered Pool shall be damaged or taken by condemnation, then the Agent may reduce the amount of the Unencumbered Pool Value in an amount which the Agent reasonably deems appropriate in light of such damage or condemnation; or may remove such Construction-In-Process Property from the Unencumbered Pool unless and until such Construction-In-Process Property is repaired or restored to the Agent’s reasonable satisfaction.
“Unencumbered Pool Property” means a Property then included in the Unencumbered Pool. An Unencumbered Controlled Pool Property may be an Unencumbered Pool Property subject to the terms hereof.
“Unencumbered Pool Value” means, as of any date of determination, (i) (A) the ~~annualized~~ aggregate NOI attributable to then-current Unencumbered Pool Properties included in the Unencumbered Pool for the period of ~~two~~four (~~2~~4) fiscal quarters most recently ended for which financial results of Parent have been reported (excluding 100% of the NOI attributable to any such Properties which constitute, as of such date, either Construction-In-Process Properties or Non-Core Properties, or which are not owned by Borrower or a Wholly Owned Subsidiary of Borrower or an Unencumbered Pool Property Controlled Subsidiary for at least the four (4) immediately preceding full fiscal quarters for which financial results of Borrower have been reported (or which are no longer owned by Borrower or a Wholly Owned Subsidiary of Borrower or an Unencumbered Pool Property Controlled Subsidiary as of such date)) divided by (B) the Capitalization Rate, plus (ii) the value, at cost, of all Unencumbered Pool Properties included in the Unencumbered Pool acquired by Borrower or a Wholly Owned Subsidiary of the Borrower or an Unencumbered Pool Property Controlled Subsidiary during the four (4) immediately preceding full fiscal quarters for which financial results of Borrower have been reported, plus (iii) the value, at cost, of any Unencumbered Pool Properties included in the Unencumbered Pool that are either Non-Core Properties or Construction-In-Process Properties and of those portions of the Eligible Unencumbered Pool Properties which are also Renovation Properties which are then vacant and under renovation, provided, however, (x) should the amount added under clause (iii) herein on account of Non-Core Properties, Construction-In-Process Properties and such portions of Renovation Properties constitute more than fifteen percent (15%) of the total Unencumbered Pool Value, or should the total amount of Unencumbered Pool Value attributable to Unencumbered Pool Properties leased by Borrower

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and the Borrowing Base Subsidiaries under Ground Leases constitute more than fifteen percent (15%) of the total Unencumbered Pool Value, such excess in each case above fifteen percent (15%) shall be excluded for purposes of calculating Unencumbered Pool Value, and (y) provided further that if any Renovation Property is an Unencumbered Controlled Pool Property, the cost attributable to such Property shall be adjusted in a manner reasonably satisfactory to the Agent to account for the minority interest in such Property.
“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person.
“Unimproved Land” means, on any date of determination, land on which no development (other than improvements that are not material and are temporary in nature) has occurred and for which no development is scheduled in the following 12 months.
“Unsecured Debt Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) the aggregate ~~annualized~~ Net Operating Income attributable to then-current Eligible Unencumbered Pool Properties included in the Unencumbered Pool, calculated based on the period of ~~two~~four (~~2~~4) fiscal quarters most recently ended for which financial results of Parent have been reported (including, with respect to Unencumbered Pool Properties acquired during the immediately preceding ~~two~~four (~~2~~4) fiscal quarters, ~~either (A) the annualized NOI of such properties, calculated based on the two (2) fiscal quarters most recently ended or (B)~~ the NOI of such properties for the period such properties have been owned by Borrower or a Borrowing Base Subsidiary, annualized in a manner reasonably acceptable to Agent, minus (ii) annualized Capital Reserves in respect of the Unencumbered Pool Properties, calculated based on the period of ~~two~~four (~~2~~4) fiscal quarters most recently ended, divided by (b) the Unsecured Debt Interest Expense.
“Unsecured Debt Interest Expense” means on any date of determination, the ~~product of (a)~~ actual incurred interest expense with respect to Unsecured Indebtedness of Parent, Borrower and their Subsidiaries for the period of ~~two~~four (4) fiscal quarters most recently ended, ~~multiplied by (b) 2,~~ determined on a consolidated basis for such period.
“Unsecured Indebtedness” means with respect to any person, all Indebtedness of such person for borrowed money (which for the purposes hereof shall include all actual or potential reimbursement obligations with respect to letters of credit (whether or not the same have been presented for payment)) that does not constitute Secured Indebtedness.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

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“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.12.(f)(ii)(B)(III).
“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.
“Withholding Agent” means (a) the Parent, (b) the Borrower, (c) any other Loan Party and (d) the Administrative Agent, as applicable.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of such Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.2.    General; References to Times.
Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified as of the date of this Agreement and from time to time thereafter to the extent not prohibited hereby and in effect at any given time. A reference to a Person shall include its successors and permitted assigns and

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in the event Borrower or a Guarantor is a limited liability company and shall undertake an LLC Division, shall be deemed to include each limited liability company resulting from any such LLC Division. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Parent or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Parent. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Cleveland, Ohio time. The calculation of liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. To the extent that any of the representations and warranties contained in this Agreement or any other Loan Document is qualified by “Material Adverse Effect” or any other materiality qualifier, then any further qualifier as to representations and warranties being true or correct “in all material respects” contained elsewhere in the Loan Documents shall not apply with respect to any such representations and warranties.
Section 1.3.    Financial Attributes of Non-Wholly Owned Subsidiaries.
When determining compliance by the Borrower, the Parent, or any Wholly Owned Subsidiary with any financial covenant contained in any of the Loan Documents, only the pro rata share of the Borrower, the Parent, or the Wholly Owned Subsidiary, as applicable, of the financial assets and liabilities of a Subsidiary that is not a Wholly Owned Subsidiary shall be included.
ARTICLE II. CREDIT FACILITY
Section 2.1.    Term Loans.
(a)    Generally. Subject to the terms and conditions set forth in this Agreement, each of the Lenders severally and not jointly agrees to lend to the Borrower on the Effective Date an aggregate principal amount equal to the amount of such Lender's Commitment. The Borrower shall not have the right to reborrow any portion of the Loan that is repaid or prepaid. Incremental Term Loans to be made as a result of Commitment increases shall be made as provided in Section 2.16.
(b)    Requesting Term Loans. The Borrower shall give the Agent notice pursuant to a Notice of Borrowing or telephonic notice of the borrowing of Term Loans. Each such Notice of Borrowing shall be delivered to the Agent before 11:00 a.m. (i) in the case of ~~LIBOR~~SOFR Loans, on the date three Business Days prior to the proposed date of such borrowing and (ii) in the case of Base Rate Loans, on the date one Business Day prior to the

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proposed date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Borrowing sent to the Agent by telecopy on the same day of the giving of such telephonic notice. The Agent will transmit by telecopy such Notice of Borrowing (or the information contained in such Notice of Borrowing) to each Lender promptly upon receipt by the Agent and in any event prior to the close of business on the date the Agent receives such notice. Each such Notice of Borrowing or telephonic notice of each borrowing shall be irrevocable once given and binding on the Borrower. For the avoidance of doubt, the Term Loan shall, subject to the terms of this Agreement, be fully disbursed on the Effective Date.
(c)    Disbursements of Term Loan Proceeds. On the Effective Date, each Lender will make available for the account of its applicable Lending Office to the Agent at the Principal Office, in immediately available funds, the proceeds of the Term Loan to be made by such Lender. Unless the Agent shall have been notified by any Lender prior to the specified date of borrowing that such Lender does not intend to make available to the Agent the Term Loan to be made by such Lender on such date, the Agent may assume that each Lender will make the proceeds of such Term Loans available to the Agent on the date of the requested borrowing as set forth in the applicable Notice of Borrowing, and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Term Loan to be provided by such Lender. Subject to the satisfaction of the applicable conditions set forth in Article VI. for such borrowing, the Agent will make the proceeds of such borrowing available to the Borrower on the Effective Date and at the account specified by Borrower.
Section 2.2.    Reserved.
Section 2.3.    Reserved.
Section 2.4.    Reserved.
Section 2.5.    Rates and Payment of Interest on Loans.
(a)    Rates. The Borrower promises to pay to the Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:
(i)    during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time) plus the Applicable Margin for ~~such~~Base Rate Loans; ~~and~~
(ii)    during such periods as such Loan is a Daily Simple SOFR Loan, at Adjusted Daily Simple SOFR (as in effect from time to time) plus the Applicable Margin for SOFR Loans; and

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(iii)    ~~(ii)~~ during such periods as such Loan is a ~~LIBOR~~Term SOFR Loan, at Adjusted ~~LIBOR~~Term SOFR for such Loan for the Interest Period therefor plus the Applicable Margin for ~~such~~SOFR Loans~~;~~.
Notwithstanding the foregoing, during the continuance of an Event of Default, the Borrower shall pay to the Agent for the account of each Lender interest at the Post Default Rate on the outstanding principal amount of any Loan made by such Lender and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).
(b)    Payment of Interest. Accrued and unpaid interest on each Loan shall be payable in the case of both Base Rate Loans and ~~LIBOR~~SOFR Loans, monthly in arrears on the first day of each calendar month and upon the Termination Date or any earlier date on which Loans are due and payable in full, whether by acceleration or otherwise. Interest payable at the Post Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower. All determinations by the Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.
~~(c)    Investment Grade Rating Notice. Borrower shall not elect under the terms of the Credit Agreement to have the “Applicable Margin” (as defined in the Credit Agreement) determined based on Parent's or Borrower's Investment Grade Rating, unless the Borrower shall also give simultaneous written notice of the same to the Administrative Agent under the terms of this Agreement.~~
Section 2.6.    Number of Interest Periods.
There may be no more than 5 different Interest Periods for ~~LIBOR~~Term SOFR Loans outstanding at the same time.
Section 2.7.    Repayment of Loans.
The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Term Loans on the Termination Date, subject to any earlier dates on which mandatory principal payments may be required under Section 2.8.(b) or (c).
Section 2.8.    Prepayments.
(a)    Optional. The Borrower shall have the right, at its election, to prepay the outstanding amount of the applicable Loans, as a whole or in part, at any time together with a prepayment premium, if applicable, in respect of the principal amount of such Loans so prepaid in an amount equal to the percentage set forth below of such principal amount prepaid for any prepayment made during the periods set forth below:

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Prepayment Period:	Prepayment Consideration
Prepayment made on or before October 25, 2019	5% of principal prepaid
Prepayment made after October 25, 2019 and on or before October 26, 2020	4% of principal prepaid
Prepayment made after October 26, 2020 and on or before October 25, 2021	3% of principal prepaid
Prepayment made after October 25, 2021 and on or before October 25, 2022	2% of principal prepaid
Prepayment made after October 25, 2022 and on or before October 25, 2023	1% of principal prepaid

(the “Prepayment Consideration”). No prepayment premium shall be required pursuant to this paragraph in respect of any prepayment of such Loans made after October 25, 2023; provided, that if any full or partial prepayment of the outstanding amount of any ~~LIBOR~~Term SOFR Loan is made other than on the last day of the Interest Period relating thereto, the Borrower shall pay all amounts due under Section 5.4. The Borrower shall give the Agent, no later than 10:00 a.m., Cleveland time, at least three (3) Business Days’ (or such shorter period as the Agent may agree) prior written notice of any prepayment pursuant to this Section 2.8., in each case specifying the proposed date of payment of the Loan and the principal amount to be paid. Agent shall not be obligated to accept any prepayment of the Term Loans unless it is accompanied by the applicable Prepayment Consideration. Borrower acknowledges that the Prepayment Consideration is bargained for consideration and is not a penalty. Borrower recognizes that Lenders would incur substantial additional costs and expense in the event of a prepayment of the Loans and that the Prepayment Consideration compensates Lenders for such costs and expenses (including, without limitation, the loss of Lenders’ investment opportunity during the period from the prepayment date until the Termination Date). Borrower agrees that Lenders shall not, as a condition to receiving the Prepayment Consideration, be obligated to actually reinvest the amount prepaid in any obligation or in any other manner whatsoever. If, following the occurrence and during the continuance of any Event of Default, Borrower shall tender payment of an amount sufficient to satisfy the Loan on or before October 25, 2023, such tender by Borrower shall be deemed to be a voluntary prepayment in the amount tendered and in such case Borrower shall also pay to Lender, with respect to the amount tendered, the applicable Prepayment Consideration. Agent shall not be obligated to accept any such tender unless it is accompanied by all Prepayment Consideration due in connection therewith.

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(b)    Mandatory. ~~If at any time~~Mandatory partial principal payments shall be due from time to time if, due to an increase in the aggregate ~~outstanding principal balance of all~~amount of Unsecured Indebtedness of the Parent, the Borrower and their respective Subsidiaries ~~(including, without limitation, the outstanding principal balance of the Loans, together with the aggregate amount of all Credit Agreement Loans and Letter of Credit Liabilities), would cause a Default or Event of Default~~or any reduction in the Unencumbered Pool Value or in the Adjusted Unencumbered Pool NOI, whether by an Unencumbered Pool Property failing to continue to satisfy the requirement for qualification as an Eligible Unencumbered Pool Property or by a reduction in the Unencumbered Pool Value or the NOI attributable to any Unencumbered Pool Property, the Unsecured Indebtedness of the Parent, the Borrower and their respective Subsidiaries shall be in excess of the maximum amount permitted to be outstanding under Section 10.1.(g) or ~~(h), then the Borrower shall, within five (5) Business Days of the Agent’s demand, pay the amount of such excess, at its choice, either to reduce such Unsecured Indebtedness or to the Agent for the account of the Lenders for application to the Term Loans~~shall cause the Borrower to be out of compliance with Section 10.1.(h). Such principal payments shall be in the amount needed to restore Borrower to compliance with such covenants or such maximum amount. Such mandatory principal payments shall be due and payable (X) in the case of any such reduction arising from results reported in the quarterly or annual financial statements of Parent and related Compliance Certificate, ten (10) Business Days after delivery of such quarterly or annual financial statements and Compliance Certificate under Article IX evidencing such reduction or (Y) in all other cases, ten (10) Business Days after Borrower’s receipt of written notice from the Administrative Agent of the existence of any condition requiring any such mandatory principal payment (which written notice shall include reasonably detailed evidence in support of such determination); provided, however, that the Borrower may elect, in lieu of making such mandatory partial principal payment hereunder, to reduce other Unsecured Indebtedness of the Parent, the Borrower and their respective Subsidiaries in the amount needed to restore Borrower to compliance with such covenants, in each case, within such applicable ten (10) Business Day period. All payments under this Section shall be applied to pay all amounts of principal outstanding on the Term Loans pro rata in accordance with Section 3.2. If the Borrower is required to pay any outstanding ~~LIBOR~~Term SOFR Loans by reason of this Section prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 5.4.
(c)    Amortization of Loans. In the event that the Termination Date is extended pursuant to Section 2.13.(c), then beginning on November 1, 2027 and continuing on the first (1st) day of each calendar month thereafter, throughout the remaining term of the Term Loans, the Borrower shall pay to the Agent for the account of the Lenders a principal payment of the Term Loans, with each such payment based upon and equaling the monthly principal amounts payable pursuant to a thirty (30) year mortgage-style amortization schedule of the aggregate outstanding Term Loans as of the commencement of the Final Term Loan Extension Period assuming an interest rate per annum equal to the blended interest rate (including the Applicable Margin) applicable to Term Loans outstanding under this Agreement as of the commencement of the Final Term Loan Extension Period, which schedule shall be prepared by Agent following the commencement of the Final Term Loan Extension Period, and shall be conclusive and binding absent manifest error.

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Section 2.9.    Continuation.
So long as no Default or Event of Default shall exist, the Borrower may on any Business Day, with respect to any ~~LIBOR~~Term SOFR Loan, elect to maintain such ~~LIBOR~~Term SOFR Loan or any portion thereof as a ~~LIBOR~~Term SOFR Loan by selecting a new Interest Period for such ~~LIBOR~~Term SOFR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Agent a Notice of Continuation not later than 11:00 a.m. on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the ~~LIBOR~~Term SOFR Loans and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Agent shall notify each applicable Lender by telecopy, or other similar form of transmission, of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any ~~LIBOR~~Term SOFR Loan in accordance with this Section, or if a Default or Event of Default shall exist, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.10. or the Borrower’s failure to comply with any of the terms of such Section. For the avoidance of doubt, any Daily Simple SOFR Loan or Base Rate Loan shall continue as a Daily Simple SOFR Loan or a Base Rate Loan, respectively, until such Loan is converted to a Loan of another Type pursuant to Section 2.10; provided, however, that if a Default or Event of Default shall exist, any Daily Simple SOFR Loan will automatically Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.10.
Section 2.10.    Conversion.
The Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Agent, Convert all or a portion of a Loan of one Type into a Loan of another Type; provided, however, (i) a Base Rate Loan may not be Converted to a ~~LIBOR~~SOFR Loan if a Default or Event of Default shall exist, and (ii) a Daily Simple SOFR Loan may not be Converted to a Term SOFR Loan, or vice versa, if a Default or Event of Default shall exist. Any Conversion of a ~~LIBOR~~Term SOFR Loan into a Base Rate Loan or a Daily Simple SOFR Loan shall be made on, and only on, the last day of an Interest Period for such ~~LIBOR~~Term SOFR Loan. Each such Notice of Conversion shall be given not later than 11:00 a.m. on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into ~~LIBOR~~SOFR Loans. Promptly after receipt of a Notice of Conversion, the Agent shall notify each applicable Lender by telecopy, or other similar form of transmission, of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone (confirmed immediately in writing) or telecopy in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to

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be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a ~~LIBOR~~Term SOFR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.
Section 2.11.    Notes.
(a)    Term Loan Note. If requested by any Lender, the Term Loans made by such Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit F (each a “Term Loan Note”), payable to the order of such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.
(b)    Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower, absent manifest error; provided, however, that the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents.
(c)    Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii) (A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.
Section 2.12.    Reserved.
Section 2.13.    Extension of Term Loan Termination Date.
(a)    The Borrower shall have the right, exercisable one time, to extend the Termination Date to October 23, 2026. The Borrower may exercise such right only by executing and delivering to the Agent not earlier than 366 days and not later than 60 days prior to the current Termination Date (or such other date as the Agent may agree in writing in its sole discretion), a written request for such extension (a “Term Loan Extension Request”). The Agent shall forward to each Lender a copy of the Term Loan Extension Request delivered to the Agent promptly upon receipt thereof. Subject to satisfaction of the following conditions, the Termination Date shall be extended to October 23, 2026: at the time of such notice, immediately prior to such extension and immediately after giving effect thereto, (i) no Default or Event of Default shall exist and (ii) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as

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of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.
(b)    In the event that the Termination Date has been extended as provided in Section 2.13.(a), the Borrower shall have the right, exercisable one time, to extend the Termination Date to October 25, 2027. The Borrower may exercise such right only by executing and delivering to the Agent not earlier than 366 days and not later than 60 days prior to the current Termination Date (or such other date as the Agent may agree in writing in its sole discretion), a Term Loan Extension Request. The Agent shall forward to each Lender a copy of the Term Loan Extension Request delivered to the Agent promptly upon receipt thereof. Subject to satisfaction of the following conditions, the Termination Date shall be extended to October 25, 2027: at the time of such notice, immediately prior to such extension and immediately after giving effect thereto, (i) no Default or Event of Default shall exist and (ii) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.
(c)    In the event that the Termination Date has been extended as provided in Section 2.13.(a) and (b), the Borrower shall have the right, exercisable one time, to extend the Termination Date to October 25, 2028 (such extension period pursuant to this Section 2.13.(c), the “Final Term Loan Extension Period”). The Borrower may exercise such right only by executing and delivering to the Agent not earlier than 366 days and not later than 60 days prior to the current Termination Date (or such other date as the Agent may agree in writing in its sole discretion), a Term Loan Extension Request. The Agent shall forward to each Lender a copy of the Term Loan Extension Request delivered to the Agent promptly upon receipt thereof. Subject to satisfaction of the following conditions, the Termination Date shall be extended to October 25, 2028: at the time of such notice, immediately prior to such extension and immediately after giving effect thereto, (i) no Default or Event of Default shall exist and (ii) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.
Section 2.14.    Reserved.
Section 2.15.    Amount Limitations.
Notwithstanding any other term of this Agreement or any other Loan Document, no Lender shall be required to make a Loan, if immediately after the making of such Loan, the

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aggregate principal amount of all Unsecured Indebtedness of the Parent, the Borrower and their respective Subsidiaries (including, without limitation, outstanding Loans) would cause a Default or Event of Default under Section 10.1.(g) or (h).
Section 2.16.    Increase of Commitments.
The Borrower shall have the right at any time and from time to time during the term of this Agreement to request increases in the aggregate amount of the Commitments (provided that after giving effect to any increases in the Commitments pursuant to this Section, the aggregate amount of the Commitments may not exceed $300,000,000) by providing written notice to the Agent. Each such increase in the Commitments must be in an aggregate minimum amount of $10,000,000 and integral multiples of $5,000,000 in excess thereof. If a new Lender becomes a party to this Agreement in order to provide such additional Commitment, or if any existing Lender agrees to increase its Commitment, such Lender shall on the date it becomes a Lender hereunder (or increases its Commitment, in the case of an existing Lender) make Term Loans (any such Term Loan, an “Incremental Term Loan”) to the Borrower in an aggregate principal amount equal to such new Lender’s Commitment (or the amount of the increase in its Commitment, in the case of an existing Lender), by making available for the account of its applicable Lending Office to the Agent at the Principal Office, in immediately available funds, in an aggregate principal amount equal to such new Lender’s Commitment (or the amount of the increase in its Commitment, in the case of an existing Lender). Subject to the satisfaction of the conditions set forth in this Section 2.16. and Section 6.2., the Agent will make the proceeds of such borrowing available to the Borrower at the account specified by Borrower. No Lender shall be required to increase its Commitment and any new Lender becoming a party to this Agreement in connection with any such requested increase must be an Eligible Assignee. No increase of the Commitments may be effected under this Section if (x) a Default or Event of Default shall be in existence on the effective date of such increase (and no Default or Event of Default would arise after giving pro forma effect to such increase) or (y) any representation or warranty made or deemed made by the Borrower or any other Loan Party in any Loan Document to which any such Loan Party is a party is not (or would not be) true or correct in all material respects on the effective date of such increase (except for representations or warranties which expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents). In addition, in connection with and as a condition to any increase of the Term Loans, the Borrower shall obtain an additional Interest Rate Hedge with respect to such increased Commitment as is necessary to comply with Section 8.16. In connection with any increase in the aggregate amount of the Commitments pursuant to this subsection, (a) any Lender becoming a party hereto shall execute such documents and agreements as the Agent may reasonably request and (b) the Borrower shall, if requested by the affected Lender, make appropriate arrangements so that each new Lender, and any existing Lender increasing its Commitment, receives a new or replacement Note, as appropriate, in the amount of such Lender’s Commitment simultaneous with the effectiveness of the applicable increase in the aggregate amount of Commitments. Each of the parties hereto hereby agrees that, upon the effectiveness of any increase of Commitments under this Section

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2.16., the Agent may (without the consent of any Lender) amend this Agreement to the extent (but only to the extent) necessary to reflect the increase of Commitments.
ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS
Section 3.1.    Payments.
Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to the Agent at its Principal Office, not later than 2:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 11.4., the Borrower may, at the time of making each payment under this Agreement or any Note, specify to the Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender at the applicable Lending Office of such Lender no later than 5:00 p.m. on the date of receipt. If the Agent fails to pay such amount to a Lender as provided in the previous sentence, the Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.
Section 3.2.    Pro Rata Treatment.
(a)    Generally. Except to the extent otherwise provided herein: (i) each borrowing from the Lenders under Section 2.1.(a) shall be made from the Lenders pro rata according to the amounts of their respective Commitments; (ii) each payment or prepayment of principal of Term Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Term Loans held by them, provided that if immediately prior to giving effect to any such payment in respect of any Term Loans the outstanding principal amount of Term Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Loans were made, then such payment shall be applied to the Term Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Term Loans being held by the Lenders pro rata in accordance with their respective Commitments; (iii) each payment of interest on Term Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; (iv) the making, Conversion and Continuation of Term Loans of a particular Type (other than Conversions provided for by Section 5.5.) shall be made pro rata among the Lenders according to the amounts of their respective Commitments (in the case of making of the Loans) or their respective Loans (in the case of Conversions and Continuations of Loans) and the then current Interest Period for each Lender’s portion of each Loan of such Type shall be coterminous; and (v) each payment of Prepayment Consideration with respect to Term Loans by the Borrower

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shall be made for the account of the Lenders, pro rata in accordance with the respective unpaid principal amounts of the Term Loans held by them (after giving effect to Section 3.2.(a)(ii)).
(b)    Defaulting Lenders. Notwithstanding anything to the contrary contained in this Section 3.2., if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, each payment by the Borrower hereunder shall be applied in accordance with Section 3.11.(d).
Section 3.3.    Sharing of Payments, Etc.
If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this Agreement, or shall obtain payment on any other Obligation owing by the Borrower or a Loan Party through the exercise of any right of set off, banker’s lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders pro rata in accordance with Section 3.2. or Section 11.4., as applicable, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with Section 3.2. or Section 11.4., as applicable. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.
Section 3.4.    Several Obligations.
No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.
Section 3.5.    Minimum Amounts.
(a)    Borrowings and Conversions. Each borrowing of Base Rate Loans shall be in an aggregate minimum amount of $25,000,000 and integral multiples of $500,000 in excess thereof. Each borrowing and each Conversion of ~~LIBOR~~SOFR Loans shall be in an aggregate

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minimum amount of $25,000,000 for borrowing, and $1,000,000 for Conversion, and integral multiples of $1,000,000 in excess of those amounts.
(b)    Prepayments. Each voluntary prepayment of Term Loans shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess thereof (or, if less, the aggregate principal amount of Term Loans then outstanding).
(c)    Reserved.
(d)    Reserved.
Section 3.6.    Fees.
(a)    The Borrower agrees to pay the administrative and other fees of the Agent and the Bookrunners as may be agreed to in writing by the Borrower, the Agent and the Bookrunners from time to time.
(b)    [Reserved.]
Section 3.7.    Computations.
Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed; provided, however, interest on ~~LIBOR~~SOFR Loans shall be computed on the basis of a year of 360 days and the actual number of day elapsed.
Section 3.8.    Usury.
In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.
Section 3.9.    Agreement Regarding Interest and Charges.
The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.5.(a)(i) and (ii), and if applicable, interest at the Post Default Rate as provided in this Agreement. Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, unused fees, closing fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Agent or any Lender to

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third parties or for damages incurred by the Agent or any Lender, in each case in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.
Section 3.10.    Statements of Account.
The Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Agent shall be deemed conclusive upon Borrower absent manifest error. The failure of the Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.
Section 3.11.    Defaulting Lenders.
(a)    Generally. If for any reason any Lender shall be a Defaulting Lender, then, in addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or Applicable Law, such Defaulting Lender’s right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Requisite Lenders or all of the Lenders, shall be suspended during the pendency of such failure or refusal. If a Lender is a Defaulting Lender because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Agent in respect of a Defaulting Lender’s Loans shall be paid applied as set forth in Section 3.11.(d).
(b)    Purchase or Cancellation of Defaulting Lender’s Commitment. Any Non-Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire all of a Defaulting Lender’s Commitment. Any Lender desiring to exercise such right shall give written notice thereof to the Agent and the Borrower no sooner than 2 (two) Business Days and not later than 5 (five) Business Days after such Defaulting Lender became a Defaulting Lender. If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender’s Commitment in proportion to the Commitments of the other Lenders exercising such right. If after such 5th (fifth) Business Day, the Lenders have not elected

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to purchase all of the Commitment of such Defaulting Lender, then the Borrower may, by giving written notice thereof to the Agent, such Defaulting Lender and the other Lenders, either (i) demand that such Defaulting Lender assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 13.5.(d) for the purchase price provided for below or (ii) terminate the Commitment of such Defaulting Lender, whereupon such Defaulting Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents. Upon the termination of such Defaulting Lender’s Commitment, the Borrower may, at its option but subject to first obtaining Agent’s prior written approval, which may be granted in its sole discretion, notwithstanding the provisions in Section 3.2., make a payment to the Defaulting Lender in an amount equal to the principal balance of the Loans outstanding, accrued interest and other fees owed by the Borrower to the Defaulting Lender. No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. Upon any such purchase or assignment, the Defaulting Lender’s interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Acceptance Agreement. The purchase price for the Commitment of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrower to the Defaulting Lender. Prior to payment of such purchase price to a Defaulting Lender, the Agent shall apply against such purchase price any amounts retained by the Agent pursuant to Section 3.11.(d). Defaulting Lender shall be entitled to receive amounts owed to it by the Borrower under the Loan Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by the Agent from or on behalf of the Borrower. There shall be no recourse against any Lender or the Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loans.
(c)    Reserved.
(d)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise, and including any amounts made available to the Agent for the account of such Defaulting Lender pursuant to Section 13.3.), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy obligations of such Defaulting Lender to fund Loans under this Agreement and (y) be held as cash collateral for future funding obligations of such Defaulting Lender; fourth, to the payment of any amounts owing to the Agent or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Agent or any Lender against such Defaulting Lender as a result of

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such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Term Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (ii) such Term Loans were made at a time when the conditions set forth in Sections 6.1. and 6.2., as applicable, were satisfied or waived, such payment shall be applied solely to pay the Term Loans of all Non-Defaulting Lenders on a pro rata basis until such time as all Term Loans are held by the Lenders pro rata in accordance with their Commitment Percentages prior to being applied to the payment of any Term Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(e)    Reserved.
(f)    Reserved.
(g)    Reserved.
(h)    Defaulting Lender Cure. If the Borrower, and the Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
Section 3.12.    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified

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Tax, then the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.12.) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by the Borrower. The Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Indemnification by the Borrower. The Borrower and the other Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.12.) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error; provided that the determinations in such statement are made on a reasonable basis and in good faith.
(d)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or another Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.5.(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection.
(e)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section 3.12., the Borrower or such other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing

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such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

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(II)    an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8ECI;
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or
(IV)    to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for

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purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.12. (including by the payment of additional amounts pursuant to this Section 3.12.), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.12. with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund has not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it reasonably deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section 3.12. shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)    Right to Replace Lender. If (x) a Lender requests compensation pursuant to this Section 3.12. or Section 5.1. and the Requisite Lenders are not also doing the same, (y) a Lender’s obligations with respect to ~~LIBOR~~SOFR Loans are suspended pursuant to Section 5.1.(b) or Section 5.3. and the obligations of the Requisite Lenders are not also suspended or (z) in connection with any proposed amendment, modification, termination, waiver or consent which requires the approval of each Lender under Section 13.6.(b), and with respect to which approvals from the Requisite Lenders have been obtained, a Lender that has not given, or been deemed to have given, its approval of such matter, then, so long as there does not then exist any Event of Default, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 13.5.(d) for a purchase price to be agreed on by the Affected Lender and the Eligible Assignee, but not in excess of the par value

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thereof. Each of the Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this subsection, but at no time shall the Agent, such Affected Lender nor any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this subsection shall be at the Borrower’s sole cost and expense and at no cost or expense to the Agent, the Affected Lender or any of the other Lenders. The terms of this subsection shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to this Section 3.12., Section 5.1. or Section 5.4., as applicable, with respect to periods up to the date of replacement.
ARTICLE IV. UNENCUMBERED POOL PROPERTIES
Section 4.1.    Reserved.
Section 4.2.    Conditions Precedent to a Property Becoming an Eligible
    Unencumbered Pool Property.
No Property shall become an Eligible Unencumbered Pool Property until the Borrower shall have caused to be executed and delivered to the Agent, if such Property is owned by a Subsidiary that is not already a Guarantor or any Subsidiary which owns an interest therein is liable with respect to Unsecured Indebtedness and such Subsidiaries are not exempted from being a Guarantor pursuant to Section 4.3.(b), (i) an Accession Agreement executed by such Subsidiary (or if such Subsidiary is the first Subsidiary to become a Guarantor, the Guaranty), and (ii) all of the items that would have been required to be delivered to the Agent under Section 6.1.(a)(iv) through (vii) had such Subsidiary been a Loan Party on the Effective Date.
Section 4.3.    Release of Guarantors and Unencumbered Pool Properties;
    Additional Guarantors.
(a)    From time to time the Borrower may request, upon not less than five (5) Business Days prior written notice to the Agent (or such shorter period as the Agent may agree in its sole discretion), that a Subsidiary that is a Guarantor solely pursuant to Section 4.3.(c) be released from the Guaranty, which release (the “Release”) shall be effected by the Agent if all of the following conditions are satisfied as of the date of such Release:
(i)    no Default or Event of Default has occurred and is then continuing or would occur or exist immediately after giving effect to such Release; and
(ii)    Administrative Agent shall have received evidence satisfactory to it (which evidence may be in the form of a certificate from an officer of the Borrower certifying thereto) that such Subsidiary has not created, incurred, acquired, assumed, or suffered to exist and is not otherwise liable (whether as a borrower, co-borrower, guarantor or otherwise) with respect to any Unsecured Indebtedness (or simultaneously with the release hereunder will be released from liability with respect to such Unsecured Indebtedness). Nothing in this Section 4.3.(a) shall authorize the release of Parent from the Springing Guaranty.

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(b)    Reserved.
(c)    Notwithstanding the foregoing, if at any time any Subsidiary of Borrower shall create, incur, acquire, assume, suffer to exist or is or becomes otherwise liable with respect to any Unsecured Indebtedness (other than intercompany Indebtedness) in excess of $35,000,000 in the aggregate, whether as a borrower, co-borrower, guarantor or otherwise, then in either case Borrower shall simultaneously cause such Subsidiary to become a Guarantor and to deliver to Agent an Accession Agreement (or if such Subsidiary is the first Subsidiary to become a Guarantor, the Guaranty) and the other documents required by Section 4.2. to be delivered with respect to a new Guarantor~~.~~; provided, however, that the exclusion for Unsecured Indebtedness in an amount of less than $35,000,000 set forth above shall not become effective until such time as all other Unsecured Indebtedness of the Borrower that includes a subsidiary guarantee requirement includes a corresponding exclusion for Unsecured Indebtedness of less than $35,000,000 or a greater threshold.
In connection with any such release, Agent shall promptly execute and deliver to Borrower, at Borrower’s expense, all documents that Borrower shall reasonably request to evidence such release.
Section 4.4.    Frequency of Calculations of Unencumbered Pool Value and the
    Unsecured Debt Interest Coverage Ratio.
Initially, the Unencumbered Pool Value and the Unsecured Debt Interest Coverage Ratio shall be the amount set forth as such in the Compliance Certificate delivered under Section 6.1. Thereafter, the Unencumbered Pool Value and the Unsecured Debt Interest Coverage Ratio shall be the amount set forth as such in the Compliance Certificate delivered from time to time under Section 4.3.(a), 4.5. or 9.4.(g). Any increase in the Unencumbered Pool Value and the Unsecured Debt Interest Coverage Ratio shall become effective as of the next determination of the Unencumbered Pool Value and the Unsecured Debt Interest Coverage Ratio as provided in this Section, provided that as of such date of determination the applicable Compliance Certificate substantiates such increase.
Section 4.5.    Removal of Ineligible Property.
Upon any asset ceasing to qualify to be included as an Unencumbered Pool Property in the calculation of the Unencumbered Pool Value and the Unsecured Debt Interest Coverage Ratio, such asset shall no longer be included in the calculation of the Unencumbered Pool Value and the Unsecured Debt Interest Coverage Ratio. Within five (5) Business Days after the Borrower becomes aware of any such disqualification, the Borrower shall deliver to the Agent a certificate reflecting such disqualification, together with the identity of the disqualified asset, a statement as to whether any Default or Event of Default will arise as a result of such disqualification after the Borrower has the opportunity to cure any such Default of Event of Default in accordance with the last paragraph of Section 11.1., and a calculation of the Unencumbered Pool Value and Net Operating Income attributable to such asset. Simultaneously with the delivery of the items required above, the Borrower shall deliver to the Agent a pro forma Compliance Certificate and calculation of Unencumbered Pool Value and Unsecured Debt

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Interest Coverage Ratio demonstrating, after giving effect to such removal or disqualification and any reduction of the Loans in accordance with Section 11.1., compliance with the covenants contained in Section 10.1.
ARTICLE V. YIELD PROTECTION, ETC.
Section 5.1.    Additional Costs; Capital Adequacy.
(a)    Additional Costs. The Borrower shall promptly pay to the Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any Loans or its obligation to make any Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital or liquidity in respect of its Loans or its Commitment (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), to the extent resulting from any Regulatory Change that: (i) changes the basis of taxation (other than for Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and Connection Income Taxes) of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or its Commitment; or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other reserve requirement to the extent utilized in the determination of ~~Adjusted LIBOR~~an interest rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or any commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder); or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (but subject to the terms of Section 3.12.) (taking into consideration such Lender’s policies with respect to capital adequacy).
(b)    Lender’s Suspension of ~~LIBOR~~SOFR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a), if, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on ~~LIBOR~~SOFR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes ~~LIBOR~~SOFR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert any other Type of Loans into, ~~LIBOR~~SOFR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.5. shall apply).
(c)    Reserved.

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(d)    Notification and Determination of Additional Costs. Each of the Agent and each Lender agrees to notify the Borrower of any event occurring after the Effective Date entitling the Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, the failure of the Agent or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder (and in the case of a Lender, to the Agent); provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 5.1.(d) for any Additional Costs incurred more than nine months prior to the date that such Lender, as the case may be, notifies the Borrower of the Regulatory Change giving rise to such Additional Costs, and of such Lender’s intention to claim compensation therefor (except that, if the Regulatory Change giving rise to such Additional Costs is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof). The Agent or such Lender agrees to furnish to the Borrower (and in the case of a Lender, to the Agent) a certificate setting forth in reasonable detail the basis and amount of each request by the Agent or such Lender for compensation under this Section. Absent manifest error, determinations by the Agent or any Lender of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.
Section 5.2.    ~~Suspension of LIBOR Loans~~Availability of Types of Loans;
    Inability to Determine Rates.
(a)    Availability of Types of Loans. If any Lender in good faith determines that maintenance of any of its Term SOFR Loans and/or Daily Simple SOFR Loans, as applicable, at a suitable Lending Office would violate any applicable law, rule, regulation or directive, whether or not having the force of law, such Lender shall promptly notify the Administrative Agent thereof and the Administrative Agent shall, with written notice to Borrower, suspend the availability of Term SOFR Loans and/or Daily Simple SOFR Loans, as applicable, and require any such suspended Term SOFR Loans and/or Daily Simple SOFR Loans, as applicable, to be repaid, then, if for any reason whatsoever the provisions of Section 5.1. are inapplicable, the Administrative Agent shall, with written notice to Borrower, suspend the availability of any Term SOFR Loans and/or Daily Simple SOFR Loans, as applicable, made after the date of any such determination. If the Borrower is required to so repay a SOFR Loan, such SOFR Loans shall be converted to (X) Daily Simple SOFR Loans, so long as Adjusted Daily Simple SOFR is not also the subject of this Section 5.2.(a), or (Y) if Adjusted Daily Simple SOFR is also the subject of this Section 5.2.(a), Base Rate Loans.
(b)    Temporary Inability to Determine Rates. Unless and until a Benchmark Replacement is implemented in accordance with Section 5.2.(c) below, if the Administrative Agent reasonably and in good faith determines, or the Administrative Agent is advised by the Required Lenders, that for any reason in connection with any request for a SOFR Loan or a conversion to or continuation thereof or otherwise that (i) Adjusted Daily Simple SOFR or Adjusted Term SOFR cannot be determined pursuant to the definition thereof, or (ii) that Adjusted Daily Simple SOFR or Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan (or a conversion to or continuation thereof) does not adequately and fairly reflect the cost to such Required Lenders of funding such Loan, and, in any

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such event, Administrative Agent shall have also made such determination with respect to similarly situated loans in which it is serving as administrative agent or otherwise consistent with market practice generally, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain the applicable SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended (to the extent of the affected Interest Periods) until the Administrative Agent revokes such notice (such revocation not to be unreasonably withheld or delayed) and, if such determination affects the calculation of the Base Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate without reference to clause (iii) of the definition of “Base Rate” until the Administrative Agent revokes such notice (such revocation not to be unreasonably withheld or delayed). Upon receipt of such notice, (X) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of any applicable SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for the borrowing of or conversion to Loans that are Base Rate Loans in the amount specified therein and (Y) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 5.4. If the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (iii) of the definition of “Base Rate” until the Administrative Agent revokes such determination (such revocation not to be unreasonably withheld or delayed).
(c)    Permanent Inability to Determine Rates; Benchmark Replacement.
(i)     Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of the then-current Benchmark with a Benchmark Replacement pursuant to this Section 5.2.(c) will occur prior to the applicable Benchmark Transition Start Date. Unless and until a Benchmark Replacement is effective in accordance with this clause (i), all Loans shall be converted into Base Rate Loans in accordance with the provisions of Section 5.2.(b) above.
(ii)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

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(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of the implementation of any Benchmark Replacement and the effectiveness of any Conforming Changes. The Administrative Agent will notify the Borrower and the Lenders of the removal or reinstatement of any tenor of a Benchmark. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 5.2.(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 5.2.(c).
(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or incompliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for the applicable SOFR Loan of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Loan of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon Adjusted Term SOFR (or then-current Benchmark) will not be used in any determination of Base Rate.

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~~(a)    Anything herein to the contrary notwithstanding, if, on or prior to the determination of Adjusted LIBOR for any Interest Period:~~
~~(i)    the Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR for such Interest Period, or~~
~~(ii)    the Agent reasonably determines (which determination shall be conclusive) that Adjusted LIBOR will not adequately and fairly reflect the cost to the Lenders of making or maintaining LIBOR Loans for such Interest Period;~~
~~then the Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either repay such Loan or Convert such Loan into a Base Rate Loan.~~
~~(b)    If at any time the Agent determines (which determination shall be final and conclusive, absent manifest error) that either (i) (A) the circumstances set forth in Section 5.2.(a) have arisen and are unlikely to be temporary, or (B) the circumstances set forth in Section 5.2.(a) have not arisen but the applicable supervisor or administrator (if any) of LIBOR or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying the specific date after which LIBOR shall no longer be used for determining interest rates for loans (either such date, a “LIBOR Termination Date”), or (ii) a rate other than LIBOR has become a widely recognized benchmark rate for newly originated loans in Dollars in the U.S. market, then the Agent and the Borrower shall endeavor to choose a replacement index for LIBOR and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in interest rate based on the replacement index will be substantially equivalent to the all-in LIBOR based interest rate in effect prior to its replacement.~~
~~(c)    The Agent, the Borrower and the Guarantors shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the discretion of the Agent, for the implementation and administration of the replacement index-based rate. Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 13.6.), such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. (Cleveland, Ohio time) on the tenth (10th) Business Day after the date a draft of the amendment is provided to the Lenders, unless the Agent receives, on or before such tenth (10th) Business Day, a written notice from the Requisite Lenders stating that such Lenders object to such amendment. As a condition to such amendment becoming effective, Borrower shall provide evidence reasonably satisfactory to Agent that Borrower is and will be in compliance with the requirement of Section 8.16. to have an Interest Rate Hedge in place with respect to the replacement index.~~

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~~(d)    Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (i) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated syndicated loans in the United States and loans converted from a LIBOR based rate to a replacement index-based rate, and (ii) may also reflect adjustments to account for (x) the effects of the transition from LIBOR to the replacement index and (y) yield or risk-based differences between LIBOR and the replacement index.~~
~~(e)    Until an amendment reflecting a new replacement index in accordance with this Section 5.2. is effective, each advance, conversion and renewal of a LIBOR Loan will continue to bear interest with reference to LIBOR; provided however, that if the Agent determines (which determination shall be final and conclusive, absent manifest error) that a LIBOR Termination Date has occurred, then following the LIBOR Termination Date, all LIBOR Loans shall automatically be converted to Base Rate Loans until such time as an amendment reflecting a replacement index and related matters as described above is implemented.~~
~~(f)    Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.~~
Section 5.3.    Illegality.
Notwithstanding any other provision of this Agreement, if any Lender shall reasonably determine (which determination shall be conclusive and binding) that it has become unlawful for such Lender to honor its obligation to make or maintain ~~LIBOR~~SOFR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, ~~LIBOR~~SOFR Loans shall be suspended until such time as such Lender may again make and maintain ~~LIBOR~~SOFR Loans (in which case the provisions of Section 5.5. shall be applicable).
Section 5.4.    Breakage Compensation.
The Borrower shall compensate each Lender upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, costs, expenses and liabilities (including, without limitation, any loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its SOFR Loans) which such Lender may sustain in connection with any of the following: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Loan consisting of SOFR Loans does not occur on a date specified therefor in a Borrowing Notice or a Conversion/Continuation Notice (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 5.2.); (ii) if any repayment, prepayment, conversion or continuation of any SOFR Loan occurs on a date that is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its SOFR Loans is not made on any date specified in a notice of prepayment given by the Borrower; (iv) as a result of an assignment by a Lender of any SOFR Loan other than on the last day of the Interest Period applicable thereto pursuant to a request by the Borrower in accordance herewith or (v) as a

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consequence of any other default by the Borrower to repay or prepay any SOFR Loans when required by the terms of this Agreement. The written request of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such written request within fifteen (15) days after receipt thereof.
~~The Borrower shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender reasonably determines is attributable to:~~
~~(a)    any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or~~
~~(b)    any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article VI. to be satisfied) to borrow a LIBOR Loan from such Lender on the requested date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.~~
~~Upon the Borrower’s request, any Lender requesting compensation under this Section shall provide the Borrower with a statement setting forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof. Absent manifest error, determinations by any Lender in any such statement shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.~~
Section 5.5.    Treatment of Affected Loans.
If the obligation of any Lender to make ~~LIBOR~~SOFR Loans of any Type or to Continue, or to Convert Base Rate Loans into, ~~LIBOR~~SOFR Loans of any Type shall be suspended pursuant to Section 5.1.(b) or 5.3., then such Lender’s ~~LIBOR~~SOFR Loans of such Type shall be automatically Converted into (i) Daily Simple SOFR Loans, so long as such Lender’s obligation to make Daily Simple SOFR Loans is not also suspended pursuant to Section 5.1.(b) or 5.3. or (ii) if such Lender’s obligation to make Daily Simple SOFR Loans is also suspended pursuant to Section 5.1.(b) or 5.3., Base Rate Loans ~~on~~, which Conversion shall occur on (X) the last day(s) of the then current Interest Period(s) for ~~LIBOR Loans (or,~~Term SOFR Loans, (Y) on the next day for Daily Simple SOFR Loans, or (Z) in the case of a Conversion required by Section 5.1.(b) or 5.3., on such earlier date as such Lender may specify to the Borrower with a copy to the Agent~~)~~  and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.1. or 5.3. that gave rise to such Conversion no longer exist:
(a)    to the extent that such Lender’s ~~LIBOR~~SOFR Loans of any Type have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s ~~LIBOR~~SOFR Loans of such Type shall be applied instead to its Daily Simple

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SOFR Loans (to the extent the same have not been so Converted into Base Rate Loans) or to its Base Rate Loans; and
(b)    all Loans that would otherwise be made or Continued by such Lender as ~~LIBOR~~SOFR Loans of such Type shall be made or Continued instead as (i) Daily Simple SOFR Loans, so long as such Lender’s obligation to make Daily Simple SOFR Loans is not also suspended pursuant to Section 5.1.(b) or 5.3. or (ii) if such Lender’s obligation to make Daily Simple SOFR Loans is also suspended pursuant to Section 5.1.(b) or 5.3., Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into ~~LIBOR~~SOFR Loans of such Type shall remain as Base Rate Loans.
If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 5.1. or 5.3. that gave rise to the Conversion of such Lender’s ~~LIBOR~~SOFR Loans of such Type pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when ~~LIBOR~~SOFR Loans of such Type made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding ~~LIBOR~~Term SOFR Loans or on the next day for such outstanding Daily Simple SOFR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the applicable Lenders holding such ~~LIBOR~~SOFR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.
Section 5.6.    Change of Lending Office.
Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.12., 5.1. or 5.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion.
Section 5.7.    Assumptions Concerning Funding of ~~LIBOR~~Term SOFR Loans.
Calculation of all amounts payable to a Lender under this Article V. shall be made as though such Lender had actually funded  ~~LIBOR~~Term SOFR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such ~~LIBOR~~Term SOFR Loans in an amount equal to the amount of the ~~LIBOR~~Term SOFR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its ~~LIBOR~~Term SOFR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article V.
Section 5.8.    Benchmark Notification.
The interest rate on Loans denominated in Dollars may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of,

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calculation of or any other matter related to the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. The Administrative Agent will, in keeping with industry practice, continue using its current rounding practices in connection with the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. In connection with the use or administration of Daily Simple SOFR and Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Daily Simple SOFR and Term SOFR.
ARTICLE VI. CONDITIONS PRECEDENT
Section 6.1.    Conditions Precedent to Effectiveness.
This Agreement shall be effective on the date (the “Effective Date”) that each of the following conditions precedent shall have been fulfilled:
(a)    The Agent shall have received each of the following, in form and substance satisfactory to the Agent:
(i)    counterparts of this Agreement executed by each of the parties hereto;

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(ii)    Term Loan Notes executed by the Borrower, payable to each Lender requesting a Term Loan Note and complying with the applicable provisions of Section 2.11.;
(iii)    the Guaranty executed by each Subsidiary which is required to be a Guarantor pursuant to Section 4.3., if any, as of the Effective Date, and the Springing Guaranty executed by the Parent;
(iv)    the articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of the Borrower and each other Loan Party certified by the Secretary of State of the state of formation of such Loan Party;
(v)    a certificate of good standing or certificate of similar meaning with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of the state in which such Loan Party has its principal place of business;
(vi)    a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, and the officers of the Borrower then authorized to deliver Notices of Borrowing, Notices of Continuation and Notices of Conversion;
(vii)    copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (i) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;
(viii)    an opinion of counsel to the Loan Parties, addressed to the Agent and the Lenders, in form reasonably satisfactory to the Agent;
(ix)    the Fees then due and payable under Section 3.6., and any other Fees payable to the Agent and the Lenders on or prior to the Effective Date to the extent such Fees have been invoiced prior to the Effective Date;
(x)    a Compliance Certificate (which for the purposes of the delivery pursuant to this section may be executed by the executive vice president, general counsel and secretary of the Parent instead of the chief financial officer of the Parent) calculated as of the Effective Date (and giving pro forma effect to the financing evidenced by this Agreement and the use of the proceeds of the Loans, if any, to be funded on the Effective Date);

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(xi)    Reserved;
(xii)    Reserved;
(xiii)    a disbursement statement setting forth in reasonable detail the application of the initial Loans being funded on the Effective Date, if any, and other closing costs and fees;
(xiv)    Reserved;
(xv)    Reserved; and
(xvi)    such other documents, agreements and instruments as the Agent on behalf of the Lenders may reasonably request.
(b)    In the good faith judgment of the Agent and the Lenders:
(i)    there shall not have occurred or become known to the Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Parent, the Borrower and its other Subsidiaries delivered to the Agent and the Lenders prior to the Effective Date that has had or could reasonably be expected to result in a Material Adverse Effect;
(ii)    no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (1) result in a Material Adverse Effect or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of any Loan Party to fulfill its obligations under the Loan Documents to which it is a party; and
(iii)    the Parent, the Borrower and its other Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (1) any Applicable Law or (2) any agreement, document or instrument to which the Borrower or any other Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party or the ability of the Agent to exercise its remedies hereunder.
Section 6.2.    Conditions Precedent to All Loans.
The obligations of the Lenders to make any Loans are all subject to the further condition precedent that: (a) no Default or Event of Default shall exist as of the date of the making of such Loan or would exist immediately after giving effect thereto; (b) the representations and

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warranties made or deemed made by each Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents; and (c) the Agent shall have received a Compliance Certificate calculated as of the date of the requested advance (and giving pro forma effect to the advance to be funded on such date) demonstrating compliance with the covenants described therein. Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, if such Credit Event is the making of a Loan, the Borrower shall be deemed to have represented to the Agent and the Lenders at the time such Loan is made that all conditions to the occurrence of such Credit Event contained in Article VI have been satisfied.
ARTICLE VII. REPRESENTATIONS AND WARRANTIES
Section 7.1.    Representations and Warranties.
In order to induce the Agent and each Lender to enter into this Agreement and to make Loans, the Borrower represents and warrants to the Agent and each Lender as follows:
(a)    Organization; Power; Qualification. Each of the Parent, the Borrower, the other Loan Parties and each other Subsidiary is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.
(b)    Ownership Structure. As of the Effective Date, Part I of Schedule 7.1.(b) is a complete and correct list of all Subsidiaries of the Parent setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interests in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person, and (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests. Except as disclosed in such Schedule, as of the Effective Date (i) each of the Parent and its Subsidiaries owns, free and clear of all Liens (other than Permitted Liens (but excluding Liens of the type described in clause (h) of the definition of Permitted Liens) and other than Liens on Equity Interests of Subsidiaries of Borrower that do not directly or indirectly own interests in Unencumbered Pool Properties), and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (ii) all of

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the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (iii) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person. As of the Effective Date Part II of Schedule 7.1.(b) correctly sets forth all Unconsolidated Affiliates of the Parent, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Parent.
(c)    Authorization of Agreement, Etc. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. Each Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which any Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.
(d)    Compliance of Loan Documents with Laws, Etc. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which any Loan Party is a party in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to any Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of any Loan Party, or any material indenture, agreement or other instrument to which any Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party (other than a Permitted Lien (but excluding Liens of the type described in clause (h) of the definition of Permitted Liens)).
(e)    Compliance with Law; Governmental Approvals. Each Loan Party and Borrowing Base Subsidiary is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws (including without limitation, Environmental Laws) relating to such Loan Party and Borrowing Base Subsidiary except for noncompliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.

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(f)    Title to Properties; Liens. As of the Effective Date, Part I of Schedule 7.1.(f) is a complete and correct listing of all of the real property owned or leased by the Parent, the Borrower and each other Subsidiary. Each such Person has good, marketable and legal title to, or a valid leasehold interest in, its respective material assets except for minor defects in title that, in the aggregate, are not substantial in amount and do not materially detract from the value of the Property subject thereto or interfere with its ability to conduct business as currently conducted or to utilize such Properties and assets for their intended purposes. As of the Effective Date, there will be no Liens against any assets of the Parent, the Borrower or any other Loan Party except for Permitted Liens.
(g)    Existing Indebtedness. Schedule 7.1.(g) is, as of the Effective Date, a complete and correct listing of all Indebtedness of the Parent and its Subsidiaries (other than Indebtedness owing to a Loan Party from the Parent, the Borrower or any of their respective Subsidiaries or owing by a Loan Party to another Loan Party), including without limitation, Guarantees of the Parent and its Subsidiaries, and indicating whether such Indebtedness is Secured Indebtedness or Unsecured Indebtedness.
(h)    Material Contracts. Each of the Parent and its Subsidiaries that is a party to any Material Contract has performed and is in compliance with all of the terms of such Material Contract, and no default or event of default attributable to Parent or its Subsidiaries, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default attributable to Parent or its Subsidiaries, exists with respect to any such Material Contract, except for any such noncompliance, default or event of default which could not reasonably be expected to have a Material Adverse Effect.
(i)    Litigation. Except as set forth on Schedule 7.1.(i), there are no actions, suits, investigations or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened) against or in any other way relating adversely to or affecting the Parent or any of its Subsidiaries or any of their respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which could reasonably be expected to have a Material Adverse Effect.
(j)    Taxes. All federal and, to the Borrower’s knowledge, all state and other material tax returns of the Parent and its Subsidiaries required by Applicable Law to be filed have been duly filed, and all federal, and, to the Borrower’s knowledge, all state and other material taxes, assessments and other governmental charges or levies upon the Parent and its Subsidiaries and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 8.6. As of the Effective Date, none of the United States income tax returns of the Parent or any of its Subsidiaries is under audit. All charges, accruals and reserves on the books of the Parent and each of its Subsidiaries and each other Loan Party in respect of any taxes or other governmental charges are in accordance with GAAP.
(k)    Financial Statements. The Parent has furnished to each Lender copies of the consolidated balance sheet of the Parent and its consolidated Subsidiaries as of June 30, 2018, and the consolidated statement of operations of the Parent and its consolidated Subsidiaries

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for the year ended December 31, 2017 and for the six-month period ended June 30, 2018. Such financial statements (including in each case related schedules and notes) present fairly, in all material respects and in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Parent and its consolidated Subsidiaries as at their respective dates and the results of operations for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments).
(l)    No Material Adverse Change. Since June 30, 2018 there has been no material adverse change in the business, assets, liabilities, financial condition, results of operations, or business of the Parent and its Subsidiaries or the Borrower and its Subsidiaries, in each case, taken as a whole. As of the Effective Date and after giving effect to the transactions contemplated by this Agreement, including all Loans made or to be made hereunder, the Borrower is Solvent and the Loan Parties (taken as a whole) are Solvent.
(m)    ERISA. Each member of the ERISA Group is in compliance with its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except in each case for noncompliances which could not reasonably be expected to have a Material Adverse Effect. As of the Effective Date, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code or Section 302 of ERISA in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code by a member of the ERISA Group or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.
(n)    Not Plan Assets; No Prohibited Transaction. None of the assets of the Parent, the Borrower or any Subsidiary constitutes “plan assets” within the meaning of ERISA or the Internal Revenue Code. The execution, delivery and performance of this Agreement and the other Loan Documents, and the borrowing and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.
(o)    Absence of Defaults. None of the Parent, the Borrower or any other Subsidiary is in default under its articles of incorporation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived, which, in any such case: (i) constitutes a Default or an Event of Default; or (ii) constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by the Parent, the Borrower or any other Subsidiary under any agreement (other than this Agreement) or judgment, decree or order to which the Parent, the Borrower or any other Subsidiary is a party or by which the Parent, the Borrower or any other Subsidiary or any of their respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(p)    Environmental Laws. Each of the Parent, the Borrower and its other Subsidiaries has obtained all Governmental Approvals which are required under Environmental Laws and is in compliance with all terms and conditions of such Governmental Approvals which the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Except for any of the following matters that could not be reasonably expected to have a Material Adverse Effect, (i) neither the Parent or the Borrower is aware of, and has received notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to the Parent, the Borrower or any of its other Subsidiaries, may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any Hazardous Material; and (ii) there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending or, to the Borrower’s knowledge, threatened, against the Parent, the Borrower or any of its other Subsidiaries relating in any way to Environmental Laws.
(q)    Investment Company. None of the Parent, the Borrower or any other Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.
(r)    Margin Stock. None of the Parent, the Borrower or any other Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.
(s)    Affiliate Transactions. Except pursuant to terms that would satisfy the requirements set forth in Section 10.10., or otherwise be permitted by Section 10.10., none of the Parent, the Borrower or any other Subsidiary is a party to any transaction with an Affiliate.
(t)    Intellectual Property. Each of the Parent, the Borrower and each other Subsidiary owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict as of the Effective Date with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person, the effect of which conflict could reasonably be expected to have a Material Adverse Effect. The Parent, the Borrower and each other Subsidiary have taken all such steps as they deem reasonably necessary to protect their respective rights under and with respect to such Intellectual Property.

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(u)    Business. As of the Effective Date, the Parent, the Borrower and the other Subsidiaries are engaged predominantly in the business of developing, constructing, acquiring, owning and operating neighborhood and community shopping centers, together with other business activities incidental thereto.
(v)    Broker’s Fees. Except as contemplated by any fee arrangements with the Bookrunners or their affiliates, no broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. No other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Parent, the Borrower or any of its other Subsidiaries ancillary to the transactions contemplated hereby.
(w)    Accuracy and Completeness of Information. No written information, report or other papers or data (excluding financial projections and other forward looking statements) furnished to the Agent or any Lender by, on behalf of, or at the direction of, the Parent, the Borrower or any other Subsidiary in connection with or relating in any way to this Agreement, when taken together with all other written information furnished, contained any untrue statement of a fact material to the creditworthiness of the Parent, the Borrower or any other Subsidiary or omitted to state a material fact necessary in order to make such statements contained therein, in light of the circumstances under which they were made, not misleading. All financial statements (including in each case all related schedules and notes) furnished to the Agent or any Lender by, on behalf of, or at the direction of, the Parent, the Borrower or any other Subsidiary in connection with or relating in any way to this Agreement, present fairly, in all material respects and in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods (subject, as to interim statements, to changes resulting from normal year end audit adjustments). All financial projections and other forward looking statements prepared by or on behalf of the Parent, the Borrower or any other Subsidiary that have been or may hereafter be made available to the Agent or any Lender were or will be, at the time made, prepared in good faith based on reasonable assumptions.
(x)    REIT Status. The Parent has operated, and intends to continue to operate, in a manner so as to permit it to qualify as a REIT. The Parent has elected to be treated as a REIT.
(y)    Unencumbered Pool Properties. Each of the Unencumbered Pool Properties (other any Unencumbered Pool Property approved pursuant to clause (c) of the definition of “Unencumbered Pool”) satisfies all of the requirements contained in the definition of “Eligible Unencumbered Pool Property”. Each of the Unencumbered Pool Property Controlled Subsidiaries that owns (or leases pursuant to a Ground Lease) an Unencumbered Controlled Pool Property then included in the Unencumbered Pool satisfies the requirements of this Agreement to be an Unencumbered Pool Property Controlled Subsidiary.
(z)    OFAC. None of the Borrower, the Guarantors nor any Subsidiary, or any of such Persons’ respective directors, officers, or, to the knowledge of Borrower and Parent, any employees, agents, advisors or Affiliates of Borrower, any Guarantor or any Subsidiary (i) is (or will be) a Person: (A) that is, or is owned or controlled by Persons that are: (1) the subject or

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target of any Sanctions Laws and Regulations or (2) located, organized or resident in a country or territory that is itself, or whose government is, the subject of Sanctions Laws and Regulations, including, without limitation as of the Effective Date Crimea, Cuba, Iran, North Korea, and Syria (collectively, “Sanctioned Countries”) or (B) with whom any Lender is prohibited or restricted from doing business under Sanctions Laws and Regulations, including, those Persons named on OFAC’s Specially Designated and Blocked Persons list or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and (ii) is not and shall not engage in any dealings or transactions or otherwise be associated with any such Person (any such Person, a “Designated Person”) except as is authorized or not prohibited under Sanctions Laws and Regulations.
(aa)    Anti-Corruption. Neither any Loan Party nor any Subsidiary, director or officer of a Loan Party or, to the knowledge of any Loan Party, any Affiliate, agent or employee of a Loan Party, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws or regulations in any applicable jurisdiction.
Section 7.2.    Survival of Representations and Warranties, Etc.
All statements contained in any Loan Document delivered by or on behalf of the Parent, the Borrower or any other Subsidiary to the Agent or any Lender shall constitute representations and warranties made by the Borrower in favor of the Agent and the Lenders under this Agreement. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans.
ARTICLE VIII. AFFIRMATIVE COVENANTS
For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.6., all of the Lenders) shall otherwise consent in the manner provided for in Section 13.6., the Borrower shall comply with the following covenants:
Section 8.1.    Preservation of Existence and Similar Matters.
Except as otherwise permitted under Section 10.6., the Borrower shall, and shall cause Parent and each Subsidiary to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.
Section 8.2.    Compliance with Applicable Law and Material Contracts.
The Borrower shall, and shall cause Parent and each Subsidiary to, comply with (a) all Applicable Laws, including the obtaining of all Governmental Approvals, the failure with which

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to comply could reasonably be expected to have a Material Adverse Effect, and (b) all terms and conditions of all Material Contracts to which it is a party, to the extent any noncompliance could reasonably be expected to have a Material Adverse Effect.
Section 8.3.    Maintenance of Property.
The Borrower shall, and shall cause Parent and each Subsidiary to, (a) protect and preserve all of its respective properties, including, but not limited to, all Intellectual Property, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear and casualty events excepted, and (b) make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except in the cases of clauses (a) and (b) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 8.4.    Conduct of Business.
The Borrower shall, and shall cause Parent and each Subsidiary to, carry on, their respective businesses as described in Section 7.1.(u) and any line of business ancillary or reasonably related thereto.
Section 8.5.    Insurance.
The Borrower shall, and shall cause Parent and each Subsidiary to, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses and owning similar properties in the same general area in which the Borrower or the relevant Subsidiary operates or as may be required by Applicable Law, and from time to time deliver to the Agent upon its request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. Not in limitation of the foregoing, the Borrower shall, and shall cause each other Loan Party to, maintain such insurance with respect to each Unencumbered Pool Property.
Section 8.6.    Payment of Taxes and Claims.
The Borrower shall, and shall cause Parent and each Subsidiary to, pay and discharge (a) prior to delinquency all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) by not later than 30 days past due all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, could reasonably be expected to become a Lien on any properties of such Person that is not a Permitted Lien; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend any foreclosure, sale or forfeiture and for which adequate

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reserves have been established on the books of the Parent, the Borrower or such Subsidiary, as applicable, in accordance with GAAP.
Section 8.7.    Visits and Inspections.
The Borrower shall, and shall cause Parent and each Subsidiary to, permit representatives or agents of any Lender or the Agent, from time to time after reasonable prior notice if no Event of Default shall be in existence, as often as may be reasonably requested, but only during normal business hours and at the expense of such Lender or the Agent (unless a Default or Event of Default shall exist, in which case the exercise by the Agent or such Lender of its rights under this Section shall be at the expense of the Borrower), as the case may be, to: (a) visit and inspect all properties of the Parent, the Borrower or such Subsidiary to the extent any such right to visit or inspect is within the control of such Person; (b) inspect and make extracts from their respective books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its officers and employees, and its independent accountants, its business, properties, condition (financial or otherwise), results of operations and performance (as to its independent accountants and employees , in the presence of an officer of the Borrower if an Event of Default does not then exist provided that an officer is made available after reasonable prior notice). If requested by the Agent, the Borrower shall, and shall cause the Parent to, execute an authorization letter addressed to their accountants authorizing the Agent or any Lender to discuss the financial affairs of the Parent, the Borrower and any other Subsidiary with their accountants.
Section 8.8.    Use of Proceeds.
The Borrower shall use the proceeds of the Loans to repay in full the indebtedness under the Existing Term Loan Agreement with any remaining proceeds, after payment of closing costs for this Agreement, to be a prepayment of the “Term Loan B” under the Credit Agreement. No part of the proceeds of any Loan will be used for the purpose of buying or carrying “margin stock” within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any such margin stock.
Section 8.9.    Environmental Matters.
The Borrower shall, and shall cause the Parent and all of the Subsidiaries to, comply with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. If the Parent, the Borrower, or any other Subsidiary shall (a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Parent, the Borrower or any other Subsidiary alleging violations of any Environmental Law or requiring any such Person to take any action in connection with the release of Hazardous Materials or (c) receive any notice from a Governmental Authority or private party alleging that any such Person may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Materials or any damages caused thereby, and the matters referred to in such notices, individually or in the

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aggregate, could reasonably be expected to have a Material Adverse Effect, the Borrower shall provide the Agent with a copy of such notice promptly, and in any event within 10 Business Days, after the receipt thereof. The Borrower shall, and shall cause the Parent and the Subsidiaries to, take promptly all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws other than a Permitted Environmental Lien on a property which is not an Unencumbered Pool Property.
Section 8.10.    Books and Records.
The Borrower shall, and shall cause the Parent and each Subsidiary to, maintain books and records pertaining to its respective business operations in which full, true and correct entries are made in accordance with GAAP.
Section 8.11.    Further Assurances.
The Borrower shall, and shall cause the Parent and the Subsidiaries to, at their cost and expense and upon request of the Agent, execute and deliver or cause to be executed and delivered, to the Agent such further instruments, documents and certificates consistent with the existing terms and conditions of the Loan Documents, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.
Section 8.12.    REIT Status.
The Borrower shall cause the Parent to maintain its status as a REIT and to not revoke its election to be treated as a REIT.
Section 8.13.    Exchange Listing.
The Borrower shall cause the Parent to maintain at least one class of common Equity Interest of the Parent having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is the subject of price quotations in the over the counter market as reported by the National Association of Securities Dealers Automated Quotation System.
Section 8.14.    Preservation of Right to Pledge Properties in the Unencumbered
    Pool.
The Parent, the Borrower, each other Loan Party and each Borrowing Base Subsidiary shall each take such actions as are necessary to preserve its right and ability to pledge its interest in the Unencumbered Pool Properties to the Agent without any such pledge after the date hereof causing or permitting the acceleration (after the giving of notice or the passage of time, or otherwise) of any other Indebtedness of the Loan Parties or any of their respective Subsidiaries; provided, however, that this Section 8.14 shall not prohibit (a) an agreement that conditions a Person’s ability to encumber its assets to be included in a pool of unencumbered properties to

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comply with financial covenant ratios with respect to Unsecured Indebtedness or upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that in each case do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets or (b) a provision contained in any agreement that evidences Unsecured Indebtedness which contains restrictions on encumbering assets that are substantially similar to, or less restrictive than, those restrictions contained in the Loan Documents. Borrower shall, upon demand, provide to the Agent such evidence as the Agent may reasonably require to evidence compliance with this Section 8.14, which evidence shall include, without limitation, copies of any agreements or instruments which would in any way restrict or limit a Loan Party’s or Borrowing Base Subsidiary’s ability to pledge assets as security for Indebtedness, or which provide for the occurrence of a default (after the giving of notice or the passage of time, or otherwise) if assets are pledged in the future as security for Indebtedness of such Loan Party, such Borrowing Base Subsidiary or any of their Subsidiaries.
Section 8.15.    Sanctions Laws and Regulations.
(a)    The Borrower shall not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Unconsolidated Affiliate or other Person to fund any activities or business of, in or with any Designated Person or Sanctioned Country, in any manner that would result in a violation of applicable Sanctions Laws and Regulations or applicable anti-bribery, anti-corruption or anti-money laundering laws or regulations, in any applicable jurisdiction by any party to this Agreement.
(b)    None of the funds or assets of the Borrower that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to Designated Persons or countries which are themselves the subject of territorial sanctions under applicable Sanctions Laws and Regulations.
Section 8.16.    Acquisition of Interest Rate Hedge.
Within thirty (30) days following the Effective Date, the Borrower shall (a) acquire an interest rate swap or other interest rate protection reasonably acceptable to Agent from a counterparty reasonably acceptable to Agent on a notional amount of not less than the outstanding principal balance of the Term Loans (the “Interest Rate Hedge”), and (b) deliver to Agent evidence reasonably satisfactory to Agent of such acquisition. Borrower shall maintain the Interest Rate Hedge in full force and effect and without default or other termination event through and including October 25, 2023.
ARTICLE IX. INFORMATION
For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.6., all of the Lenders) shall otherwise consent in the manner set forth in Section 13.6., the Borrower shall furnish to the Agent at its Lending Office (and the Agent shall promptly thereafter post for review by the Lenders):

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Section 9.1.    Quarterly Financial Statements.
As soon as available and in any event within 5 days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 50 days after the end of each of the first, second and third fiscal quarters of the Borrower), the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, shareholders’ equity, cash flows and Funds from Operations of the Parent and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief executive officer or chief financial officer of the Parent, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year end audit adjustments).
Section 9.2.    Year End Statements.
As soon as available and in any event within 5 days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 95 days after the end of each fiscal year of the Parent), the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income, shareholders’ equity, cash flows and Funds from Operations of the Parent and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) certified by the chief executive officer or chief financial officer of the Parent, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Parent, the Borrower and its other Subsidiaries as at the date thereof and the results of operations for such period and (b) accompanied by the report thereon (other than the statement of Funds from Operations) of Ernst & Young LLP or any other independent certified public accountants of recognized national standing reasonably acceptable to the Agent, whose report shall be unqualified.
Section 9.3.    Compliance Certificate.
At the time financial statements are furnished pursuant to Sections 9.1. and 9.2., a certificate substantially in the form of Exhibit J (a “Compliance Certificate”) executed by the chief financial officer of the Parent: (a) setting forth in reasonable detail as at the end of such quarterly accounting period, fiscal year, or other fiscal period, as the case may be, the calculations required to establish whether or not the Borrower was in compliance with the covenants contained in Sections 10.1. (including, without limitation, calculations of the Unencumbered Pool Value and the Unsecured Debt Interest Coverage Ratio and a list of Unencumbered Pool Properties) and (b) stating that, to his or her knowledge, information and belief after reasonable due inquiry, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure. Unencumbered Pool Properties that were disposed of during such period or which are

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then excluded from calculations of the covenants in Section 10.1 shall be excluded from determinations of the Unencumbered Pool Value and Unsecured Debt Interest Coverage Ratio.
Section 9.4.    Other Information.
(a)    Management Reports. Promptly upon receipt thereof, copies of all management reports, if any, submitted to the Parent or its Board of Trustees by its independent public accountants;
(b)    Securities Filings. Within 5 Business Days of the filing thereof, if requested by Agent or any other Lender, copies of all registration statements (excluding the exhibits thereto (unless requested by the Agent) and any registration statements on Form S 8 or its equivalent), reports on Forms 10 K, 10 Q and 8 K (or their equivalents) and all other periodic reports which the Parent, the Borrower, or any other Subsidiary shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;
(c)    Shareholder Information. Promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed and, if requested by Agent or any other Lender, promptly upon the issuance thereof copies of all press releases issued by the Parent, the Borrower or any other Subsidiary;
(d)    Quarterly Operating Summaries. At the time financial statements are furnished pursuant to Sections 9.1. and 9.2., an operating summary with respect to each Unencumbered Pool Property for the fiscal quarter most recently ended, including without limitation, a quarterly and year-to-date statement of total revenues, expenses, net operating income and an occupancy status report together with a current rent roll for each such Property;
(e)    Quarterly Property Schedules. At the time financial statements are furnished pursuant to Sections 9.1. and 9.2., a schedule of all Properties owned or leased by the Parent, the Borrower and each other Subsidiary of the Parent as of the fiscal quarter most recently ended, and the applicable Net Operating Income and Occupancy Rate of each such Property;
(f)    Development Property Updates. At the time financial statements are furnished pursuant to Sections 9.1. and 9.2., a schedule of all Properties of the Parent, the Borrower and each other Subsidiary which are under development as of the fiscal quarter most recently ended, setting forth for each such Property its percentage of completion, the percentage preleased, the estimated completion date, the total amount of development funded and the status of such development against the development budget;
(g)    Reserved;
(h)    Litigation. To the extent the Parent, the Borrower or any other Subsidiary is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other

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tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Parent, the Borrower or any other Subsidiary or any of their respective properties, assets or businesses which could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of the Parent, the Borrower or any of its Subsidiaries are being audited;
(i)    Change of Management or Financial Condition. Prompt notice of any change in the chief executive officer, chief financial officer, chief operating officer or President of the Parent or the Borrower (to the extent not reported on Form 8 K) and any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Parent, the Borrower or any other Subsidiary which has had or could reasonably be expected to have a Material Adverse Effect;
(j)    Default. Notice of the occurrence of any of the following promptly upon a Responsible Officer of the Parent obtaining knowledge thereof: (i) any Default or Event of Default or (ii) any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by the Parent, the Borrower or any other Subsidiary under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound if the same has had or could reasonably be expected to have a Material Adverse Effect;
(k)    Judgments. Prompt notice of any order, judgment or decree in excess of $20,000,000 having been entered against the Parent, the Borrower or any other Subsidiary of any of their respective properties or assets;
(l)    Notice of Violations of Law. Prompt notice if the Parent, the Borrower or any other Subsidiary shall receive any notification from any Governmental Authority alleging a violation of any Applicable Law or any inquiry which, in either case, could reasonably be expected to have a Material Adverse Effect;
(m)    Reserved;
(n)    ERISA. If and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) or any other event which Borrower or the ERISA Group could be liable for under ERISA Section 4062(e) or 4063 (a “Reportable Event”) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in “reorganization”, or is “insolvent” (within the meaning of ERISA) or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code or Section 302 of ERISA, a copy of such application; (v) gives notice of

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intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement, and of which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief executive officer or chief financial officer of the Parent setting forth details as to such occurrence and the action, if any, which the Parent or applicable member of the ERISA Group is required or proposes to take;
(o)    Credit Rating. Promptly upon becoming aware thereof, notice of a change in the Credit Rating given by a Rating Agency or any announcement that any rating is “under review” or that such rating has been placed on a watch list or that any similar action has been taken by a Rating Agency;
(p)    Other Information. From time to time and promptly upon each request, such data, certificates, reports, statements, budgets, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Parent, the Borrower or any of its other Subsidiaries as the Agent or any Lender may reasonably request (including any information as shall be necessary for such Lender to comply with applicable law, including, without limitation, applicable “know your customer” and anti-money laundering rules and regulations); and
(q)    Springing Recourse Event. Promptly upon becoming aware thereof, notice of a Springing Recourse Event.
ARTICLE X. NEGATIVE COVENANTS
For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.6., all of the Lenders) shall otherwise consent in the manner set forth in Section 13.6., the Borrower shall, and shall cause the Parent to, comply with the following covenants, as applicable:
Section 10.1.    Financial Covenants.
The Borrower shall not permit:
(a)    Maximum Leverage Ratio. The Leverage Ratio to exceed the ratio of 0.60 to 1.00 at any time; provided, however, that for any one (1) period (but only one (1) period during the term of this Agreement) of up to four (4) consecutive fiscal quarters immediately following a Material Acquisition of which Borrower has given Agent written notice, the Leverage Ratio may exceed the ratio of 0.60 to 1.00 but shall not exceed the ratio of 0.65 to 1.00 during such period.

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(b)    Minimum Fixed Charge Coverage Ratio. The ratio of (i) Adjusted EBITDA for the ~~two~~four (~~2~~4) fiscal quarters of the Parent most recently ended to (ii) Fixed Charges for such period, to be less than 1.5 to 1.00 at any time.
(c)    [Intentionally Omitted.]
(d)    [Intentionally Omitted.]
(e)    [Intentionally Omitted.]
(f)    Secured Indebtedness. The ratio of (i) Secured Indebtedness of the Parent, the Borrower, or any Subsidiary of Parent, determined on a consolidated basis, to (ii) Total Asset Value to exceed .45 to 1.00 at any time.
(g)    Unsecured Leverage. The ratio of (i) the aggregate Unsecured Indebtedness of the Parent, the Borrower, or any Subsidiary of Parent, determined on a consolidated basis, to (ii) Unencumbered Pool Value to exceed 0.60 to 1.00 at any time; provided, however, that for any one (1) period (but only one (1) period during the term of this Agreement) of up to four (4) consecutive fiscal quarters immediately following a Material Acquisition of which Borrower has given Agent written notice, the ratio of (x) the aggregate Unsecured Indebtedness of the Parent, the Borrower or any Subsidiary of Parent, determined on a consolidated basis, to (y) Unencumbered Pool Value may exceed 0.60 to 1.00 but shall not exceed the ratio of 0.65 to 1.00 during such period~~.~~; provided, further that no breach of this Section 10.1.(g) shall occur (or be deemed to have occurred) unless and until Borrower has failed to make the principal payments required to restore compliance with this covenant as provided in Section 2.8.(b).
(h)    Unsecured Debt Interest Coverage Ratio. The Unsecured Debt Interest Coverage Ratio to be less than 1.75 to 1.00 at any time~~.~~; provided, that no breach of this Section 10.1.(h) shall occur (or be deemed to have occurred) unless and until Borrower has failed to make the principal payments required to restore compliance with this covenant as provided in Section 2.8.(b).
Section 10.2.    Restricted Payments.
The Borrower shall not, and shall not permit Parent or any of its Subsidiaries to, declare or make any Restricted Payment; provided, however, that the Parent and its Subsidiaries may declare and make Restricted Payments so long as no Default or Event of Default exists or would result therefrom. Notwithstanding the foregoing, but subject to the following sentence, if a Default or Event of Default exists, the Borrower and Parent may only declare or make cash distributions to its shareholders for any fiscal year in an aggregate amount not to exceed the minimum amount necessary for the Parent to maintain its status as a REIT under the Internal Revenue Code and any Subsidiary may make Restricted Payments to the Borrower or any other Subsidiary of the Borrower. If an Event of Default specified in Section 11.1.(a) or (b), an Event of Default with respect to the Parent or the Borrower under Section 11.1.(f) or an Event of Default with respect to the Parent or the Borrower under Section 11.1.(g) shall exist, or if as a

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result of the occurrence of any other Event of Default any of the Obligations have been accelerated pursuant to Section 11.2.(a), the Borrower shall not, and shall not permit Parent or any Subsidiary to, make any Restricted Payments to any Person other than to the Borrower or any other Subsidiary of the Borrower.
Section 10.3.    Indebtedness.
The Borrower shall not, and shall not permit the Parent or any Subsidiary to, incur, assume, or otherwise become obligated in respect of any Indebtedness after the Effective Date if immediately prior to the assumption, incurring or becoming obligated in respect thereof, or immediately thereafter and after giving effect thereto, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1. No Guarantor (other than Parent) shall incur, assume or otherwise become obligated in respect of any Secured Indebtedness.
Section 10.4.    [Intentionally Omitted.]
Section 10.5.    Liens.
The Borrower shall not, and shall not permit the Parent or any Subsidiary to, create, assume, or incur any Lien upon (i) any of its properties, assets, income or profits of any character whether now owned or hereafter acquired (other than Permitted Liens) if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence or (ii) any Unencumbered Pool Property or any equity interest therein (other than Permitted Liens (but not Liens of the type described in clauses (f), (g) and (h) of the definition of Permitted Liens or Permitted Environmental Liens)).
Section 10.6.    Merger, Consolidation, Sales of Assets and Other Arrangement.
The Borrower shall not, and shall not permit the Parent or any Subsidiary to: (i) enter into any transaction of merger or consolidation; (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of (including, without limitation, by way of an LLC Division), in one transaction or a series of transactions, any of its business or assets, whether now owned or hereafter acquired; provided, however, that:
(a)    any of the actions described in the immediately preceding clauses (i) through (iii) may be taken with respect to any Subsidiary that is not a Loan Party or a Borrowing Base Subsidiary so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence;
(b)    the Parent, the Borrower and the other Subsidiaries may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business;

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(c)    any Subsidiary may merge or be consolidated into or with the Borrower;
(d)    a Person (other than the Borrower) may merge with and into a Loan Party so long as (i) such Loan Party is the survivor of such merger or the surviving entity becomes a Loan Party immediately upon the consummation thereof, (ii) immediately prior to such merger, and immediately thereafter and after giving effect thereto, (x) no Default or Event of Default is or would be in existence and (y) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents, (iii) such merger is completed as a result of negotiations with the approval of the board of directors or similar body of such Person and is not a so-called “hostile takeover”, and (iv) the Borrower shall have given the Agent at least 30 days’ (or such shorter period as may be approved by the Agent) prior written notice of such merger, such notice to include a certification as to the matters described in the immediately preceding clause (ii);
(e)    any two or more Subsidiaries may merge or be consolidated, provided that if any of such Subsidiaries is a Loan Party, a Loan Party shall be the survivor of such merger or the surviving entity shall become a Loan Party immediately upon the consummation thereof unless such Loan Party is released as a Guarantor or is not required to be a Guarantor in accordance with the terms of this Agreement;
(f)    a Subsidiary (other than the Borrower) may (i) merge or be consolidated with any other Person in a transaction in which such other Person shall be the surviving entity, provided that if any of such Subsidiaries is a Loan Party, a Loan Party shall be the survivor of such merger or the surviving entity shall become a Loan Party immediately upon the consummation thereof unless such Loan Party is released as a Guarantor or is not required to be a Guarantor in accordance with the terms of this Agreement, or if any of such Subsidiaries is a Borrowing Base Subsidiary, such Borrowing Base Subsidiary shall be the survivor of such merger unless the Properties of such Subsidiary are removed from the Unencumbered Pool, (ii) be liquidated or dissolved, or (iii) sell, lease or otherwise dispose of all or substantially all of its Property, so long as, after giving effect to any such transaction, no Default or Event of Default shall then exist. In the event that a Subsidiary shall engage in a transaction permitted by this Section 10.6.(f) (other than a lease of all or substantially all of its assets), then such Subsidiary shall be released by the Agent from liability under the Guaranty upon the satisfaction of the terms of Section 4.3.;
(g)    the Parent, the Borrower or any Subsidiary may sell, transfer or dispose of worn-out, obsolete or surplus personal property;
(h)    the Parent, the Borrower or any Subsidiary may sell, transfer, contribute, master lease or otherwise dispose of any Property in an arm’s length transaction (or, if the transaction involves an Affiliate of the Borrower, if the transaction complies with Section 10.10), including, without limitation, a disposition of Properties pursuant to a merger or consolidation,

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provided, however, that (i) the same would not result in a Default or Event of Default and (ii) an Unencumbered Pool Property may not be sold, transferred or otherwise disposed of unless immediately thereafter and after giving effect thereto, the Borrower shall be in pro forma compliance with the covenants set forth in Section 10.1.;
(i)    the Parent, the Borrower and its Subsidiaries may exchange Property held by the Borrower or a Subsidiary for one or more Properties of any Person; provided, that the Board of Trustees or Capital Allocation Committee of the Borrower has determined in good faith that the fair market value of the assets received by the Borrower or any such Subsidiary are approximately equal to the fair market value of the assets exchanged by the Borrower or such Subsidiary; and
(j)    the Parent, the Borrower and each other Subsidiary may sell, contribute, transfer or dispose of assets among themselves.
Section 10.7.    Fiscal Year.
The Borrower shall not permit the Parent to change its fiscal year from that in effect as of the Effective Date.
Section 10.8.    Modifications to Material Contracts.
The Borrower shall not, and shall not permit the Parent or any Subsidiary to, enter into any amendment or modification to any Material Contract which could reasonably be expected to have a Material Adverse Effect.
Section 10.9.    Modifications of Organizational Documents.
The Borrower shall not, and shall not permit the Parent or any Subsidiary to, amend, supplement, restate or otherwise modify its articles or certificate of incorporation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document if such amendment, supplement, restatement or other modification (a) could reasonably be expected to have a Material Adverse Effect, or (b) if such agreements or documents relate to an Unencumbered Pool Property Controlled Subsidiary that owns (or leases pursuant to a Ground Lease) an Unencumbered Controlled Pool Property then included in the Unencumbered Pool, would cause such Unencumbered Pool Property Controlled Subsidiary to no longer satisfy the requirements to be one.
Section 10.10.    Transactions with Affiliates.
The Borrower shall not, and shall not permit the Parent or any Subsidiary to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than a Wholly Owned Subsidiary), except (a) transactions in the ordinary course of the business of the Parent, the Borrower or any of their respective Subsidiaries and upon fair and reasonable terms which are no less favorable to the Parent, the Borrower or such Subsidiary, as applicable, than would be

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obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, (b) transactions permitted by Section 10.2. and transactions permitted by Section 10.4., so long as such transaction under Section 10.4. (other than a transaction under Section 10.4.(f)) is with a Person that is not (i) an officer or director of Parent or Borrower or a related Person to one of such officers or directors, or (ii) a Person (other than Parent) in which a director, officer, agent or employee (or a related Person to one of such Persons) owns an Equity Interest, and (c) transactions reasonably necessary or appropriate for Parent to maintain its status as an REIT, including transactions involving a Taxable REIT Subsidiary.
Section 10.11.    ERISA Exemptions.
The Parent and the Borrower shall not, and shall not permit any Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.
Section 10.12.    Reserved.
Section 10.13.    Parent Ownership of Borrower.
The Borrower shall not permit the Parent to own less than a 51% legal and beneficial ownership interest in Borrower.
ARTICLE XI. DEFAULT
Section 11.1.    Events of Default.
Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:
(a)    Default in Payment of Principal. The Borrower shall fail to pay when due (whether at maturity, by reason of acceleration or otherwise) the principal of any of the Loans.
(b)    Default in Payment of Interest and Other Obligations. The Borrower shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan Document, or any other Loan Party shall fail to pay when due any payment Obligation due and owing by such other Loan Party under any Loan Document to which it is a party, and such failure shall continue for a period of 5 Business Days.
(c)    Default in Performance. (i) The Borrower or the Parent shall fail to perform or observe any term, covenant, condition or agreement contained in Sections 9.4.(j), 9.4.(q) or in Article X. or (ii) any Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and in the case of this clause (ii) only such failure shall continue for a period of 30 days after the earlier of (x) the date upon which a

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Responsible Officer of the Parent or such Loan Party obtains knowledge of such failure or (y) the date upon which the Parent has received written notice of such failure from the Agent.
(d)    Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of any Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of any Loan Party to the Agent or any Lender, shall at any time prove to have been incorrect or misleading, in light of the circumstances in which made or deemed made, in any material respect when furnished or made or deemed made.
(e)    Indebtedness Cross Default; Derivatives Contracts.
(i)    The Borrower, the Parent, or any Subsidiary of Parent shall fail to pay when due and payable, within any applicable grace of cure period, the principal of, or interest on, any Recourse Indebtedness (other than the Loans) having an aggregate outstanding principal amount of $~~40,000,000 (or $125,000,000 in the case of Nonrecourse Indebtedness)~~75,000,000 or more (“Material Indebtedness”) ~~(provided that for so long as Borrower or Parent maintains an Investment Grade Rating, no Nonrecourse Indebtedness shall be included in the definition of Material Indebtedness)~~; or
(ii)    (x) the maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (y) any Material Indebtedness shall have been required to be prepaid or repurchased prior to the stated maturity thereof (other than as a result of customary non-default mandatory prepayment provisions associated with events such asset sales, casualty events, debt issuances, equity issuances or excess cash flow); or
(iii)    there occurs under any Derivatives Contract an “Early Termination Date” (as defined in such Derivatives Contract) resulting from (A) any event of default under such Derivatives Contract as to which any Loan Party is the “Defaulting Party” (as defined in such Derivatives Contract) or (B) any “Termination Event” (as so defined) under such Derivatives Contract as to which any Loan Party is an “Affected Party” (as so defined) and, in either event, the Derivatives Termination Value owed by any Loan Party as a result thereof is $~~40,000,000~~75,000,000 or more.
(f)    Voluntary Bankruptcy Proceeding. Any Loan Party~~, any Borrowing Base Subsidiary~~  or any Material Subsidiary shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment

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of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.
(g)    Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Loan Party~~, any Borrowing Base Subsidiary~~  or any Material Subsidiary in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and such case or proceeding shall continue undismissed or unstayed for a period of ~~60~~90 consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against such Loan Party~~, Borrowing Base Subsidiary~~  or Material Subsidiary (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.
(h)    Litigation; Enforceability. Any Loan Party shall disavow, revoke or terminate (or attempt to terminate) any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, any Note or any other Loan Document or this Agreement, any Note, the Guaranty or any other Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof).
(i)    Judgment. A judgment or order for the payment of money or for an injunction shall be entered against any Loan Party or any other Subsidiary by any court or other tribunal and (i) such judgment or order shall continue for a period of ~~30~~60 days without being paid, stayed or dismissed through appropriate appellate proceedings and (ii) ~~either (A)~~ the amount of such judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) ~~(x) in the case of any judgment against the Parent or any other Loan Party or Borrowing Base Subsidiary exceeds $40,000,000 (or, in case more than one such judgment against the Parent or any other Loan Party or Borrowing Base Subsidiary exists, all such judgments, in the aggregate, entered during any calendar year exceed $40,000,000) or (y) in the case of any judgment against any Subsidiary that is not a Loan Party or Borrowing Base Subsidiary exceeds $40,000,000~~exceeds $75,000,000, (or in case more than one such judgment against such Subsidiaries exists, all such judgments outstanding in the aggregate ~~entered during any calendar year exceed $40,000,000) or (B) in the case of an injunction or other non-monetary judgment, such judgment could reasonably be expected to have a Material Adverse Effect~~exceed $75,000,000).
(j)    Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any asset of any Loan Party or any other Subsidiary which exceeds,

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individually or together with all other such warrants, writs, executions and processes, (i) with respect to the Parent and any other Loan Parties or Borrowing Base Subsidiaries, $~~40,000,000~~75,000,000 or (ii) with respect to Subsidiaries that are not Loan Parties or Borrowing Base Subsidiaries, $~~40,000,000~~75,000,000 and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of 30 days.
(k)    ERISA. Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $~~25,000,000~~50,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $~~25,000,000~~50,000,000 shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Plan or Plans having aggregate Unfunded Liabilities in excess of $~~25,000,000~~50,000,000; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $~~25,000,000~~50,000,000.
(l)    Change of Control/Change in Management.
(i)    Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than ~~35.0~~50.0% of the total voting power of the then outstanding voting stock of the Parent; or
~~(ii)    During any period of 12 consecutive months ending after the Effective Date, individuals who at the beginning of any such 12 month period constituted the Board of Trustees of the Parent (together with any new trustees whose election by such Board or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the trustees then still in office who were either trustees at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Trustees of the Parent then in office; or~~
(ii)    ~~(iii)~~ The Parent shall cease to be the sole general partner of the Borrower or shall cease to have the sole and exclusive power to exercise all management and control over the Borrower.
(m)    Liquidating Events. The occurrence of a “Liquidating Event” under and as defined in the partnership agreement of the Borrower or any event occurs that results in the dissolution of the Borrower.

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(n)    ~~The Credit Agreement. The occurrence of an “Event of Default” under the Credit Agreement.~~[Intentionally Omitted.]
In the event that there shall occur any Default that affects only certain Unencumbered Pool Property included in the calculation of the Unencumbered Pool Value, then the Borrower may elect to cure such Default (so long as no other Default or Event of Default exists or would arise as a result) by electing to have the Agent remove such Unencumbered Pool Property from the calculation of the Unencumbered Pool Value and the covenants in Section 10.1.(g) and (h) and by reducing the outstanding Unsecured Indebtedness by the amount necessary to cause compliance with the covenants in Section 10.1.(g) and (h) in a manner such that the Loans are repaid or prepaid on at least a ratable basis (determined based on the aggregate outstanding principal amount of Loans and the aggregate outstanding principal amount of all other Unsecured Indebtedness receiving any repayment or prepayment on the date of such repayment or prepayment), in which event such removal and reduction shall be completed within five (5) Business Days after the earlier of (i) Borrower obtaining knowledge of such Default and (ii) receipt of notice of such Default from the Agent. In connection with removal, Borrower shall deliver to the Agent the items required to be delivered pursuant to Section 4.5. in connection with the removal of an ineligible property.
Section 11.2.    Remedies Upon Event of Default.
Upon the occurrence of an Event of Default the following provisions shall apply:
(a)    Acceleration; Termination of Facilities.
(i)    Automatic. Upon the occurrence of an Event of Default specified in Sections 11.1.(f) or 11.1.(g), (A)(i) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (ii) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower and (B) all of the Commitments and the obligation of the Lenders to make Term Loans shall all immediately and automatically terminate.
(ii)    Optional. If any other Event of Default shall exist, the Agent shall, (A) at the direction of the Requisite Lenders declare (1) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding and (2) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (B) at the direction of the Requisite Lenders, terminate the Commitments and the obligation of the Lenders to make Term Loans.

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(b)    Loan Documents. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.
(c)    Applicable Law. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.
Section 11.3.    Remedies Upon Default.
Upon the occurrence of a Default specified in Section 11.1.(g), the Commitments shall immediately and automatically terminate.
Section 11.4.    Allocation of Proceeds.
If an Event of Default shall exist and maturity of any of the Obligations has been accelerated, all payments received by the Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations, amounts payable with respect to Hedge Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:
(a)    amounts due to the Agent in respect of fees and expenses due under Section 13.2.;
(b)    amounts due to the Lenders in respect of fees and expenses due under Section 13.2., pro rata in the amount then due each Lender;
(c)    payments of interest on the Loans to be applied for the ratable benefit of the Lenders;
(d)    payments of principal of the Loans and amounts then owing to Lender Hedge Providers with respect to Hedge Obligations, to be applied for the ratable benefit of the Lenders and the Lender Hedge Providers (with the payments between the Term Loans and the Lender Hedge Providers to be pro rata based upon the outstanding principal amount of the Term Loans and the amounts then owing to the Lender Hedge Providers with respect to the Hedge Obligations); provided that the right of the Lender Hedge Providers to share in payments shall be reduced by any amounts such Lender Hedge Provider has separately received with respect to the Hedge Obligations following such acceleration of the maturity of the Obligations;
(e)    amounts due the Agent and the Lenders pursuant to Sections 12.7. and 13.9.;
(f)    payments of all other Obligations and other amounts due and owing by the Borrower and the other Loan Parties under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

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(g)    any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.
Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Hedge Obligations of such Guarantor.
Section 11.5.    Reserved.
Section 11.6.    Performance by Agent.
If any Loan Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Agent may, after notice to the Borrower, perform or attempt to perform such covenant, duty or agreement on behalf of the Loan Party after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent in such performance or attempted performance to the Agent, together with interest thereon at the applicable Post Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Loan Parties under this Agreement or any other Loan Document.
Section 11.7.    Rights Cumulative.
The rights and remedies of the Agent and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.
ARTICLE XII. THE AGENT
Section 12.1.    Authorization and Action.
Each Lender hereby appoints and authorizes the Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Agent a trustee or fiduciary for any Lender nor to impose on the Agent duties or obligations other than those expressly provided for herein. At the request of a Lender, the Agent will forward to such

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Lender copies or, where appropriate, originals of the documents delivered to the Agent pursuant to this Agreement or the other Loan Documents. The Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to the Agent by the Borrower, any Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Agent shall not exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have so directed the Agent to exercise such right or remedy.
Section 12.2.    Agent’s Reliance, Etc.
Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment. Without limiting the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including its own counsel or counsel for the Parent, the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or any other Person and shall not be responsible to any Lender or any other Person for any statements, warranties or representations made by any Person in or in connection with this Agreement or any other Loan Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Parent, the Borrower or other Persons or inspect the property, books or records of the Parent, the Borrower or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Agent on behalf of the Lenders in any such collateral; and (f) shall incur no liability under or in respect of this Agreement or any other Loan

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Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone or telecopy) believed by it to be genuine and signed, sent or given by the proper party or parties. Unless set forth in writing to the contrary, the making of its initial Loan by a Lender shall constitute a certification by such Lender to the Agent and the other Lenders that the conditions precedent for initial Loans set forth in Sections 6.1. and 6.2. that have not previously been waived by the Requisite Lenders have been satisfied.
Section 12.3.    Notice of Defaults.
The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.” If any Lender (excluding the Lender which is also serving as the Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Agent such a “notice of default.” Further, if the Agent receives such a “notice of default”, the Agent shall give prompt notice thereof to the Lenders.
Section 12.4.    KeyBank as Lender.
KeyBank, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include KeyBank in each case in its individual capacity. KeyBank and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with, the Parent, the Borrower, any other Loan Party or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Agent and any affiliate may accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders. The Lenders acknowledge that, pursuant to such activities, KeyBank or its affiliates may receive information regarding the Parent, the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them.
Section 12.5.    Approvals of Lenders.
All communications from the Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and, as appropriate, a brief summary of all oral information provided to the Agent by the Parent or the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Agent’s recommended

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course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within 10 Business Days (or such lesser or greater period as may be specifically required under the Loan Documents) of receipt of such communication. Except as otherwise provided in this Agreement, unless a Lender shall give written notice to the Agent that it specifically objects to the recommendation or determination of the Agent (together with a written explanation of the reasons behind such objection) within the applicable time period for reply, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.
Section 12.6.    Lender Credit Decision, Etc.
Each Lender expressly acknowledges and agrees that neither the Agent nor any of its officers, directors, employees, agents, counsel, attorneys in fact or other affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of the Parent, the Borrower, any other Loan Party, any Subsidiary or any other Person to such Lender and that no act by the Agent hereafter taken, including any review of the affairs of the Parent, the Borrower, any other Loan Party or any other Subsidiary, shall be deemed to constitute any such representation or warranty by the Agent to any Lender. Each Lender acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, or any of their respective officers, directors, employees and agents, and based on the financial statements of the Parent, the Borrower, the other Subsidiaries or any other Affiliate thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Parent, the Borrower, the other Loan Parties, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or counsel to the Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent under this Agreement or any of the other Loan Documents, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Parent, the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Agent, or any of its officers, directors, employees, agents, attorneys in fact or other affiliates. Each Lender acknowledges that the Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Agent and is not acting as counsel to such Lender.
Section 12.7.    Indemnification of Agent.
Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance

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with such Lender’s respective Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent (in its capacity as Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment or if the Agent fails to follow the written direction of the Requisite Lenders (or all of the Lenders if expressly required hereunder), unless such failure results from the Agent following the advice of counsel to the Agent of which advice the Lenders have received notice. Without limiting the generality of the foregoing but subject to the preceding proviso, each Lender agrees to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees of the counsel(s) of the Agent’s own choosing) incurred by the Agent in connection with the preparation, negotiation, execution, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Agent and/or the Lenders, and any claim or suit brought against the Agent, and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including reasonable counsel fees) shall be advanced by the Lenders on the request of the Agent notwithstanding any claim or assertion that the Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Agent that the Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Agent for any Indemnifiable Amount following payment by any Lender to the Agent in respect of such Indemnifiable Amount pursuant to this Section, the Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.
Section 12.8.    Successor Agent.
The Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. The Agent may be removed as Agent under the Loan Documents for good cause by all of the Lenders (other than the Lender then acting as the Agent) upon 30 days’ prior notice. Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the resigning Agent’s giving of notice of resignation or the Lenders’ removal of the removed Agent, then the resigning or removed Agent may, on behalf of the

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Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having total combined assets of at least $50,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any Agent’s resignation or removal hereunder as Agent, the provisions of this Article XII shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.
Section 12.9.    Titled Agents.
Each of the Titled Agents in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The titles of “Arranger”, “Bookrunner” and “Syndication Agent” are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Agent, the Borrower or any Lender and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.
Section 12.10.    Erroneous Payments.
(a)    Each Lender and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 12.10.(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment,

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and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(b)    Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.
(c)    In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) of the relevant class of Loans with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, the Administrative Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such revocation all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern

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in the event of any conflict with the terms and conditions of Section 13.5., and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.
(e)    Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 12.10. or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making for a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.
(f)    Each party’s obligations under this Section 12.10. shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
(g)    Nothing in this Section 12.10. will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.
ARTICLE XIII. MISCELLANEOUS
Section 13.1.    Notices.
(a)    Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:
If to the Borrower:
Kite Realty Group, L.P.
c/o Kite Realty Group Trust
30 S. Meridian Street, Suite 1100
Indianapolis, Indiana 46204
Attn: Chief Financial Officer
Telephone:    (317) 577-5600

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Telecopy:    (317) 577-5605

with a copy to:
Hogan Lovells US LLP
555 13th Street, N.W.
Washington, D.C. 20004
Attn: David Bonser
Telephone:    (202) 637-5868
Telecopy:    (202) 637-5910

If to the Agent:
KeyBank National Association
Real Estate Capital
1200 Abernathy Road, N.E., Suite 1550
Atlanta, Georgia 30328
Attn: James Komperda
Telephone:    (770) 510-2160
Telecopy:    (770) 510-2195

With a copy to:
Dentons US LLP
303 Peachtree Street, N.E., Suite 5300
Atlanta, Georgia 30308
Attn: ~~William F. Timmons~~Suneet Sidhu
Telephone:    (404) ~~527-8380~~527-4661
Telecopy:    (404) 527-4198

If to a Lender:
To such Lender’s address or telecopy number, as applicable, set forth on its signature page hereto or in the applicable Assignment and Acceptance Agreement;
or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered or sent by overnight courier, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to the Agent or any Lender under Article II. shall be effective only when actually received. Neither the Agent nor any Lender shall incur any liability to the Borrower (nor shall the Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. Failure of a

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Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to any other Person.
(b)    Loan Documents, any amendments a waiver thereof and notices under the Loan Documents may, with Agent’s approval, be transmitted and/or signed by facsimile and by signatures delivered in “PDF” format by electronic mail. The effectiveness of any such documents and signatures shall, subject to Applicable Law, have the same force and effect as an original copy with manual signatures and shall be binding on the Loan Parties, Agent and Lenders. Agent may also require that any such documents and signature delivered by facsimile or “PDF” format by electronic mail be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver any such manually-signed original shall not affect the effectiveness of any facsimile or “PDF” document or signature.
(c)    Notices and other communications to the Agent and the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified the Agent that it is incapable of receiving notices under such Section by electronic communication. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
Section 13.2.    Expenses.
The Borrower agrees (a) to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including (x) the reasonable fees and disbursements of counsel to the Agent, (y) costs and expenses of the Agent in connection with the use of IntraLinks, Inc., Syndtrak or other similar information transmission systems in connection with the Loan Documents, and (z) reasonable costs and expenses incurred by the Agent in connection with the review of Properties for inclusion in calculations of the covenants set forth in Section 10.1.(g) – (h) and the Agent’s other activities under Article XII., including the reasonable fees and disbursements of counsel to the Agent relating to all such activities, (b) to

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pay or reimburse the Agent and the Lenders for all their reasonable costs and expenses incurred following the occurrence of a Default in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their respective counsel and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents, (c) to pay, and indemnify and hold harmless the Agent from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with any bankruptcy or other proceeding of the type described in Sections 11.1.(f) or 11.1.(g), including the reasonable fees and disbursements of counsel to the Agent and any Lender, whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding. If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section within thirty (30) days after receipt of a reasonably detailed invoice therefor, the Agent, and/or the Lenders may pay such amounts on behalf of the Borrower and either deem the same to be Loans outstanding hereunder or otherwise Obligations owing hereunder.
Section 13.3.    Setoff.
Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Agent, each Lender and each Participant is hereby authorized by the Borrower, at any time or from time to time during the continuance of an Event of Default, without prior notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or Participant subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender or any affiliate of the Agent or such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 11.2., and although such obligations shall be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender and Participant agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of

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such setoff and application nor give rise to any claim against or liability of such Lender or participant.
Section 13.4.    Litigation; Jurisdiction; Other Matters; Waivers.
(a)    EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE AGENT, AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.
(b)    EACH OF THE BORROWER, THE AGENT AND EACH LENDER HEREBY AGREES THAT ANY FEDERAL DISTRICT COURT LOCATED IN NEW YORK OR, AT THE OPTION OF THE AGENT, ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE BORROWER AND EACH OF THE LENDERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM, AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.
(c)    THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE

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HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, AND THE TERMINATION OF THIS AGREEMENT.
Section 13.5.    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement (including by way of an LLC Division) without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.
(b)    Any Lender may make, carry or transfer Loans at, to or for the account of any of its branch offices or the office of an affiliate of such Lender except to the extent such transfer would result in increased costs to the Borrower.
(c)    Any Lender may at any time grant to one or more banks or other financial institutions (each a “Participant”) participating interests in its Commitment or the Obligations owing to such Lender; provided, however, after giving effect to any such participation by a Lender, the amount of its Commitment, or if the Commitments have been terminated, the aggregate outstanding principal balance of Notes held by it, in which it has not granted any participating interests must be equal to $5,000,000; and provided further that such participant shall not be a Defaulting Lender or an Affiliate of a Defaulting Lender. Except as otherwise provided in Section 13.3., no Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or (v) release any Guarantor (except as otherwise permitted under Section 4.3.). An assignment or other transfer which is not permitted by subsection (d) or (e) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (c). Upon request from the Agent or Borrower, a Lender shall notify the Agent of the sale of any participation hereunder and, if requested by the Agent, certify to the Agent that such participation is permitted hereunder and that the requirements of Section 3.12. (including Section 3.12.(f)) and this section have been satisfied. Participant shall deliver to such Lender the documents described in Section 3.12.(f). No Participant shall be entitled to any

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benefits under Section 3.12. greater than if the Participant had acquired its interest by assignment, and no Participant shall be entitled to receive any greater payment under Section 3.12. than its participating Lender would have been entitled to receive thereunder. Participant agrees to be subject to Section 3.12.(i) and Section 5.6. as if it were a Lender. Each Lender that sells a participation agrees to cooperate with Borrower and any relevant Participant to effectuate the provisions of Section 5.6. with respect any such Participant. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (and is maintained in accordance with Sections 5f. 103-1(c) and 1.871-14(c)(1)(i) of the United States Treasury Regulations) (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Sections 5f.103-1(c) and 1.871-14(c)(i)(i) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Any Lender may with the prior written consent of the Agent and, so long as no Event of Default exists, with the prior written consent of the Borrower (which consents, in each case, shall not be unreasonably withheld (it being agreed that the Borrower’s withholding of consent to an assignment which would result in (i) the Borrower having to pay any amounts (or increased amounts) under Section 3.12. as a result of the admission of such an Assignee or (ii) the admission of an Assignee which refuses to receive confidential information subject to the confidentiality requirements set forth herein shall in each case be deemed to be reasonable)), assign to one or more Eligible Assignees (each an “Assignee”) all or a portion of its rights and obligations under this Agreement and the Notes (including all or a portion of its Commitments and the Loans owing to such Lender); provided, however, (i) no such consent by the Borrower or the Agent shall be required in the case of any assignment to another Lender or any affiliate of such Lender, and no such consent of Borrower shall be required in the case of any assignment to an Approved Fund with respect to a Lender; (ii) without limiting a full assignment by a Lender, unless the Borrower and the Agent otherwise agree, after giving effect to any partial assignment by a Lender, the Assignee shall hold, and the assigning Lender shall retain, a Commitment, or if the Commitments have been terminated, Loans having an outstanding principal balance, of at least $5,000,000 and integral multiples of $1,000,000 in excess thereof; and (iii) each such assignment and the requisite consents shall be effected by means of an Assignment and Acceptance Agreement. Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; provided, if the Borrower reasonably requests additional information regarding the proposed assignee, the foregoing time period will

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be automatically extended until three (3) Business Days after the Borrower receives information regarding the proposed assignee responsive to the Borrower’s request. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement with respect to the assigned interest as of the effective date of the Assignment and Acceptance Agreement and shall have all the rights and obligations of a Lender with respect to the assigned interest as set forth in such Assignment and Acceptance Agreement, and the transferor Lender shall be released from its obligations hereunder with respect to the assigned interest to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that (i) to the extent requested by the assignee Lender or transferor Lender, new Notes are issued to the Assignee and such transferor Lender, as appropriate and (ii) any Notes held by the assigning Lender are promptly returned to the Borrower for cancellation (and, to the extent not so returned, Borrower shall be entitled to receive a customary indemnity agreement of the type described in Section 2.11.(c)(ii)(A) from such assigning Lender). In connection with any such assignment, the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $5,000. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in its Commitment or any Loan held by it hereunder to the Borrower or any Subsidiary or Affiliate of the Borrower.
(e)    The Agent shall maintain at the Principal Office a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amounts (and the amount of interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The Agent shall give each Lender and the Borrower notice of the assignment by any Lender of its rights as contemplated by this Section. The Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Acceptance Agreement shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice to the Agent. Upon its receipt of an Assignment and Acceptance Agreement executed by an assigning Lender, together with each Note subject to such assignment, the Agent shall, if such Assignment and Acceptance Agreement has been completed and if the Agent receives the processing and recording fee described in subsection (d) above, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.
(f)    In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Lender may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Notes shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

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(g)    A Lender may furnish any information concerning the Borrower, any other Loan Party or any of their respective Subsidiaries in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants) subject to compliance with Section 13.8.
(h)    Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower, the Parent, any other Loan Party or any of their respective Affiliates or Subsidiaries or to any natural Person.
(i)    Each Lender agrees that, without the prior written consent of the Borrower and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.
(j)    In connection with any assignment of rights and obligations of any Defaulting Lender, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender to each of which the applicable assignee and assignor hereby irrevocably consent), to (i) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (ii) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Section 13.6.    Amendments.
(a)    Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by the Borrower or any other Loan Party or any Subsidiary of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (and, in the case of an amendment to any Loan Document, the written consent of each Loan Party a party thereto).

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(b)    Notwithstanding the foregoing, without the prior written consent of each Lender directly and adversely affected thereby, no amendment, waiver or consent shall do any of the following:
(i)    increase the Commitments of the Lenders (except for any increase in the Commitments effectuated pursuant to Section 2.16.) (which action shall be deemed only to affect those Lenders whose Commitments are increased);
(ii)    reduce the principal of, or interest rates (other than interest or fees at the Post Default Rate) that have accrued or that will be charged on the outstanding principal amount of, any Loans or other Obligations (it being understood and agreed that any amendment or modification to the financial definitions or any changes in the calculation of the Leverage Ratio in this Agreement shall not constitute a reduction in any rate of interest for purposes of this clause (ii) of this Section 13.6.(b)) (which actions shall be deemed only to affect those Lenders of whose principal or interest is reduced);
(iii)    reduce the amount of any Fees payable hereunder or postpone any date fixed for payment thereof (it being understood and agreed that any amendment or modification to the financial definitions or any changes in the calculation of the Leverage Ratio in this Agreement shall not constitute a reduction in any Fees for purposes of this clause (iii) of this Section 13.6.(b)) (which action shall be deemed only to affect those Lenders the Fees relating to whose Commitments are reduced or such other date for payment are postponed or extended);
(iv)    modify the definition of the term “Termination Date” (except as contemplated under Section 2.13.) or otherwise postpone any date fixed for any payment of any principal of (including any amortization payment required under Section 2.8.(c)), or interest on, any Loans or any other Obligations (including the waiver of any Default or Event of Default as a result of the nonpayment of any such Obligations as and when due)(which action shall be deemed only to affect those Lenders the Termination Date of whose Commitments or such other date for payment are postponed or extended);
(v)    amend or otherwise modify the provisions of Sections 3.2. or 11.4.;
(vi)    modify the definition of the term “Requisite Lenders” or otherwise modify in any other manner that reduces the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, including without limitation, any modification of this Section 13.6. if such modification would have such effect;
(vii)    release all or substantially all of the Guarantors from the Guaranty other than as provided in Section 4.3.;
(viii)    amend or otherwise modify the provisions of Section 2.15.; or

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(ix)    reduce the Prepayment Consideration payable hereunder or modify the dates at or through which Prepayment Consideration is payable.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) the Commitment of any Defaulting Lender may not be increased without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
(c)    No amendment, waiver or consent, unless in writing and signed by the Agent, in such capacity, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents.
(d)    No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. Except as otherwise provided in Section 12.5., no course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Default or Event of Default occurring hereunder shall continue to exist until such time as such Default or Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by any Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon any Loan Party shall entitle such Loan Party to any other or further notice or demand in similar or other circumstances.
(e)    Notwithstanding anything to the contrary in this Section 13.6., if the Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or the other Loan Documents or an inconsistency between provisions of this Agreement and/or the other Loan Documents, the Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely affect the interest of the Lenders. Any such amendment shall become effective without any further or consent of any of other party to this Agreement. The Agent shall promptly forward to the Lenders a copy of any amendment entered into pursuant to this Section 13.6.(e).
(f)    Notwithstanding anything to the contrary in this Section 13.6., the Administrative Agent and the Borrower may, without the consent of any Lender, enter into the amendments or modifications to this Agreement or any of the other Loan Documents or enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implicant any Benchmark Replacement or otherwise effectuate the terms of Section 5.2.(c) in accordance with the terms of Section 5.2.(c).

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Section 13.7.    Nonliability of Agent and Lenders.
The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower or the Parent and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Agent or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party. Neither the Agent nor any Lender undertakes any responsibility to the Borrower or the Parent to review or inform the Borrower or the Parent of any matter in connection with any phase of the business or operations of the Borrower or the Parent.
Section 13.8.    Confidentiality.
The Agent and each Lender shall use reasonable efforts to assure that information about Borrower, the other Loan Parties and other Subsidiaries, and the Properties thereof and their operations, affairs and financial condition, not generally disclosed to the public, which is furnished to the Agent or any Lender pursuant to the provisions of this Agreement or any other Loan Document, is used only for the purposes of this Agreement and the other Loan Documents and shall not be divulged to any Person other than the Agent, the Lenders, and their respective agents who are actively and directly participating in the evaluation, administration or enforcement of the Loan Documents and other transactions between the Agent or such Lender, as applicable, and the Borrower, but in any event the Agent and the Lenders may make disclosure: (a) to any of their respective affiliates (provided they shall agree to keep such information confidential in accordance with the terms of this Section 13.8.); (b) as reasonably requested by any potential Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required or requested by any Governmental Authority or representative thereof or regulator or pursuant to legal process or in connection with any legal proceedings; (d) to the Agent’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Agent or the Lenders of rights hereunder or under any of the other Loan Documents; (f) upon Borrower’s prior consent (which consent shall not be unreasonably withheld), to any contractual counter-parties to any swap or similar hedging agreement or to any rating agency; and (g) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate.
Section 13.9.    Indemnification.
(a)    The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Agent, each of the Lenders, any affiliate of the Agent or any Lender, and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an “Indemnified Party”) from and against any and all of the following (collectively, the

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“Indemnified Costs”): losses, costs, claims, damages, liabilities, deficiencies, judgments or reasonable expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses indemnification in respect of which is specifically covered by Section 3.12. or 5.1. or expressly excluded from the coverage of such Sections 3.12. or 5.1.) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans; (iv) the Agent’s or any Lender’s entering into this Agreement; (v) the fact that the Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Agent and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Parent, the Borrower and the Subsidiaries; (vii) the fact that the Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Parent, the Borrower and the Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Agent or the Lenders may have under this Agreement or the other Loan Documents; or (ix) any violation or non compliance by the Parent, the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or the Agent and/or the Lenders as successors to the Borrower) to be in compliance with such Environmental Laws; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for (A) any acts or omissions of such Indemnified Party in connection with matters described in this subsection to the extent arising from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment or (B) Indemnified Costs to the extent arising directly out of or resulting directly from claims of one or more Indemnified Parties against another Indemnified Party not involving any act or omission of the Borrower or Guarantor.
(b)    The Borrower’s indemnification obligations under this Section 13.9. shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this regard, this indemnification shall cover all Indemnified Costs of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of

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the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority. If indemnification is to be sought hereunder by an Indemnified Party, then such Indemnified Party shall notify the Borrower of the commencement of any Indemnity Proceeding; provided, however, that the failure to so notify the Borrower shall not relieve the Borrower from any liability that it may have to such Indemnified Party pursuant to this Section 13.9.
(c)    This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower and/or any Subsidiary.
(d)    All out of pocket fees and expenses of, and all amounts paid to third persons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder, upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.
(e)    An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all Indemnified Costs incurred by such Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that if (i) the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, an Indemnified Party may settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower where (x) no monetary relief is sought against such Indemnified Party in such Indemnity Proceeding or (y) there is an allegation of a violation of law by such Indemnified Party.
(f)    If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.
(g)    The Borrower’s obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement or any other Loan Document to which it is a party.

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Section 13.10.    Termination; Survival.
At such time as (a) all of the Commitments have been terminated, (b) Reserved, (c) none of the Lenders is obligated any longer under this Agreement to make any Loans and (d) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate. The indemnities to which the Agent and the Lenders are entitled under the provisions of Sections 3.12., 5.1., 5.4., 12.8., 13.2. and 13.9. and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 13.4., shall continue in full force and effect and shall protect the Agent and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.
Section 13.11.    Severability of Provisions.
Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 13.12.    GOVERNING LAW.
THIS AGREEMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
Section 13.13.    Patriot Act.
The Lenders and the Agent each hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrower and the other Loan Parties, which information includes the name and address of the Borrower and the other Loan Parties and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower and the other Loan Parties in accordance with the such Act.
Section 13.14.    Counterparts.
This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

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Section 13.15.    Obligations with Respect to Loan Parties.
The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Loan Parties.
Section 13.16.    Limitation of Liability.
Neither the Agent nor any Lender, nor any affiliate, officer, director, employee, attorney, or agent of the Agent or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Agent or any Lender or any of the Agent’s or any Lender’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby.
Section 13.17.    Entire Agreement.
This Agreement, the Notes, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.
Section 13.18.    Construction.
The Borrower, the Agent and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Borrower, the Agent and each Lender.
Section 13.19.    Non-Recourse to Parent.
Except to the extent set forth in the Springing Guaranty and subject to the limitations described below, notwithstanding anything to the contrary set forth in this Agreement or in any of the other Loan Documents, recourse for the Obligations of the Borrower under this Agreement and the other Loan Documents are non-recourse to the Parent as a result of its capacity as the general partner of the Borrower, provided that the foregoing shall not limit any recourse to the Borrower and the other Guarantors and their respective assets, whether now owned or hereafter acquired. Agent and the Lenders agree that the Parent shall not be liable for any of the

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Obligations of the Borrower under this Agreement or the other Loan Documents as a result of its status as the general partner of the Borrower. Notwithstanding the foregoing, (a) if an Event of Default occurs, nothing in this Section 13.19. shall in any way prevent or hinder the Agent or the Lenders in the pursuit or enforcement of any right, remedy, or judgment against the Borrower or any of the other Guarantors, or any of their respective assets; (b) nothing herein shall be deemed a waiver, release or impairment of the Obligations or any Lien securing the Obligations or affect the validity or enforceability of the Loan Documents; (c) the Parent shall be fully liable to the Agent and the Lenders to the same extent that Parent would be liable absent the foregoing provisions of this Section 13.19. for fraud or willful misrepresentation by the Parent (or by the Borrower or any other Loan Party to the extent relating to the Compliance Certificate, financial statements or other reporting of or with respect to the Parent under Article IX, or to the extent that the Parent was acting on behalf of the Borrower or such other Loan Party in its capacity as the general partner (as is the case, without limitation, with respect to the Borrower and this Agreement and representations and warranties made pursuant hereto or required hereunder) or the indirect sole member or manager of such other Loan Party) (to the full extent of losses suffered by the Agent or any Lender by reason of such fraud or willful misrepresentation); and (d) nothing in this Section 13.19. shall be deemed to be a waiver of any right which Agent may have under §506(a), 506(b), 1111(b) or any other provision of the United States Bankruptcy Code, Title 11, U.S.C.A. (as amended from time to time), or any successor thereto or similar provisions under applicable state law to file a claim against the Borrower or any of the other Guarantors for the full amount of the Obligations. Nothing herein shall waive, relieve, reduce or impair any Obligation of the Parent under the Springing Guaranty.
Section 13.20.    Acknowledgment and Consent to Bail-In of ~~EEA~~Affected
    Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that

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such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.
Section 13.21.    Reliance on Hedge Provider.
For purposes of applying payments received in accordance with Section 11.2 or any other provision of the Loan Documents, the Agent shall be entitled to rely upon the trustee, paying agent or other similar representative (each, a “Representative”) or, in the absence of such a Representative, upon the holder of the Hedge Obligations for a determination (which each holder of the Hedge Obligations agrees (or shall agree) to provide upon request of the Agent) of the outstanding Hedge Obligations owed to the holder thereof. Unless it has actual knowledge (including by way of written notice from such holder) to the contrary, the Agent, in acting hereunder, shall be entitled to assume that no Hedge Obligations are outstanding.

Section 13.22.    Acknowledgement Regarding any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Related Swap Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent

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than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 15.1, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
[Signatures on Following Pages]

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[Signature Page to Term Loan Agreement with Kite Realty Group, L.P. - October, 2018]

IN WITNESS WHEREOF, the parties hereto have caused Term Loan Agreement to be executed by their authorized officers all as of the day and year first above written.

KITE REALTY GROUP, L.P.

By:	Kite Realty Group Trust, its sole General
Partner

By:
Name:
Title:

[Signatures Continued on Next Page]

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[Signature Page to Term Loan Agreement with Kite Realty Group, L.P. - October, 2018]

KEYBANK NATIONAL ASSOCIATION, as
Administrative Agent and as a Lender

By:
Name:
Title:

Commitment Amount:

$50,000,000.00

Lending Office (all Types of Loans):

KeyBank National Association
KeyBank Real Estate Capital
1200 Abernathy Road, N.E., Suite 1550
Atlanta, Georgia 30328
Attn: James Komperda
Telephone: (770) 510-2160
Telecopy: (770) 510-2195

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[Signature Page to Term Loan Agreement with Kite Realty Group, L.P. - October, 2018]

REGIONS BANK, as a Lender

By:
Name:
Title:

Commitment Amount:

$50,000,000.00

Lending Office:
Regions Bank
1180 West Peachtree Street, NW, Suite 1250
Atlanta, Georgia 30309
Attn: Chris Daniels, Real Estate Corporate Banking
Telephone: (404) 253-5253
Telecopy: (404) 870-5148

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[Signature Page to Term Loan Agreement with Kite Realty Group, L.P. - October, 2018]

FIFTH THIRD BANK, as a Lender

By:
Name:
Title:

Commitment Amount: $50,000,000.00 Lending Office: Fifth Third Bank 222 S. Riverside Plaza, 30th Floor Chicago, Illinois 60606 Attn: Michael Perillo Telephone: (312) 704-6289 Telecopy: (312) 704-7364

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[Signature Page to Term Loan Agreement with Kite Realty Group, L.P. - October, 2018]

THE HUNTINGTON NATIONAL BANK, as a
Lender

By:
Name:
Title:

Commitment Amount: $50,000,000.00 Lending Office: The Huntington National Bank 200 Public Square Cleveland, Ohio 44114 Attn: Greg Ward Telephone: (216) 515-0753 Telecopy: (877) 824-9123

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[Signature Page to Term Loan Agreement with Kite Realty Group, L.P. - October, 2018]

ASSOCIATED BANK, NATIONAL
ASSOCIATION, as a Lender

By:
Name:
Title:

Commitment Amount:

$50,000,000.00

Lending Office:
Associated Bank, National Association
300 N. Meridian Street, Suite 1200
Indianapolis, Indiana 46204
Attn: Shawn Bullock
Telephone: (317) 638-8222
Telecopy: (317) 632-3979

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SCHEDULE 4.1.
Unencumbered Pool Properties

	Entity Name	EIN	State of Formation	Foreign Qualifications	Purpose
1.	116 & Olio, LLC	20-1453863	Indiana		Owns Geist Pavilion, Fishers, Indiana
2.	Brentwood Land Partners, LLC	20-1453863	Delaware	Florida Indiana	Owns Tarpon Bay Plaza, Naples, Florida, excluding Target Tract and Chili’s Outlot
3.	Corner Associates, LP	20-1453863	Indiana		Owns The Corner, Carmel, Indiana
4.	Dayville Property Development, LLC	61-1689919	Connecticut		Owns Crossing at Killingly Commons, Dayville, Connecticut
5.	Glendale Centre, L.L.C	20-1453863	Indiana		Owns Glendale Town Center, Indianapolis, Indiana, excluding Keystone Avenue Outlots and BWW outlot
6.	Kite Eagle Creek, LLC	20-1453863	Indiana	Florida	Owns Shops at Eagle Creek, Naples, Florida, excluding Lowe’s
7.	Kite Greyhound III, LLC	20-1453863	Indiana		Owns development land at Greyhound Commons, Carmel, Indiana, excluding Regions Bank outlot
8.	Kite Greyhound, LLC	20-1453863	Indiana		Owns Greyhound Commons, Carmel, Indiana
9.	Kite King’s Lake, LLC	20-1453863	Indiana	Florida	Owns King’s Lake Square, Naples, Florida
10.	Kite Realty Eddy Street Land, LLC	20-1495369	Indiana		Owns real estate in South Bend, Indiana which will be developed for residential purposes to be sold
11.	Kite Realty New Hill Place, LLC	20-1495369	Indiana	North Carolina	Owns potential residential development property in Holly Springs, North Carolina
12.	Kite Washington Parking, LLC	20-1453863	Indiana		Owns Union Station Garage, Indianapolis, Indiana
13.	Kite West 86th Street II, LLC	20-1453863	Indiana		Owns Traders Point II, Indianapolis, Indiana, excluding Bank Outlot
14.	Kite West 86th Street, LLC	20-1453863	Indiana		Owns Traders Point, Indianapolis, Indiana, excluding Outlots except Macaroni Grill & Chili’s
15.	KRG Aiken Hitchcock, LLC	20-1453863	Delaware	South Carolina	Owns Hitchcock Plaza in Aiken, South Carolina
16.	KRG Alcoa Hamilton, LLC	20-1453863	Delaware	Tennessee	Owns Hamilton Crossing- Phase II in Alcoa, Tennessee
17.	KRG Alcoa TN, LLC	20-1453863	Delaware	Tennessee	Owns Hamilton Crossing-Phase III in Alcoa, Tennessee
18.	KRG Beechwood, LLC	46-5641489	Indiana	Georgia	Owns Beechwood Promenade in Clarke County, Georgia
19.	KRG Belle Isle, LLC	20-1453863	Indiana	Oklahoma	Owns Belle Isle Station in Oklahoma City, Oklahoma
SCHEDULE 4.1.

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	Entity Name	EIN	State of Formation	Foreign Qualifications	Purpose
20.	KRG Bennet Knoll, LLC	20-1453863	Indiana	North Carolina	Will be the owner of non-retail property in Holly Springs, North Carolina
21.	KRG Bolton Plaza, LLC	20-1453863	Indiana	Florida	Owns Bolton Plaza, Orange Park, Florida
22.	KRG Bridgewater, LLC	20-1453863	Indiana		Owns Bridgewater Marketplace, Westfield, Indiana, excluding Walgreens, Huntington Bank, Primrose and Christian Brothers
23.	KRG Burnt Store, LLC	20-1453863	Indiana	Florida	Owns Burnt Store Promenade in Charlotte County, Florida
24.	KRG Castleton Crossing, LLC	20-1453863	Indiana		Owns Castleton Crossing, Indianapolis, Indiana
25.	KRG Cedar Hill Plaza, LP	20-1453863	Delaware	Texas	Owns Plaza at Cedar Hill, Cedar Hill, Texas
26.	KRG Centre, LLC	20-1453863	Indiana		Owns Rangeline Crossing, Carmel, Indiana
27.	KRG Charlotte Perimeter Woods, LLC	20-1453863	Delaware	North Carolina	Owns Perimeter Woods in Charlotte, North Carolina
28.	KRG College I, LLC	20-1453863	Indiana		Owns portion of 54th & College, Indianapolis, Indiana (Fresh Market)
29.	KRG College, LLC	20-1453863	Indiana		Owns portion of 54th & College, Indianapolis, Indiana (Fresh Market)
30.	KRG Colleyville Downs, LLC	20-1453863	Indiana	Texas	Owns Colleyville Downs, Colleyville, Texas
31.	KRG Cool Creek Outlots, LLC	20-1453863	Indiana		Owns one (1) outlot at Cool Creek Commons, Westfield, Indiana
32.	KRG Cool Springs, LLC	20-3462730	Indiana	Tennessee	Owns Cool Springs Market, Franklin, Tennessee
33.	KRG Courthouse Shadows, LLC	20-1453863	Delaware	Florida	Owns Courthouse Shadows, Naples, Florida
34.	KRG Draper Crossing, LLC	20-1453863	Delaware	Utah	Owns Draper Crossing in Draper, Utah
35.	KRG Draper Peaks Outlot, LLC	20-1453863	Indiana	Utah	Owns Draper Peaks Outlot in Draper, Utah
36.	KRG Draper Peaks, LLC	20-1453863	Delaware	Utah	Owns Draper Peaks in Draper, Utah
37.	KRG Eagle Creek III, LLC	20-1453863	Indiana	Florida	Owns parcel at Eagle Creek, Naples, Florida leased to Dunkin Donuts
38.	KRG Eagle Creek IV, LLC	20-1453863	Indiana	Florida	Owns Pad 5 (outlot) at Eagle Creek, Naples, Florida
39.	KRG Eastgate Pavilion, LLC	20-1453863	Indiana	Ohio	Owns Eastgate Pavilion, Cincinnati, Ohio
40.	KRG Eastwood, LLC	20-1453863	Indiana	Florida	Owns Shoppes of Eastwood in Orlando, Florida
41.	KRG Eddy Street FS Hotel, LLC	20-1453863	Indiana		Owns land in South Bend, Indiana to be developed as a full service hotel
42.	KRG Estero, LLC	20-1453863	Indiana	Florida	Owns Estero Town Commons, Estero, Florida, excluding Regions Bank and Ruby Tuesday Outlots
SCHEDULE 4.1.

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	Entity Name	EIN	State of Formation	Foreign Qualifications	Purpose
43.	KRG Evans Mullins Outlots, LLC	20-1453863	Delaware	Georgia	Owns Mullins Crossing Outlots in Evans, Georgia
44.	KRG Evans Mullins, LLC	20-1453863	Delaware	Georgia	Owns Mullins Crossing in Evans, Georgia
45.	KRG Fishers Station, LLC	20-1453863	Indiana		Owns Fishers Station in Fishers, Indiana
46.	KRG Fort Myers Colonial Square, LLC	20-1453863	Delaware	Florida	Owns Colonial Square in Fort Myers, Florida
47.	KRG Fort Myers Village Walk, LLC	20-1453863	Delaware	Florida	Former owner of Shops at Village Walk in Fort Myers, Florida
48.	KRG Fox Lake Crossing, LLC	20-1453863	Delaware	Illinois	Owns Phase I of Fox Lake Crossing, Illinois
49.	KRG Frisco Westside, LLC	20-1453863	Delaware	Texas	Owns Westside Market in Frisco, Texas
50.	KRG Gainesville, LLC	20-1453863	Indiana	Florida	Owns Gainesville Plaza, Gainesville, Florida
51.	KRG Hunter’s Creek, LLC	20-1453863	Indiana	Florida	Owns Hunter’s Creek Promenade in Orange County, Florida
52.	KRG Indian River, LLC	20-1453863	Delaware	Florida	Owns Indian River Square in Vero Beach, Florida
53.	KRG ISS LH OUTLOT, LLC	20-1453863	Indiana	Florida	Owns outlot (Longhorn) at ISS, Daytona Beach, Florida
54.	KRG Jacksonville Deerwood Lake, LLC	20-1453863	Delaware	Florida	Owns Deerwood Lake Apartments in Jacksonville, Florida
55.	KRG Kingwood Commons, LLC	20-1453863	Indiana	Texas	Owns Kingwood Commons in Montgomery County, Texas
56.	KRG Kissimmee Pleasant Hill, LLC	20-1453863	Delaware	Florida	Owns Pleasant Hill Commons in Kissimmee, Florida
57.	KRG Lake City Commons II, LLC	20-1453863	Delaware	Florida	Owns Lake City Commons- Phase II in Lake City, Florida
58.	KRG Lakewood, LLC	20-1453863	Indiana	Florida	Owns Lakewood Promenade in Duval County, Florida
59.	KRG Las Vegas Craig, LLC	37-1705625	Delaware	Nevada	Owns Lowe’s Plaza at West Craig Rd., and North Jones Blvd., in Las Vegas, Nevada
60.	KRG Lithia, LLC	20-1453863	Indiana	Florida	Owns Lithia Crossing, Tampa, Florida
61.	KRG Market Street Village, LP	20-1453863	Indiana	Texas	Owns Market Street Village, Hurst, Texas, (excluding Chic-fil-A)
62.	KRG New Hill Place, LLC	20-1453863	Indiana	North Carolina	Owns Phase I and Phase II of Holly Springs Towne Center, in Holly Springs, North Carolina
63.	KRG Norman University II, LLC	20-1453863	Delaware	Oklahoma	Owns Phase II – (Area 6) at University Town Center in Norman, Oklahoma
SCHEDULE 4.1.

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	Entity Name	EIN	State of Formation	Foreign Qualifications	Purpose
64.	KRG North Las Vegas Losee, LLC	90-0904877	Delaware	Nevada	Owns Cannery Corner at Losee Rd., and Craig Rd., in North Las Vegas, Nevada
65.	KRG Northdale, LLC	20-1453863	Indiana	Florida	Owns Northdale Promenade in Hillsborough County, Florida
66.	KRG Oleander, LLC	20-1453863	Indiana	North Carolina	Owns Oleander Place, Wilmington, North Carolina
67.	KRG Panola II, LLC	20-1453863	Indiana	Georgia	Owns The Centre at Panola II, in Lithonia, Georgia
68.	KRG Parkside I, LLC	20-1453863	Indiana	North Carolina	Owns Parkside Town Commons (Phase I), excluding Bank of America -Outlot #3 in Cary, North Carolina
69.	KRG Parkside II, LLC	20-1453863	Indiana	North Carolina	Owns Parkside Town Commons (Phase II), Cary, North Carolina
70.	KRG Pembroke Pines, LLC	20-1453863	Indiana	Florida	Owns Cobblestone Plaza in Pembroke Pines, Florida; and sole member of KRG Cool Springs, LLC
71.	KRG Pine Ridge, LLC	20-1453863	Delaware	Florida	Owns Pine Ridge Crossing, Naples, Florida
72.	KRG Pipeline Pointe, LP	20-1453863	Indiana	Texas	Owns Pipeline Pointe, adjacent to Market Street Village in Hurst, Texas
73.	KRG Plaza Green, LLC	20-1453863	Indiana	South Carolina	Owns Shoppes at Plaza Green, Greenville, South Carolina
74.	KRG Port St. Lucie Landing, LLC	20-1453863	Delaware	Florida	Owns The Landing at Tradition in Port St. Lucie, Florida
75.	KRG Port St. Lucie Square, LLC	20-1453863	Delaware	Florida	Owns Tradition Village Square in St. Lucie, Florida
76.	KRG Portofino, LLC	26-0173376	Indiana	Texas	Owns Portofino Shopping Center in Montgomery County, Texas
77.	KRG Riverchase, LLC	20-1453863	Delaware	Florida	Owns Riverchase Plaza in Naples, Florida
78.	KRG Rivers Edge II, LLC	20-1453863	Indiana		Owns property adjacent to Shops at Rivers Edge, Indianapolis, Indiana leased to BGI
79.	KRG Rivers Edge, LLC	20-1453863	Indiana		Owns Shops at Rivers Edge, Indianapolis, Indiana
80.	KRG San Antonio, LP	20-1453863	Indiana	Texas	Owns Burlington Coat Factory, San Antonio, Texas
81.	KRG Shops at Moore II, LLC	20-1453863	Delaware	Oklahoma	Owns Lot 9 of Shops at Moore in Moore, Oklahoma
82.	KRG South Elgin Commons, LLC	20-1453863	Delaware	Illinois	Owns South Elgin Commons in Elgin, Illinois
83.	KRG Sunland II, LP	20-1453863	Indiana	Texas	Owns a portion of Sunland Towne Centre, El Paso, Texas
84.	KRG Sunland, LP	20-1453863	Indiana	Texas	Owns Sunland Towne Centre, El Paso, Texas (except KRG Sunland II parcel).
SCHEDULE 4.1.

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	Entity Name	EIN	State of Formation	Foreign Qualifications	Purpose
85.	KRG Temple Terrace, LLC	20-1453863	Delaware	Florida	Owns Temple Terrace, Area A – Phase I in Temple Terrace, Florida
86.	KRG Toringdon Market, LLC	20-1453863	Indiana	North Carolina	Owns Toringdon Market in Charlotte, North Carolina
87.	KRG Virginia Beach Landstown, LLC	20-1453863	Delaware	Virginia	Owns Landstown Commons in Virginia Beach, Virginia
88.	KRG Waterford Lakes, LLC	20-1453863	Indiana	Florida	Owns Waterford Lakes Village, Orlando, Florida
89.	KRG White Plains City Center, LLC	35-2455054	Delaware	New York	Owns City Center at White Plains in White Plains, New York
90.	KRG Woodruff Greenville, LLC	20-1453863	Indiana	South Carolina	Owns Publix at Woodruff, Greenville, South Carolina
91.	KRG/CP Pan Am Plaza, LLC	26-1918928	Indiana		Owns Pan Am Plaza, Indianapolis, Indiana
92.	KRG/I-65 Partners Beacon Hill, LLC	20-3229387	Indiana		Owns Beacon Hill, Crown Point, Indiana, excluding Strack & VanTil parcel, Harris Bank Outlots #1, 5, 6 and 7.
93.	Noblesville Partners, LLC	20-1453863	Indiana		Owns Stoney Creek Commons, Noblesville, Indiana
94.	Westfield One, LLC	20-1453863	Indiana		Owns Cool Creek Commons, Westfield, Indiana, excluding Outlots
95.	Whitehall Pike, LLC	20-1453863	Indiana		Owns Whitehall Pike, Bloomington, Indiana

SCHEDULE 4.1.

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SCHEDULE 7.1.(b)
Ownership Structure

Part I: Subsidiaries

	Entity Name	EIN and LEI	State of Formation	Foreign Qualification	Purpose	Ownership Structure
1.	116 & Olio, LLC	20-1453863	Indiana		Owns Geist Pavilion, Fishers, Indiana	Wholly owned subsidiary of KRG Geist Management, LLC
2.	Brentwood Land Partners, LLC	20-1453863	Delaware	Florida Indiana	Owns Tarpon Bay Plaza, Naples, Florida, excluding Target Tract and Chili’s Outlot	Wholly owned subsidiary of Kite Realty Group, L.P.
3.	Brentwood Property Owners’ Association, Inc.	14-1865645	Florida		Owners’ Association for Tarpon Bay Plaza, Naples, FL	Owners’ Association for Tarpon Bay Plaza, Naples, Florida; consolidated for GAAP purposes
4.	Bulwark, LLC	06-0730433	Delaware		Owns KRG Aiken Hitchcock, LLC, KRG Goldsboro Memorial, LLC and KRG Frisco Westside, LLC	Wholly owned subsidiary of Splendido Real Estate, LLC
5.	Corner Associates, LP	20-1453863	Indiana		Owns The Corner, Carmel, Indiana	KRG Corner Associates, LLC is General Partner and Kite Realty Group, L.P. is limited partner
6.	Dayville Property Development, LLC	61-1689919	Connecticut		Owns Crossing at Killingly Commons, Dayville, Connecticut	Wholly owned subsidiary of KRG Dayville Killingly Member, LLC
7.	Delray Marketplace Master Association, Inc.	26-2362110	Florida		Owners’ Association for Delray Marketplace, Delray Beach, Florida	Owners’ Association for Delray Marketplace, Delray Beach, Florida; consolidated for GAAP purposes
8.	Eddy Street Commons at Notre Dame Master Association, Inc.	37-1579966	Indiana		Owners’ Association for Eddy Street Commons, South Bend, Indiana	Owners’ Association for Eddy Street Commons, South Bend, IN; consolidated for GAAP purposes
SCHEDULE 7.1.(b)

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	Entity Name	EIN and LEI	State of Formation	Foreign Qualification	Purpose	Ownership Structure
9.	Estero Town Commons Property Owners Association, Inc.	20-5956355	Florida		Owners’ Association for Estero Town Commons, Estero, Florida	Owners’ Association for Estero Town Commons, Estero, Florida; consolidated for GAAP purposes
10.	Glendale Centre, L.L.C	20-1453863	Indiana		Owns Glendale Town Center, Indianapolis, Indiana, excluding Keystone Avenue Outlots and BWW outlot	Wholly owned subsidiary of Kite Realty Group, L.P.
11.	International Speedway Square, Ltd.	20-1453863	Florida		Owns International Speedway Square, Daytona Beach, Florida, excluding Longhorn and Chili outlots	General Partner is KRG Daytona Management II, LLC and Kite Realty Group, L.P. is the limited partner
12.	Kite Acworth Management, LLC	20-1453863	Delaware	Georgia	Managing member of Kite Acworth, LLC	Wholly owned subsidiary of Kite Realty Group, L.P.
13.	Kite Acworth, LLC	20-1453863	Indiana	Georgia	Owns Publix at Acworth, Acworth, Georgia	Kite Realty Group, L.P. owns of 99% interest and KRG Acworth Management, LLC owns 1% interest
14.	Kite Eagle Creek, LLC	20-1453863	Indiana	Florida	Owns Shops at Eagle Creek, Naples, Florida, excluding Lowe’s	Wholly owned subsidiary of Kite Realty Group, L.P.
15.	Kite Greyhound III, LLC	20-1453863	Indiana		Owns development land at Greyhound Commons, Carmel, Indiana, excluding Regions Bank outlot	Wholly owned subsidiary of Kite Realty Group, L.P.
16.	Kite Greyhound, LLC	20-1453863	Indiana		Owns Greyhound Commons, Carmel, Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.
17.	Kite King’s Lake, LLC	20-1453863	Indiana	Florida	Owns King’s Lake Square, Naples, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
18.	Kite Kokomo Management, LLC	20-1453863	Delaware	Indiana	Managing member of KRG Kokomo Project Company, LLC	Wholly owned subsidiary of Kite Realty Group, L.P.
SCHEDULE 7.1.(b)

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	Entity Name	EIN and LEI	State of Formation	Foreign Qualification	Purpose	Ownership Structure
19.	Kite Kokomo, LLC	20-1453863	Indiana		Owns Boulevard Crossing, Kokomo, Indiana; leased to KRG Kokomo Project Company, LLC and owns 99% of KRG Kokomo Project Company, LLC	Wholly owned subsidiary of Kite Realty Group, L.P.
20.	Kite Realty Advisors, LLC d/b/a KMI Realty Advisors	20-1454180	Indiana		Successor-by-merger to KMI Realty Advisors, Inc.; sole member of Meridian South Insurance, LLC	Wholly owned subsidiary of Kite Realty Holding, LLC
21.	Kite Realty Construction, LLC	20-1495369	Indiana	FL, WA, NC	Performs third party construction	Wholly owned subsidiary of Kite Realty Holding, LLC
22.	Kite Realty Development, LLC	20-1495369	Indiana		Build-to-suit and joint venture partner; sole member of Kite Realty New Hill Place, LLC and 80% owner of KRG/KP Northwest 20, LLC	Wholly owned subsidiary of Kite Realty Holding, LLC
23.	Kite Realty Eddy Street Garage, LLC	20-1495369	Indiana		Owns interest in real estate in South Bend, Indiana which has been developed for a garage	Wholly owned subsidiary of Kite Realty Holding, LLC
24.	Kite Realty Eddy Street Land, LLC	20-1495369	Indiana		Owns real estate in South Bend, IN which will be developed for residential purposes to be sold	Wholly owned subsidiary of Kite Realty Holding, LLC
25.	Kite Realty FS Hotel Operators, LLC	20-1495369	Indiana		Lease and operate to be built Embassy Suites hotel for KRG FS Hotel, LLC	Wholly owned subsidiary of Kite Realty Holding, LLC
26.	Kite Realty Group Trust	11-3715772	Maryland	Indiana, Washington, Florida, Ohio	The publicly-traded parent company	Parent company
27.	Kite Realty Group, L.P.	20-1453863 (549300X6R2GY18Y30D81)	Delaware	IN, FL, TX, GA, WA, IL, NJ, OH	The “operating partnership”	General partner is Kite Realty Group Trust. Kite Realty Group Trust owns common partnership units and the common partnership units are also owned by a number of limited partners.
SCHEDULE 7.1.(b)

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	Entity Name	EIN and LEI	State of Formation	Foreign Qualification	Purpose	Ownership Structure
28.	Kite Realty Holding, LLC	20-1495369	Indiana		Taxable REIT Subsidiary	Wholly owned subsidiary of Kite Realty Group, L.P.
29.	Kite Realty New Hill Place, LLC	20-1495369	Indiana	North Carolina	Owns potential residential development property in Holly Springs, North Carolina	Wholly owned subsidiary of Kite Realty Development, LLC
30.	Kite Realty Peakway at 55, LLC	20-1495369	Indiana	North Carolina	Owns acreage in Apex, North Carolina	Wholly owned subsidiary of Kite Realty Holding, LLC
31.	Kite Realty Washington Parking, LLC	20-1495369	Indiana		Leases Union Station Garage from Kite Washington Parking, LLC	Wholly owned subsidiary of Kite Realty Holding, LLC
32.	Kite Realty/White LS Hotel Operators, LLC	27-0671778	Indiana		Formerly operated and managed a limited services hotel, South Bend, Indiana	Kite Realty Holding, LLC owns 50% interest and White ND LS, LLC owns 50% interest
33.	Kite San Antonio, LLC	20-1453863	Indiana		General partner of KRG San Antonio, LP	Wholly owned subsidiary of Kite Realty Group, L.P.
34.	Kite Washington Parking, LLC	20-1453863	Indiana		Owns Union Station Garage, Indianapolis, Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.
35.	Kite Washington, LLC	20-1453863 (549300A96EYTXTDM0K44)	Indiana		Owns Thirty South, Indianapolis, Indiana	Kite Realty Group, L.P. owes 99% interest and KRG Washington Management, LLC owns 1% interest
36.	Kite West 86th Street II, LLC	20-1453863	Indiana		Owns Traders Point II, Indianapolis, Indiana, excluding Bank Outlot	Wholly owned subsidiary of Kite Realty Group, L.P.
37.	Kite West 86th Street, LLC	20-1453863	Indiana		Owns Traders Point, Indianapolis, Indiana, excluding Outlots except Macaroni Grill & Chili’s	Kite Realty Group, L.P. owns 99% interest and KRG Traders Management, LLC owns 1% interest
38.	KRG 951 & 41, LLC	20-1453863	Indiana	Florida	Owns land to be developed as Tamiami Crossing, Naples, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
39.	KRG Aiken Hitchcock, LLC	20-1453863	Delaware	South Carolina	Owns Hitchcock Plaza in Aiken, South Carolina	Wholly owned subsidiary of Bulwark, LLC
SCHEDULE 7.1.(b)

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	Entity Name	EIN and LEI	State of Formation	Foreign Qualification	Purpose	Ownership Structure
40.	KRG Alcoa Hamilton, LLC	20-1453863	Delaware	Tennessee	Owns Hamilton Crossing- Phase II in Alcoa, Tennessee	Wholly owned subsidiary of Kite Realty Group, L.P.
41.	KRG Alcoa TN, LLC	20-1453863	Delaware	Tennessee	Owns Hamilton Crossing-Phase III in Alcoa, Tennessee	Wholly owned subsidiary of Kite Realty Group, L.P.
42.	KRG Ashwaubenon Bay Park, LLC	20-1453863	Delaware	Wisconsin	Owns Village at Bay Park in Ashwaubenon, Wisconsin	Wholly owned subsidiary of Kite Realty Group, L.P.
43.	KRG Bayonne Urban Renewal, LLC	20-1453863	Delaware	New Jersey	Owns Bayonne Crossing in Bayonne, New Jersey	Wholly owned subsidiary of Kite Realty Group, L.P.
44.	KRG Beacon Hill, LLC	20-1453863	Indiana		Member of KRG/I-65 Partners Beacon Hill, LLC	Wholly owned subsidiary of Kite Realty Group, L.P.
45.	KRG Beechwood, LLC	46-5641489	Indiana	Georgia	Owns Beechwood Promenade in Clarke County, Georgia	Wholly owned subsidiary of Kite Realty Group, L.P.
46.	KRG Belle Isle, LLC	20-1453863	Indiana	Oklahoma	Owns Belle Isle Station in Oklahoma City, Oklahoma	Wholly owned subsidiary of Kite Realty Group, L.P.
47.	KRG Bennet Knoll, LLC	20-1453863	Indiana	North Carolina	Will be the owner of non-retail property in Holly Springs, North Carolina	Wholly owned subsidiary of Kite Realty Group, L.P.
48.	KRG Bolton Plaza, LLC	20-1453863	Indiana	Florida	Owns Bolton Plaza, Orange Park, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
49.	KRG Bradenton Centre Point, LLC	20-1453863	Delaware	Florida	Owns Centre Point Commons in Bradenton, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
50.	KRG Bridgewater, LLC	20-1453863	Indiana		Owns Bridgewater Marketplace, Westfield, Indiana, excluding Walgreens, Huntington Bank, Primrose and Christian Brothers	Wholly owned subsidiary of Kite Realty Group, L.P.
51.	KRG Burnt Store, LLC	20-1453863	Indiana	Florida	Owns Burnt Store Promenade in Charlotte County, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
SCHEDULE 7.1.(b)

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	Entity Name	EIN and LEI	State of Formation	Foreign Qualification	Purpose	Ownership Structure
52.	KRG Capital, LLC	20-1453863	Indiana	GA, DE	Sole member of KRG Eagle Creek III, LLC, KRG Fishers Station, LLC, KRG Texas, LLC, KRG Panola I, LLC and KRG Panola II, LLC	Wholly owned subsidiary of Kite Realty Group, L.P.
53.	KRG Castleton Crossing, LLC	20-1453863	Indiana		Owns Castleton Crossing, Indianapolis, Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.
54.	KRG Cedar Hill Plaza, LP	20-1453863	Delaware	Texas	Owns Plaza at Cedar Hill, Cedar Hill, Texas	KRG CHP Management is General Partner and Kite Realty Group, L.P. is limited partner
55.	KRG Centre, LLC	20-1453863	Indiana		Owns Rangeline Crossing, Carmel, Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.
56.	KRG Chapel Hill Shopping Center, LLC	20-1453863	Delaware	Texas	Owns Chapel Hill Shopping Center in Ft. Worth, Texas	Wholly owned subsidiary of Kite Realty Group, L.P.
57.	KRG Charlotte Northcrest, LLC	20-1453863	Delaware	North Carolina	Owns Northcrest Shopping Center in Charlotte, North Carolina	Wholly owned subsidiary of Kite Realty Group, L.P.
58.	KRG Charlotte Perimeter Woods, LLC	20-1453863	Delaware	North Carolina	Owns Perimeter Woods in Charlotte, North Carolina	Wholly owned subsidiary of Kite Realty Group, L.P.
59.	KRG CHP Management, LLC	20-1453863	Delaware		General partner of KRG Cedar Hill Plaza, LP	Wholly owned subsidiary of Kite Realty Group, L.P.
60.	KRG College I, LLC	20-1453863	Indiana		Owns portion of 54th & College, Indianapolis, Indiana (Fresh Market)	Wholly owned subsidiary of Kite Realty Group, L.P.
61.	KRG College, LLC	20-1453863	Indiana		Owns portion of 54th & College, Indianapolis, Indiana (Fresh Market)	Wholly owned subsidiary of Kite Realty Group, L.P.
62.	KRG Colleyville Downs, LLC	20-1453863	Indiana	Texas	Owns Colleyville Downs, Colleyville, Texas	Wholly owned subsidiary of Kite Realty Group, L.P.
63.	KRG Construction, LLC	20-1453863	Indiana	FL, WA, NC	Successor-by-merger to Kite Construction, Inc. Performs construction for REIT properties	Wholly owned subsidiary of Kite Realty Group, L.P.
64.	KRG Cool Creek Management, LLC	20-1453863	Indiana		Managing Member of Westfield One, LLC	Wholly owned subsidiary of Kite Realty Group, L.P.
SCHEDULE 7.1.(b)

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	Entity Name	EIN and LEI	State of Formation	Foreign Qualification	Purpose	Ownership Structure
65.	KRG Cool Creek Outlots, LLC	20-1453863	Indiana		Owns one (1) outlot at Cool Creek Commons	Wholly owned subsidiary of Kite Realty Group, L.P.
66.	KRG Cool Springs, LLC	20-3462730	Indiana	Tennessee	Owns Cool Springs Market, Franklin, Tennessee	Wholly owned subsidiary of KRG Pembroke Pines, LLC
67.	KRG Corner Associates, LLC	20-1453863	Indiana		General partner of Corner Associates, LP	Wholly owned subsidiary of Kite Realty Group, L.P.
68.	KRG Courthouse Shadows I, LLC	20-1453863	Delaware		Sole Member of KRG Courthouse Shadows, LLC	Wholly owned subsidiary of Kite Realty Group, L.P.
69.	KRG Courthouse Shadows II, LLC	20-1453863	Delaware	Florida	Will acquire adjacent parcel (.28 acres) at Courthouse Shadows, Naples, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
70.	KRG Courthouse Shadows, LLC	20-1453863	Delaware	Florida	Owns Courthouse Shadows, Naples, Florida	Wholly owned subsidiary of KRG Courthouse Shadows I, LLC
71.	KRG Cove Center, LLC	20-1453863	Indiana	Florida	Owns Cove Center, Stuart, Florida	Wholly-owned subsidiary of Kite Realty Group, L.P.
72.	KRG Dallas Wheatland, LLC	20-1453863	Delaware	Texas	Owns Wheatland Towne Crossing in Dallas, Texas	Wholly owned subsidiary of Kite Realty Group, L.P.
73.	KRG Daytona Management II, LLC	20-1453863	Delaware	Florida	General partner of International Speedway Square, Ltd.	Wholly owned subsidiary of Kite Realty Group, L.P.
74.	KRG Daytona Outlot Management, LLC	20-1453863	Delaware	Florida	Managing member of KRG ISS, LLC	Wholly owned subsidiary of Kite Realty Group, L.P.
75.	KRG Dayville Killingly Member II, LLC	20-1453863	Delaware		Member of KRG Dayville Killingly Member, LLC	Wholly owned subsidiary of Kite Realty Group, L.P.
76.	KRG Dayville Killingly Member, LLC	61-1689919	Delaware		Member of KRG Dayville Property Development, LLC	KRG Dayville Killingly Member II, LLC holds 54.93% interest and Dayville Unit Investors, LLC (a non-related third party) holds 45.07% interest.
77.	KRG Delray Beach, LLC	20-1453863 (549300C8HS5X2G68E036)	Indiana	Florida	Member of KRG/Atlantic Delray Beach, LLC	Wholly owned subsidiary of Kite Realty Group, L.P.
78.	KRG Development, LLC d/b/a Kite Development	20-1453863	Indiana	FL, OR	Successor-by-merger to Kite Development Corporation	Wholly owned subsidiary of Kite Realty Group, L.P.
SCHEDULE 7.1.(b)

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	Entity Name	EIN and LEI	State of Formation	Foreign Qualification	Purpose	Ownership Structure
79.	KRG Draper Crossing, LLC	20-1453863	Delaware	Utah	Owns Draper Crossing in Draper, Utah	Wholly owned subsidiary of Kite Realty Group, L.P.
80.	KRG Draper Peaks Outlot, LLC	20-1453863	Indiana	Utah	Owns Draper Peaks Outlot in Draper, Utah	Wholly owned subsidiary of Kite Realty Group, L.P.
81.	KRG Draper Peaks, LLC	20-1453863	Delaware	Utah	Owns Draper Peaks in Draper, Utah	Wholly owned subsidiary of Kite Realty Group, L.P.
82.	KRG Eagle Creek III, LLC	20-1453863	Indiana	Florida	Owns parcel at Eagle Creek, Naples, Florida leased to Dunkin Donuts	Wholly owned subsidiary of KRG Capital, LLC
83.	KRG Eagle Creek IV, LLC	20-1453863	Indiana	Florida	Owns Pad 5 (outlot) at Eagle Creek, Naples, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
84.	KRG Eastgate Pavilion, LLC	20-1453863	Indiana	Ohio	Owns Eastgate Pavilion, Cincinnati, Ohio	Wholly owned subsidiary of Kite Realty Group, L.P.
85.	KRG Eastwood, LLC	20-1453863	Indiana	Florida	Owns Shoppes of Eastwood in Orlando, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
86.	KRG Eddy Street Apartments, LLC	20-1453863	Indiana		Controls apartments portion of KRG Eddy Street Land, LLC	KRG Eddy Street Land, LLC owns 99% interest and KRG Eddy Street Land Management, LLC owns 1% interest
87.	KRG Eddy Street Commons at Notre Dame Declarant, LLC	20-1453863	Indiana		Controls common space of KRG Eddy Street Land, LLC	Wholly owned subsidiary of KRG Eddy Street Land, LLC
88.	KRG Eddy Street Commons, LLC	20-1453863	Indiana		Controls retail portion of Eddy Street Commons at Notre Dame	KRG Eddy Street Land, LLC owns 99% interest and KRG Eddy Street Land Management, LLC owns 1% interest
89.	KRG Eddy Street FS Hotel, LLC	20-1453863	Indiana		Owns land in South Bend, Indiana to be developed as a full service hotel	Wholly owned subsidiary of Kite Realty Group, L.P.
90.	KRG Eddy Street Land II, LLC	20-1453863	Indiana		Phase II Development of Eddy Street Commons	Wholly owned subsidiary of Kite Realty Group, L.P.
SCHEDULE 7.1.(b)

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	Entity Name	EIN and LEI	State of Formation	Foreign Qualification	Purpose	Ownership Structure
91.	KRG Eddy Street Land Management, LLC	20-1453863	Delaware	Indiana	Managing member of KRG Eddy Street Land, LLC, KRG Eddy Street Apartments, LLC, KRG Eddy Street Commons, LLC and KRG Eddy Street Office, LLC	Wholly owned subsidiary of Kite Realty Group, L.P.
92.	KRG Eddy Street Land, LLC	20-1453863	Indiana		Owner of or is ground lessee of land in South Bend, Indiana developed as Eddy Street Commons at Notre Dame; sole member of KRG Eddy Street Commons at Notre Dame Declarant, LLC and owns 99% of each of KRG Eddy Street Apartments, LLC, KRG Eddy Street Commons, LLC and KRG Eddy Street Office, LLC	Kite Realty Group, L.P. owns 99% interest and KRG Eddy Street Land Management, LLC owns 1% interest
93.	KRG Eddy Street Office, LLC	20-1453863	Indiana		Controls office portion of Eddy Street Commons at Notre Dame	KRG Eddy Street Land, LLC owns 99% interest and KRG Eddy Street Land Management, LLC owns 1% interest
94.	KRG Estero, LLC	20-1453863	Indiana	Florida	Owns Estero Town Commons, Estero, Florida, excluding Regions Bank and Ruby Tuesday Outlots	Wholly owned subsidiary of Kite Realty Group, L.P.
95.	KRG Evans Mullins Outlots, LLC	20-1453863	Delaware	Georgia	Owns Mullins Crossing Outlots in Evans, Georgia	Wholly owned subsidiary of Kite Realty Group, L.P.
96.	KRG Evans Mullins, LLC	20-1453863	Delaware	Georgia	Owns Mullins Crossing in Evans, Georgia	Wholly owned subsidiary of Kite Realty Group, L.P.
97.	KRG Fishers Station, LLC	20-1453863	Indiana		Owns Marsh at Fishers Station, Fishers, Indiana	Wholly owned subsidiary of KRG Capital, LLC
98.	KRG Fort Myers Colonial Square, LLC	20-1453863	Delaware	Florida	Owns Colonial Square in Fort Myers, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
SCHEDULE 7.1.(b)

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	Entity Name	EIN and LEI	State of Formation	Foreign Qualification	Purpose	Ownership Structure
99.	KRG Fort Myers Village Walk, LLC	20-1453863	Delaware	Florida	Owns Shops at Village Walk in Fort Myers, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
100.	KRG Fort Wayne Lima Outlot, LLC	20-1453863	Delaware	Indiana	Owns Lima Outlot in Fort Wayne, Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.
101.	KRG Fort Wayne Lima, LLC	20-1453863	Delaware	Indiana	Owns Lima Marketplace in Fort Wayne, Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.
102.	KRG Fox Lake Crossing II, LLC	20-1453863	Indiana		Owns Phase II of Fox Lake Crossing in Fox Lake, Illinois	Wholly owned subsidiary of Kite Realty Group, L.P.
103.	KRG Fox Lake Crossing, LLC	20-1453863	Delaware	Illinois	Owns Phase I of Fox Lake Crossing, Illinois	Wholly owned subsidiary of Kite Realty Group, L.P.
104.	KRG Frisco Westside, LLC	20-1453863	Delaware	Texas	Owns Westside Market in Frisco, Texas	Wholly owned subsidiary of Bulwark, LLC
105.	KRG Gainesville, LLC	20-1453863	Indiana	Florida	Owns Gainesville Plaza, Gainesville, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
106.	KRG Geist Management, LLC	20-1453863	Indiana		Sole member of 116 & Olio, LLC	Wholly owned subsidiary of Kite Realty Group, L.P.
107.	KRG Goldsboro Memorial, LLC	20-1453863	Delaware	North Carolina	Owns Memorial Commons in Goldsboro, North Carolina	Wholly owned subsidiary of Bulwark, LLC
108.	KRG Greencastle, LLC	20-1453863	Indiana		Owns in part, and ground leases in part, Depauw University Bookstore, Greencastle, Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.
109.	KRG Hamilton Crossing Management, LLC	20-1453863	Delaware	Indiana	Managing member of KRG Hamilton Crossing, LLC	Wholly owned subsidiary of Kite Realty Group, L.P.
110.	KRG Hamilton Crossing, LLC	20-1453863	Indiana		Owns Hamilton Crossing Centre, Carmel, Indiana	Kite Realty Group, L.P. owns 99% interest and KRG Hamilton Crossing Management, LLC owns 1% interest
111.	KRG Henderson Eastgate, LLC	37-1705625	Delaware	Nevada	Owns Eastgate in Henderson, Nevada	Wholly owned subsidiary of KRG Territory, LLC
112.	KRG Hunter’s Creek, LLC	20-1453863	Indiana	Florida	Owns Hunter’s Creek Promenade in Orange County, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
SCHEDULE 7.1.(b)

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	Entity Name	EIN and LEI	State of Formation	Foreign Qualification	Purpose	Ownership Structure
113.	KRG Indian River Outlot, LLC	20-1453863	Delaware	Florida	Will own an outlot adjacent to Indian River Square in Vero Beach, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
114.	KRG Indian River, LLC	20-1453863	Delaware	Florida	Owns Indian River Square in Vero Beach, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
115.	KRG ISS LH OUTLOT, LLC	20-1453863	Indiana	Florida	Owns outlot (Longhorn) at ISS, Daytona Beach, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
116.	KRG ISS, LLC	20-1453863	Indiana	Florida	Owns outlot (Chili’s) at ISS, Daytona Beach, Florida	Kite Realty Group, L.P. owns 99% interest and KRG Daytona Outlot Management, LLC owns 1% interest
117.	KRG Jacksonville Deerwood Lake, LLC	20-1453863	Delaware	Florida	Owns Deerwood Lake Apartments in Jacksonville, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
118.	KRG Jacksonville Julington Creek II, LLC	20-1453863	Delaware	Florida	Owns adjacent option parcel at Julington Creek in Jacksonville, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
119.	KRG Jacksonville Julington Creek, LLC	20-1453863	Delaware	Florida	Owner of The Shops at Julington Creek in Jacksonville, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
120.	KRG Kingwood Commons, LLC	20-1453863	Indiana	Texas	Owns Kingwood Commons in Montgomery County, Texas	Wholly owned subsidiary of Kite Realty Group, L.P.
121.	KRG Kissimmee Pleasant Hill, LLC	20-1453863	Delaware	Florida	Owns Pleasant Hill Commons in Kissimmee, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
122.	KRG Kokomo Project Company, LLC	20-1453863	Indiana		Master Lessee of Boulevard Crossing, Kokomo, Indiana	Kite Kokomo, LLC owns 99% interest and Kite Kokomo Management, LLC owns 1% interest
123.	KRG Lake City Commons II, LLC	20-1453863	Delaware	Florida	Owns Lake City Commons- Phase II in Lake City, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
124.	KRG Lake City Commons, LLC	20-1453863	Delaware	Florida	Owns Lake City Commons in Lake City, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
SCHEDULE 7.1.(b)

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	Entity Name	EIN and LEI	State of Formation	Foreign Qualification	Purpose	Ownership Structure
125.	KRG Lake Mary, LLC	20-1453863	Delaware	Florida	Owns Lake Mary Plaza (Walgreens) in Lake Mary, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
126.	KRG Lakewood, LLC	20-1453863	Indiana	Florida	Owns Lakewood Promenade in Duval County, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
127.	KRG Las Vegas Centennial Center, LLC	37-1705625	Delaware	Nevada	Owns Centennial Center in Las Vegas, Nevada	Wholly owned subsidiary of KRG Territory, LLC (which is a joint venture in which KRG Territory Member, LLC holds 78.21% interest and Centennial Centre, LLC, Eastern Beltway, Ltd., Retail Development Partners, LLC, and Centennial Gateway, LLC (non-related third parties) hold a 21.79% interest)
128.	KRG Las Vegas Centennial Gateway, LLC	37-1705625	Delaware	Nevada	Owns Centennial Gateway in Las Vegas, Nevada	Wholly owned subsidiary of KRG Territory, LLC which is a joint venture in which KRG Territory Member, LLC holds 78.21% interest and Centennial Centre, LLC, Eastern Beltway, Ltd., Retail Development Partners, LLC, and Centennial Gateway, LLC (non-related third parties) hold a 21.79% interest)
129.	KRG Las Vegas Craig, LLC	37-1705625	Delaware	Nevada	Owns Lowe’s Plaza at West Craig Rd., and North Jones Blvd., in Las Vegas, Nevada	Wholly owned subsidiary of KRG Territory, LLC which is a joint venture in which KRG Territory Member, LLC holds 78.21% interest and Centennial Centre, LLC, Eastern Beltway, Ltd., Retail Development Partners, LLC, and Centennial Gateway, LLC (non-related third parties) hold a 21.79% interest)
SCHEDULE 7.1.(b)

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	Entity Name	EIN and LEI	State of Formation	Foreign Qualification	Purpose	Ownership Structure
130.	KRG Las Vegas Eastern Beltway, LLC	37-1705625	Delaware	Nevada	Owns Eastern Beltway in Las Vegas, Nevada	Wholly owned subsidiary of KRG Territory, LLC which is a joint venture in which KRG Territory Member, LLC holds 78.21% interest and Centennial Centre, LLC, Eastern Beltway, Ltd., Retail Development Partners, LLC, and Centennial Gateway, LLC (non-related third parties) hold a 21.79% interest)
131.	KRG Lithia, LLC	20-1453863	Indiana	Florida	Owns Lithia Crossing, Tampa, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
132.	KRG Livingston Center, LLC	20-1453863	Indiana	New Jersey	Owns Livingston Center, Livingston, New Jersey	Wholly owned subsidiary of Kite Realty Group, L.P.
133.	KRG Management, LLC	20-1453934	Indiana	Texas, Florida, North Carolina, Nevada, New York, South Carolina; d/b/a KRG Management California LLC in California	Holds related party management agreements. Main payroll entity	Wholly owned subsidiary of Kite Realty Group, L.P.
134.	KRG Market Street Village I, LLC	20-1453863	Indiana	Texas	General Partner of KRG Market Street Village, LP	Wholly owned subsidiary of Kite Realty Group, L.P.
135.	KRG Market Street Village II, LLC	20-1453863	Indiana		Limited Partner of KRG Market Street Village, LP	Wholly owned subsidiary of Kite Realty Group, L.P.
136.	KRG Market Street Village, LP	20-1453863	Indiana	Texas	Owns Market Street Village, Hurst, Texas, (excluding Chic-fil-A)	KRG Market Street Village I, LLC is General Partner and KRG Market Street Village II, LLC is limited partner
137.	KRG Merrimack Village, LLC	20-1453863	Delaware	New Hampshire	Own Merrimack Village Center in Merrimack, New Hampshire	Wholly owned subsidiary of Kite Realty Group, L.P.
138.	KRG Miramar Square, LLC	20-1453863	Delaware	Florida	Owns Miramar Square in Miramar, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
SCHEDULE 7.1.(b)

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	Entity Name	EIN and LEI	State of Formation	Foreign Qualification	Purpose	Ownership Structure
139.	KRG Naperville Management, LLC	20-1453863	Delaware	IL, IN	Managing member of KRG Naperville, LLC	Wholly owned subsidiary of Kite Realty Group, L.P.
140.	KRG Naperville, LLC	20-1453863	Indiana	Illinois	Owns Naperville Marketplace Naperville, Illinois (excluding Caputo’s)	Kite Realty Group, L.P. owns 99% interest and KRG Naperville Management, LLC owns 1% interest
141.	KRG New Hill Place, LLC	20-1453863	Indiana	North Carolina	Owns Phase I and Phase II of Holly Springs Towne Center, in Holly Springs, North Carolina	Wholly owned subsidiary of Kite Realty Group, L.P.
142.	KRG Newburgh Bell Oaks, LLC	20-1453863	Delaware	Indiana	Owns Bell Oaks Centre in Newburgh, Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.
143.	KRG Norman University II, LLC	20-1453863	Delaware	Oklahoma	Owns Phase II – (Area 6) at University Town Center in Norman, Oklahoma	Wholly owned subsidiary of Kite Realty Group, L.P.
144.	KRG Norman University III, LLC	20-1453863	Delaware	Oklahoma	Owns Phase III (Areas 2A & 2B) and Phase IV (Michaels, HomeGoods, DSW Show Warehouse) at University Town Center in Norman, Oklahoma	Wholly owned subsidiary of Kite Realty Group, L.P.
145.	KRG Norman University, LLC	20-1453863	Delaware	Oklahoma	Owns University Town Center in Norman, Oklahoma	Wholly owned subsidiary of Kite Realty Group, L.P.
146.	KRG North Las Vegas Losee, LLC	90-0904877	Delaware	Nevada	Owns Cannery Corner at Losee Rd., and Craig Rd., in North Las Vegas, Nevada	Wholly owned subsidiary of KRG Territory, LLC which is a joint venture in which KRG Territory Member, LLC holds 78.21% interest and Centennial Centre, LLC, Eastern Beltway, Ltd., Retail Development Partners, LLC, and Centennial Gateway, LLC (non-related third parties) hold a 21.79% interest)
147.	KRG Northdale, LLC	20-1453863	Indiana	Florida	Owns Northdale Promenade in Hillsborough County, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
SCHEDULE 7.1.(b)

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	Entity Name	EIN and LEI	State of Formation	Foreign Qualification	Purpose	Ownership Structure
148.	KRG Oklahoma City Silver Springs, LLC	20-1453863	Delaware	Oklahoma	Owns Silver Springs Pointe in Oklahoma City, Oklahoma	Wholly owned subsidiary of Kite Realty Group, L.P.
149.	KRG Oldsmar Management, LLC	20-1453863	Delaware	Florida	Manager of KRG Oldsmar Project Company, LLC	KRG/PRP Oldsmar, LLC owns 100% interest
150.	KRG Oldsmar Project Company, LLC	20-3760708	Delaware	Florida	Master Lessee of Bayport Commons, in Oldsmar, Florida	KRG/PRP Oldsmar, LLC owns 99% interest and KRG Oldsmar Management, LLC owns 1% interest
151.	KRG Oldsmar, LLC	20-1453863	Indiana		Managing Member of KRG/PRP Oldsmar, LLC	Wholly owned subsidiary of Kite Realty Group, L.P.
152.	KRG Oleander, LLC	20-1453863	Indiana	North Carolina	Owns Oleander Place, Wilmington, North Carolina	Wholly owned subsidiary of Kite Realty Group, L.P.
153.	KRG Orange City Saxon, LLC	20-1453863	Delaware	Florida	Owns Saxson Crossing in Orange City, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
154.	KRG Palm Coast Landing, LLC	20-1453863	Delaware	Florida	Owns Palm Coast Landing at Town Center in Palm Coast, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
155.	KRG Pan Am Plaza, LLC	20-1453863	Indiana		Member of KRG/CP Pan Am Plaza, LLC	Wholly owned subsidiary of Kite Realty Group, L.P.
156.	KRG Panola I, LLC	20-1453863	Delaware	Georgia	Owns The Centre at Panola I, in Lithonia, Georgia	Wholly owned subsidiary of KRG Capital, LLC
157.	KRG Panola II, LLC	20-1453863	Indiana	Georgia	Owns The Centre at Panola II, in Lithonia, Georgia	Wholly owned subsidiary of KRG Capital, LLC
158.	KRG Parkside I, LLC	20-1453863	Indiana	North Carolina	Owns Parkside Town Commons (Phase I), Cary, North Carolina	Wholly owned by Kite Realty Group, L.P.
159.	KRG Parkside II, LLC	20-1453863	Indiana	North Carolina	Owns Parkside Town Commons (Phase II), Cary, North Carolina	Wholly owned by Kite Realty Group, L.P.
160.	KRG Peakway at 55, LLC	20-1453863	Indiana	North Carolina	Owns portions of Broadstone Station, Apex, North Carolina	Wholly owned subsidiary of Kite Realty Group, L.P.
SCHEDULE 7.1.(b)

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	Entity Name	EIN and LEI	State of Formation	Foreign Qualification	Purpose	Ownership Structure
161.	KRG Pembroke Pines, LLC	20-1453863	Indiana	Florida	Owns Cobblestone Plaza in Pembroke Pines, Florida; and sole member of KRG Cool Springs, LLC	Wholly owned subsidiary of Kite Realty Group, L.P.
162.	KRG Pine Ridge, LLC	20-1453863	Delaware	Florida	Owns Pine Ridge Crossing, Naples, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
163.	KRG Pipeline Pointe, LP	20-1453863	Indiana	Texas	Owns Pipeline Pointe, adjacent to Market Street Village in Hurst, Texas	KRG Texas, LLC is General Partner and Kite Realty Group, L.P. is limited partner
164.	KRG Plaza Green, LLC	20-1453863	Indiana	South Carolina	Owns Shoppes at Plaza Green, Greenville, South Carolina	Kite McCarty State, LLC, owns 50% interest and Preston Commons, LLP, owns 50% interest.
165.	KRG Plaza Volente Management, LLC	20-1453863	Delaware		General Partner of KRG Plaza Volente, LP	Wholly owned subsidiary of Kite Realty Group, L.P.
166.	KRG Plaza Volente, LP	20-1453863	Indiana	Texas	Owns Plaza Volente, Austin, Texas	KRG Plaza Volente Management, LLC is General Partner and Kite Realty Group, L.P. is limited partner
167.	KRG Port St. Lucie Landing, LLC	20-1453863	Delaware	Florida	Owns The Landing at Tradition in Port St. Lucie, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
168.	KRG Port St. Lucie Square, LLC	20-1453863	Delaware	Florida	Owns Tradition Village Square in St. Lucie, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
169.	KRG Portofino, LLC	26-0173376	Indiana	Texas	Owns Portofino Shopping Center in Montgomery County, Texas	Wholly owned subsidiary of Kite Realty Group, L.P.
170.	KRG Rampart, LLC	20-1453863	Delaware	Nevada	Owns Rampart Commons, Las Vegas, Nevada	Wholly owned subsidiary of Kite Realty Group, L.P.
171.	KRG Riverchase, LLC	20-1453863	Delaware	Florida	Owns Riverchase Plaza in Naples, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
172.	KRG Rivers Edge II, LLC	20-1453863	Indiana		Owns property adjacent to Shops at Rivers Edge, Indianapolis, Indiana leased to BGI	Wholly owned subsidiary of Kite Realty Group, L.P.
SCHEDULE 7.1.(b)

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	Entity Name	EIN and LEI	State of Formation	Foreign Qualification	Purpose	Ownership Structure
173.	KRG Rivers Edge, LLC	20-1453863	Indiana		Owns Shops at Rivers Edge, Indianapolis, Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.
174.	KRG San Antonio, LP	20-1453863	Indiana	Texas	Owns Burlington Coat Factory, San Antonio, Texas	Kite San Antonio, LLC is General Partner and Kite Realty Group, L.P. is limited partner
175.	KRG Shops at Moore II, LLC	20-1453863	Delaware	Oklahoma	Owns Lot 9 of Shops at Moore in Moore, Oklahoma	Wholly owned subsidiary of Kite Realty Group, L.P.
176.	KRG Shops at Moore Member, LLC	20-1453863	Delaware		Member of KRG Shops at Moore, LLC	Wholly owned subsidiary of Kite Realty Group, L.P.
177.	KRG Shops at Moore, LLC	20-1453863	Delaware	Oklahoma	Owns Shops at Moore in Moore, Oklahoma	Wholly owned subsidiary of KRG Shops at Moore Member, LLC
178.	KRG South Elgin Commons, LLC	20-1453863	Delaware	Illinois	Owns South Elgin Commons in Elgin, Illinois	Wholly owned subsidiary of Kite Realty Group, L.P.
179.	KRG St. Cloud 13th, LLC	20-1453863	Delaware	Florida	Owns Publix at St. Cloud in St. Cloud, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
180.	KRG Sunland II, LP	20-1453863	Indiana	Texas	Owns a portion of Sunland Towne Centre, El Paso, Texas	KRG Texas, LLC is General Partner and Kite Realty Group, L.P. is limited partner
181.	KRG Sunland Management, LLC	20-1453863	Delaware	Indiana	General partner of KRG Sunland, L.P.	Wholly owned subsidiary of Kite Realty Group, L.P.
182.	KRG Sunland, LP	20-1453863	Indiana	Texas	Owns Sunland Towne Centre, El Paso, Texas (except KRG Sunland II parcel).	KRG Sunland Management, LLC is General Partner and Kite Realty Group, L.P. is limited partner
183.	KRG Temple Terrace Member, LLC	20-1453863	Delaware		Member of KRG Temple Terrace, LLC	Wholly owned subsidiary of Kite Realty Group, L.P.
184.	KRG Temple Terrace, LLC	20-1453863	Delaware	Florida	Owns Temple Terrace, Area A – Phase I in Temple Terrace, Florida	Wholly owned subsidiary of KRG Temple Terrace Member, LLC
185.	KRG Territory Member, LLC	20-1453863	Delaware		Member of KRG Territory, LLC	Wholly owned subsidiary of Kite Realty Group, L.P.
SCHEDULE 7.1.(b)

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	Entity Name	EIN and LEI	State of Formation	Foreign Qualification	Purpose	Ownership Structure
186.	KRG Territory, LLC	37-1705625	Delaware		Member of KRG Henderson Eastgate, LLC, KRG Las Vegas Centennial Center, LLC, KRG Las Vegas Centennial Gateway, LLC, KRG Las Vegas Craig, LLC, KRG Las Vegas Eastern Beltway, LLC, and KRG North Las Vegas Losee, LLC	KRG Territory Member, LLC holds 78.21% interest and Centennial Centre, LLC, Eastern Beltway, Ltd., Retail Development Partners, LLC, and Centennial Gateway, LLC (non-related third parties) hold a 21.79% interest.
187.	KRG Texas, LLC	20-1453863	Indiana	Texas	General partner of KRG Cedar Hill Village, LP, KRG Sunland II, LP; KRG Pipeline Pointe, LP., and 1% partner of Preston Commons, LLP	Wholly owned subsidiary of KRG Capital, LLC
188.	KRG Toringdon Market, LLC	20-1453863	Indiana	North Carolina	Owns Toringdon Market in Charlotte, North Carolina	Wholly owned subsidiary of Kite Realty Group, L.P.
189.	KRG Traders Management, LLC	20-1453863	Delaware	Indiana	Manager of Kite West 86th Street, LLC	Wholly owned subsidiary of Kite Realty Group, L.P.
190.	KRG Trussville I, LLC	20-1453863	Indiana	Alabama	Owns Trussville Promenade I, in Jefferson County, Alabama	Wholly owned subsidiary of Kite Realty Group, L.P.
191.	KRG Trussville II, LLC	20-1453863	Indiana	Alabama	Owns Trussville Promenade II, in Jefferson County, Alabama	Wholly owned subsidiary of Kite Realty Group, L.P.
192.	KRG Tucson Corner, LLC	20-1453863	Delaware	Arizona	Owns The Corner in Tucson, Arizona	Wholly owned subsidiary of Kite Realty Group, L.P.
193.	KRG Vero, LLC	20-1453863	Delaware	Florida	Owns 12th Street Plaza, Vero Beach, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
194.	KRG Virginia Beach Landstown, LLC	20-1453863	Delaware	Virginia	Owns Landstown Commons in Virginia Beach, Virginia	Wholly owned subsidiary of Kite Realty Group, L.P.
195.	KRG Washington Management, LLC	20-1453863	Delaware	Indiana	Managing member of Kite Washington, LLC	Wholly owned subsidiary of Kite Realty Group, L.P.
196.	KRG Waterford Lakes, LLC	20-1453863	Indiana	Florida	Owns Waterford Lakes Village, Orlando, Florida	Wholly owned subsidiary of Kite Realty Group, L.P.
SCHEDULE 7.1.(b)

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	Entity Name	EIN and LEI	State of Formation	Foreign Qualification	Purpose	Ownership Structure
197.	KRG Waxahachie Crossing GP, LLC	20-1453863	Delaware	Texas Illinois	General partner of KRG Waxahachie Crossing Limited Partnership	Wholly owned subsidiary of Kite Realty Group, L.P.
198.	KRG Waxahachie Crossing Limited Partnership	20-1453863	Illinois	Texas	Owns Waxahachie Crossing in Waxahachie, Texas	KRG Waxahachie Crossing LP, LLC owns 99.5% interest and KRG Waxahachie Crossing GP, LLC owns 0.5% interest
199.	KRG Waxahachie Crossing LP, LLC	N/A	Delaware	Texas	Limited Partner of KRG Waxahachie Crossing Limited Partnership	Wholly owned subsidiary of Kite Realty Group, L.P.
200.	KRG White Plains City Center Member II, LLC	20-1453863	Delaware		Member of KRG White Plains City Center Member, LLC	Wholly owned subsidiary of Kite Realty Group, L.P.
201.	KRG White Plains City Center Member, LLC	35-2455054	Delaware		Member of KRG White Plains City Center, LLC	Wholly owned subsidiary of KRG White Plains City Center Member II, LLC
202.	KRG White Plains City Center, LLC	35-2455054	Delaware	New York	Owns City Center at White Plains in White Plains, New York	Wholly owned subsidiary of White Plains City Center Member, LLC
203.	KRG White Plains Garage, LLC	20-1453863	Delaware	New York	Owns interest in the City Center Garage in White Plains, New York	Wholly owned subsidiary of Kite Realty Group, L.P.
204.	KRG Whitehall Pike Management, LLC	20-1453863	Indiana		Managing member of Whitehall Pike, LLC	Wholly owned subsidiary of Kite Realty Group, L.P.
205.	KRG Woodruff Greenville, LLC	20-1453863	Indiana	South Carolina	Owns Publix at Woodruff, Greenville, South Carolina	Kite McCarty State, LLC, owns 50% interest and Kite Pen, LLC, owns 50% interest.
206.	KRG/Atlantic Delray Beach, LLC	20-3616896	Florida		Owns Delray Marketplace in Delray Beach, Florida	Joint venture between KRG Delray Beach, LLC (a wholly owned subsidiary of Kite Realty Group, L.P.) and Atlantic TMD, LLC (an unrelated third party). KRG Delray Beach, LLC owns 50% of the Equity Interests and Atlantic TMD, LLC owns the remaining 50%.
SCHEDULE 7.1.(b)

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	Entity Name	EIN and LEI	State of Formation	Foreign Qualification	Purpose	Ownership Structure
207.	KRG/CP Pan Am Plaza, LLC	26-1918928	Indiana		Owns Pan Am Plaza, Indianapolis, Indiana	Joint venture between KRG Pan Am Plaza, LLC (a wholly owned subsidiary of Kite Realty Group, L.P.) and CP Pan Am Plaza, LLC (Coastal Partners). KRG Pan Am Plaza, LLC owns a 85% interest and CP Pan Am Plaza, LLC owns the remaining interest.
208.	KRG/I-65 Partners Beacon Hill, LLC	20-3229387	Indiana		Owns Beacon Hill, Crown Point, Indiana, excluding Strack & VanTil parcel, Harris Bank Outlots #1, 5, 6 and 7.	Wholly owned subsidiary of KRG Beacon Hill, LLC (wholly owned subsidiary of Kite Realty Group, L.P.)
209.	KRG/KP Northwest 20, LLC	20-3026564	Indiana		Joint venture vehicle with Scott Pitcher for Walgreens deals in Pacific Northwest; sole member of Cornelius Adair. LLC	Joint venture owned 80% by Kite Realty Development, LLC and 20% by Scott Pitcher (an unrelated third party)
210.	KRG/PRP Oldsmar, LLC	20-3760708	Florida		Owns Bayport Commons in Oldsmar, FL; sole member of KRG Oldsmar Management, LLC and owns 99% of KRG Oldsmar Project Company, LLC	Wholly owned subsidiary of KRG Oldsmar, LLC (a wholly owned subsidiary of Kite Realty Group, L.P.)
211.	KRG-USCRF Plaza Volente, LLC	37-1904986	Indiana	Texas	Owner of Plaza Volente in Austin, Texas	Wholly-owned subsidiary of KRG – USCRF Retail Portfolio LLC
212.	KRG-USCRF Retail Portfolio LLC	37-1904986	Delaware		Joint venture vehicle with U.S. Cities Retail Fund Operating LP for: KRG – USCRF Plaza Volente, LLC, KRG Livingston Center, LLC and KRG 951 & 41, LLC	USCRF KRG JV Investor Member LLC owns 80% interest and KRG-USCRF Retail Portfolio Member LLC owns 20% interest
213.	KRG-USCRF Retail Portfolio Member LLC	37-1904986	Indiana		KRG member of KRG-USCRF Retail Portfolio LLC	Wholly owned subsidiary of Kite Realty Group, L.P.
SCHEDULE 7.1.(b)

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	Entity Name	EIN and LEI	State of Formation	Foreign Qualification	Purpose	Ownership Structure
214.	LC White Plains, LLC	20-1453863	New York		Owns an interest in the City Center Garage in White Plains, New York	KRG White Plains Garage, LLC owns 99% interest and Fuller White Plains, LLC owns 1% interest
215.	Meridian South Insurance, LLC	20-1454180	Tennessee		Owns Captive insurance company, MS Insurance Protected Cell Series 2014-15	Wholly owned subsidiary of Kite Realty Advisors, LLC
216.	MS Insurance Protected Cell Series 2014-15	36-4781946	Tennessee		Captive insurance company/taxable REIT subsidiary	Wholly owned subsidiary of Meridian South Insurance, LLC
217.	Noblesville Partners, LLC	20-1453863	Indiana		Owns Stoney Creek Commons, Noblesville, Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.
218.	Pleasant Hill Commons Property Owners’ Association, Inc.	26-4066165	Florida		Owners’ Association for Pleasant Hill Commons, Kissimmee, Florida	Owners of property in Pleasant Hill Commons are members; consolidated for GAAP purposes
219.	Property Tax Advantage Advisors, LLC	20-1453863	Indiana		Provides real estate tax review	Wholly owned subsidiary of Kite Realty Group, L.P.
220.	Riverchase Owners’ Association, Inc.	65-0232480	Florida		Owners’ Association for Riverchase Plaza, Naples, Florida	Owners of property in Riverchase Plaza are members; consolidated for GAAP purposes
221.	SB Hotel 2, LLC	30-0995399	Indiana		Lease and operate to be built Embassy Suites hotel in South Bend, Indiana for SB Hotel, LLC	Wholly owned subsidiary of SB Hotel, LLC
222.	SB Hotel, LLC	30-0995399	Indiana		Owner of SB Hotel 2, LLC	Kite Realty FS Hotel Operators, LLC owns 35% interest, V6 Irish, LLC (non-related third party) owns 41% interest and MS-SB OP, LLC (non-related third party) owns 24% interest
223.	Splendido Real Estate, LLC	20-1453863	Delaware	New Jersey	Owns Bulwark, LLC	Wholly owned subsidiary of Kite Realty Group, L.P.
224.	Tamiami Crossing Property Owners Association, Inc.		Florida		Owners’ Association for Tamiami Crossing, Naples, Florida	Owners of property in Tamiami Crossing are members
SCHEDULE 7.1.(b)

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	Entity Name	EIN and LEI	State of Formation	Foreign Qualification	Purpose	Ownership Structure
225.	Westfield One, LLC	20-1453863	Indiana		Owns Cool Creek Commons, Westfield, Indiana, excluding Outlots	Kite Realty Group, L.P. owns 99% interest and KRG Cool Creek Management, LLC owns 1% interest
226.	White Plains City Center Condo Association, Inc.		New York		Owners’ Association for White Plains City Center Condominium, New York	Owners’ Association for White Plains City Center Condominium, New York; consolidated for GAAP purposes
227.	Whitehall Pike, LLC	20-1453863	Indiana		Owns Whitehall Pike, Bloomington, Indiana	Kite Realty Group, L.P. owns 99% interest and KRG Whitehall Pike Management, LLC owns 1% interest

Part II: Unconsolidated Affiliates

•SB Hotel 2, LLC, an Indiana limited liability company
•SB Hotel, LLC, an Indiana limited liability company
•KRG-USCRF Plaza Volente, LLC, an Indiana limited liability company
•KRG-USCRF Retail Portfolio Member LLC, an Indiana limited liability company
•KRG-USCRF Retail Portfolio LLC, a Delaware limited liability company

SCHEDULE 7.1.(b)

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SCHEDULE 7.1.(f)
Title to Properties; Liens
Part I: Real Property

Property	City	State	% Owned	Encumbrances as of September 30, 2018
Operating Retail Properties
12th Street Plaza	Vero Beach	FL	100%	5,000,000
54th & College	Indianapolis	IN	100%	—
Bayonne Crossing	Bayonne	NJ	100%	43,930,583
Bayport Commons	Oldsmar	FL	100%	11,728,996
Beacon Hill	Crown Point	IN	100%	—
Bell Oaks Centre	Newburgh	IN	100%	6,547,500
Belle Isle	Oklahoma City	OK	100%	—
Bolton Plaza (Phase I)	Jacksonville	FL	100%	—
Bolton Plaza (Phase II)	Jacksonville	FL	100%	—
Boulevard Crossing	Kokomo	IN	100%	10,427,439
Bridgewater Marketplace	Indianapolis	IN	100%	—
Burlington Coat Factory	San Antonio	TX	100% (excluding land)	—
Burnt Store Promenade	Punta Gorda	FL	100%	—
Cannery Corner	Las Vegas	NV	78%	—
Castleton Crossing	Indianapolis	IN	100%	—
Centennial Gateway	Las Vegas	NV	78%	29,975,001
Centre Point Commons	Bradenton	FL	100%	14,410,000
Chapel Hill Shopping Center	Fort Worth	TX	100%	18,250,000
City Center at White Plains	White Plains	NY	100%	—
Clay Marketplace	Birmingham	AL	100%	—
Cobblestone Plaza	Ft. Lauderdale	FL	100%	—
Colleyville Downs	Colleyville	TX	100%	—
Colonial Square	Fort Myers	FL	100%	—
Cool Creek Commons	Indianapolis	IN	100%	—
SCHEDULE 7.1.(f)

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Cool Creek Commons Outlots	Indianapolis	IN	100%	—
Cool Springs Market	Nashville	TN	100%	—
Cool Springs Market	Franklin	TN	100%	—
Courthouse Shadows	Naples	FL	100%
Cove Center	Stuart	FL	100%	—
Crossing at Killingly Commons	Killingly	CT	55%	—
Delray Marketplace	Delray Beach	FL	50%	56,730,000
Depauw University Bookstore and Café	Greencastle	IN	100%	—
Draper Crossing	Draper	UT	100%	—
Draper Peaks	Draper	UT	100%	—
Eastern Beltway Center	Las Vegas	NV	78%	34,100,000
Eastgate	Las Vegas	NV	78%	14,409,999
Eastgate Pavilion	Cincinnati	OH	100%	—
Estero Town Commons	Naples	FL	100%	—
Fishers Station	Indianapolis	IN	100%	—
Fox Lake Crossing	Chicago	IL	100%	—
Gainesville Plaza	Gainesville	FL	100%	—
Gainesville Plaza	Gainesville	FL	100%	—
Geist Pavilion	Indianapolis	IN	100%	—
Glendale Town Center	Indianapolis	IN	100%	—
Greyhound Commons	Indianapolis	IN	100%	—
Hamilton Crossing	Indianapolis	IN	100%	7,334,020
Hamilton Crossing - Phases II & III	Alcoa	TN	100%	—
Hitchcock Plaza	Aiken	SC	100%	—
Holly Springs Towne Center	Raleigh	NC	100%	—
Holly Springs Towne Center – Phase II	Raleigh	NC	100%	—
Hunter's Creek Promenade	Orlando	FL	100%	—
Indian River Square	Vero Beach	FL	100%	—
SCHEDULE 7.1.(f)

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International Speedway Outlot (Longhorn)	Daytona	FL	100%	—
International Speedway Square	Daytona	FL	100%	18,741,371
King's Lake Square	Naples	FL	100%	—
Kingwood Commons	Houston	TX	100%	—
Lake City Commons	Lake City	FL	100%	5,199,999
Lake City Commons - Phase II	Lake City	FL	100%	—
Lake Mary Plaza	Lake Mary	FL	100%	5,080,000
Lakewood Promenade	Jacksonville	FL	100%	—
Landstown Commons	Virginia Beach	VA	100%	—
Lima Marketplace	Fort Wayne	IN	100%	8,383,000
Lithia Crossing	Tampa	FL	100%	—
Livingston Shopping Center	Newark	NJ	100%	3,218,000
Lowe's Plaza	Las Vegas	NV	100%	—
Market Street Village	Hurst	TX	100%	—
Memorial Commons	Goldsboro	NC	100%	—
Merrimack Village Center	Merrimack	NH	100%	5,445,000
Miramar Square	Miramar	FL	100%	31,625,000
Mullins Crossing	Evans	GA	100%	—
Mullins Crossing Outlots	Evans	GA	100%	—
Naperville Marketplace	Chicago	IL	100%	9,969,891
Northcrest Shopping Center	Charlotte	NC	100%	15,780,000
Northdale Promenade	Tampa	FL	100%	—
Oleander Place	Wilmington	NC	100%	—
Palm Coast Landing	Palm Coast	FL	100%	22,015,427
Parkside Town Commons – Phase I	Raleigh	NC	100%	—
Parkside Town Commons- Phase II	Raleigh	NC	100%	—
Perimeter Woods	Charlotte	NC	100%	—
Pine Ridge Crossing	Naples	FL	100%	—
SCHEDULE 7.1.(f)

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Pipeline Pointe	Hurst	TX	100%	—
Plaza at Cedar Hill	Dallas	TX	100%	—
Plaza Volente	Austin	TX	100%	4,688,000
Pleasant Hill Commons	Kissimmee	FL	100%	—
Portofino Shopping Center (Phase I)	Houston	TX	100%	—
Portofino Shopping Center (Phase II)	Houston	TX	100%	—
Publix at Acworth	Atlanta	GA	100%	5,424,257
Publix at St. Cloud	St Cloud	FL	100%	—
Publix at Woodruff	Greenville	SC	100%	—
Rangeline Crossing	Carmel	IN	100%	—
Riverchase Plaza	Naples	FL	100%	—
Rivers Edge	Indianapolis	IN	100%	—
Saxon Crossing	Orange City	FL	100%	11,400,000
Shoppes at Plaza Green	Greenville	SC	100%	—
Shops at Eagle Creek	Naples	FL	100%	—
Shops at Julington Creek	Jacksonville	FL	100%	4,785,000
Shops at Moore	Moore	OK	100%	21,300,000
Shops of Eastwood	Orlando	FL	100%	—
Silver Springs Pointe	Oklahoma City	OK	100%	8,800,000
South Elgin Commons	South Elgin	IL	100%	—
Stoney Creek Commons	Indianapolis	IN	100%	—
Sunland Towne Centre	El Paso	TX	100%	—
Tamiami Crossing	Naples	FL	100%	2,472,000
Tarpon Bay Plaza	Naples	FL	100%	—
Temple Terrace	Temple Terrace	FL	100%	—
The Centre at Panola	Atlanta	GA	100%	1,417,644
The Centre at Panola II	Lithonia	GA	100%	—
The Corner, Indianapolis	Indianapolis	IN	100%	—
The Corner, Tucson	Tucson	AZ	100%	14,750,000
SCHEDULE 7.1.(f)

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The Landing at Tradition	Port St Lucie	FL	100%	—
Toringdon Market	Charlotte	NC	100%	—
Traders Point	Indianapolis	IN	100%	—
Traders Point II	Indianapolis	IN	100%	—
Tradition Village Center	Port St Lucie	FL	100%	—
Trussville Promenade	Birmingham	AL	100%	—
University Town Center – Phase I and II	Norman	OK	100%	18,690,000
University Town Center Phase II (Area 6)	Norman	OK	100%	10,500,000
Village at Bay Park	Ashwaubenon	WI	100%	9,183,298
Village Walk	Fort Myers	FL	100%	—
Waterford Lakes Village	Orlando	FL	100%	—
Waxahachie Crossing	Waxahachie	TX	100%	7,750,000
Westside Market	Frisco	TX	100%	—
Wheatland Towne Crossing	Wheatland	TX	100%	—
Whitehall Pike	Bloomington	IN	100%	—
Operating Commercial Properties
Embassy Suites at University of Notre Dame	South Bend	IN	35%	10,263,048
Thirty South Meridian	Indianapolis	IN	100%	16,940,575
Union Station Parking Garage	Indianapolis	IN	100%	—
Developments/Redevelopment Properties
Beechwood Promenade	Athens	GA	100%
Centennial Center	Las Vegas	NV	78%	70,455,000
Eddy Street Commons	South Bend	IN	100%	22,787,763
Rampart Commons	Las Vegas	NV	100%	10,291,413
Other
Deerwood Lake	Jacksonville	FL	100%	—
Draper Peaks Outlot	Draper	UT	100%	—
Eagle Creek IV	Naples	FL	100%	—
Fox Lake Crossing II	Chicago	IL	100%	—
SCHEDULE 7.1.(f)

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Pan Am Plaza	Indianapolis	IN	100%	—
Parkside Town Commons - Phase III	Raleigh	NC	100%	—

Part II: Permitted Liens

None.

SCHEDULE 7.1.(f)

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SCHEDULE 7.1.(g)
Indebtedness and Guaranties
Indebtedness as of September 30, 2018:

Borrower(s)	Unsecured	Secured	Guarantor(s)
International Speedway Square, Ltd.	-	18,741,371	Company
Kite Acworth, LLC	-	5,424,257[1]	Company
Kite Kokomo, LLC	-	10,427,439[2]	Company
Kite Realty Group, LP	950,000,000	-	Parent (springing guaranty)
Kite Realty Group, LP	45,600,000 (and 4,120,000 in letter of credit exposure)	-	Parent (springing guaranty)
Kite Washington, LLC	-	16,940,575	Company
KRG Ashwaubenon Bay Park, LLC	-	9,183,298	Company and Parent
KRG Bayonne Urban Renewal, LLC	-	43,930,583	Company
KRG Bradenton Centre Point, LLC	-	14,410,000	Company
KRG Chapel Hill Shopping Center, LLC	-	18,250,000	Company
KRG Charlotte Northcrest, LLC	-	15,780,000	Company and Parent
KRG Eddy Street Land, LLC	-	22,787,763	Company
KRG Fort Wayne Lima, LLC	-	8,383,000	Company and Parent
KRG Hamilton Crossing, LLC	-	7,334,020[3]	Company
KRG Henderson Eastgate, LLC	-	14,409,999
KRG Jacksonville Julington Creek, LLC	-	4,785,000	Company and Parent
KRG Lake City Commons, LLC	-	5,199,999	Company and Parent
KRG Lake Mary, LLC	-	5,080,000	Company and Parent
KRG Las Vegas Centennial Center, LLC	-	70,455,000	Company
KRG Las Vegas Centennial Gateway, LLC	-	29,975,001	Company and Parent
KRG Las Vegas Eastern Beltway, LLC	-	34,100,000	Company and Parent
KRG Merrimack Village, LLC	-	5,445,000	Company
KRG Miramar Square, LLC	-	31,625,000	Company
1 This loan is part of a loan in which four properties are pooled together (the "Four Property Pool Loan").
2 This loan is part of the Four Property Pool Loan.
3 This loan is part of the Four Property Pool Loan.
SCHEDULE 7.1.(g)

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KRG Naperville, LLC	-	9,969,891	Company
KRG Newburgh Bell Oaks, LLC	-	6,547,500	Company and Parent
KRG Norman University II, LLC	-	10,500,000	Company and Parent
KRG Norman University, LLC	-	18,690,000	Company and Parent
KRG Oklahoma City Silver Springs, LLC	-	8,800,000	Company and Parent
KRG Orange City Saxon, LLC	-	11,400,000	Company
KRG Palm Coast Landing, LLC	-	22,015,427	Company
KRG Panola I, LLC	-	1,417,644	Company
KRG Rampart, LLC	-	10,291,413	Company
KRG Shops at Moore, LLC	-	21,300,000	Company
KRG Tucson Corner, LLC	-	14,750,000	Company and Parent
KRG Vero, LLC	-	5,000,000	Company and Parent
KRG Waxahachie Crossing Limited Partnership	-	7,750,000	Company and Parent
KRG/Atlantic Delray Beach, LLC	-	56,730,000	Company
KRG/PRP Oldsmar, LLC	-	11,728,996	Company
KRG-USCRF Retail Portfolio LLC	-	10,378,000	Company
SB Hotel 2, LLC	-	10,263,048	Company

SCHEDULE 7.1.(g)

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SCHEDULE 7.1.(i)
Litigation
None.

SCHEDULE 7.1.(i)

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EXHIBIT A
FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT dated as of ___________, ~~201_~~202_ (the “Agreement”) by and among _________________________ (the “Assignor”), _________________________ (the “Assignee”), and KEYBANK NATIONAL ASSOCIATION, as Agent (the “Agent”).
WHEREAS, the Assignor is a Lender under that certain Term Loan Agreement dated as of October 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among Kite Realty Group, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), the Agent, and the other parties thereto;
WHEREAS, the Assignor desires to assign to the Assignee, among other things, all or a portion of the Assignor’s Commitment under the Term Loan Agreement, all on the terms and conditions set forth herein; and
WHEREAS, the Agent consents to such assignment on the terms and conditions set forth herein;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:
Section 1. Assignment.
(a)    Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by the Assignee to the Assignor pursuant to Section 2 of this Agreement, effective as of ____________, ~~201_~~202_ (the “Assignment Date”), the Assignor hereby irrevocably sells, transfers and assigns to the Assignee, without recourse, a $__________ interest (such interest being the “Assigned Commitment”) in and to the Assignor’s Commitment and all of the other rights and obligations of the Assignor under the Term Loan Agreement, such Assignor’s Term Loan Note and the other Loan Documents (representing ______% in respect of the aggregate amount of all Lenders’ Commitments), including without limitation, a principal amount of outstanding Term Loans equal to $_________ and all voting rights of the Assignor associated with the Assigned Commitment, all rights to receive interest on such amount of Term Loans and all commitment and other Fees with respect to the Assigned Commitment and other rights of the Assignor under the Term Loan Agreement and the other Loan Documents with respect to the Assigned Commitment, all as if the Assignee were an original Lender under and signatory to the Term Loan Agreement having a Commitment equal to the amount of the Assigned Commitment. The Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of the Assignor with respect to the Assigned Commitment as if the Assignee were an original Lender under and signatory to the Term Loan Agreement having a Commitment equal to the Assigned Commitment and the obligation to indemnify the Agent as

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provided therein (the foregoing enumerated obligations, together with all other similar obligations more particularly set forth in the Term Loan Agreement and the other Loan Documents, collectively, the “Assigned Obligations”). The Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Commitment from and after the Assignment Date.
(b)    The assignment by the Assignor to the Assignee hereunder is without recourse to the Assignor. The Assignee makes and confirms to the Agent, the Assignor, and the other Lenders all of the representations, warranties and covenants of a Lender under Article XII. of the Term Loan Agreement. Not in limitation of the foregoing, the Assignee acknowledges and agrees that, except as set forth in Section 4 below, the Assignor is making no representations or warranties with respect to, and the Assignee hereby releases and discharges the Assignor for any responsibility or liability for: (i) the present or future solvency or financial condition of the Borrower, any Subsidiary or any other Loan Party, (ii) any representations, warranties, statements or information made or furnished by the Borrower, any Subsidiary or any other Loan Party in connection with the Term Loan Agreement or otherwise, (iii) the validity, efficacy, sufficiency, or enforceability of the Term Loan Agreement, any other Loan Document or any other document or instrument executed in connection therewith, or the collectability of the Assigned Obligations, (iv) the perfection, priority or validity of any Lien with respect to any collateral at any time securing the Obligations or the Assigned Obligations under the Notes or the Term Loan Agreement and (v) the performance or failure to perform by the Borrower or any other Loan Party of any obligation under the Term Loan Agreement or any other Loan Document to which it is a party. Further, the Assignee acknowledges that it has, independently and without reliance upon the Agent, or on any affiliate or subsidiary thereof, the Assignor or any other Lender and based on the financial statements supplied by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Lender under the Term Loan Agreement. The Assignee also acknowledges that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Term Loan Agreement or any other Loan Documents or pursuant to any other obligation. Except as expressly provided in the Term Loan Agreement, the Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide the Assignee with any credit or other information with respect to the Borrower or any other Loan Party or to notify the Assignee of any Default or Event of Default. The Assignee has not relied on the Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.
Section 2. Payment by Assignee. In consideration of the assignment made pursuant to Section 1 of this Agreement, the Assignee agrees to pay to the Assignor on the Assignment Date, such amount as they may agree.
Section 3. Payments by Assignor. The Assignor agrees to pay to the Agent on the Assignment Date the administration fee, if any, payable under the applicable provisions of the Term Loan Agreement.

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Section 4. Representations and Warranties of Assignor. The Assignor hereby represents and warrants to the Assignee that (a) as of the Assignment Date (i) the Assignor is a Lender under the Term Loan Agreement having a Commitment under the Term Loan Agreement (without reduction by any assignments thereof which have not yet become effective), equal to $____________, and that the Assignor is not in default of its obligations under the Term Loan Agreement; and (ii) the outstanding balance of Term Loans owing to the Assignor (without reduction by any assignments thereof which have not yet become effective) is $____________; and (b) it is the legal and beneficial owner of the Assigned Commitment which is free and clear of any adverse claim created by the Assignor.
Section 5. Representations, Warranties and Agreements of Assignee. The Assignee (a) represents and warrants that it is (i) legally authorized to enter into this Agreement, (ii) an “accredited investor” (as such term is used in Regulation D of the Securities Act) and (iii) an Eligible Assignee; (b) confirms that it has received a copy of the Term Loan Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) appoints and authorizes the Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof together with such powers as are reasonably incidental thereto; and (d) agrees that it will become a party to and shall be bound by the Term Loan Agreement and the other Loan Documents to which the other Lenders are a party on the Assignment Date and will perform in accordance therewith all of the obligations which are required to be performed by it as a Lender.
Section 6. Recording and Acknowledgment by the Agent. Following the execution of this Agreement, the Assignor will deliver to the Agent (a) a duly executed copy of this Agreement for acknowledgment and recording by the Agent and (b) the Assignor’s Term Loan Note. Upon such acknowledgment and recording, from and after the Assignment Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, Fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Term Loan Agreement for periods prior to the Assignment Date directly between themselves.
Section 7. Addresses. The Assignee specifies as its address for notices and its Lending Office for all Loans, the offices set forth on Schedule 1 attached hereto.
Section 8. Payment Instructions. All payments to be made to the Assignee under this Agreement by the Assignor, and all payments to be made to the Assignee under the Term Loan Agreement, shall be made as provided in the Term Loan Agreement in accordance with the instructions set forth on Schedule 1 attached hereto or as the Assignee may otherwise notify the Agent.
Section 9. Effectiveness of Assignment. This Agreement, and the assignment and assumption contemplated herein, shall not be effective until (a) this Agreement is executed and

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delivered by each of the Assignor, the Assignee, the Agent, and if required under Section 13.5.(d) of the Term Loan Agreement, the Borrower, and (b) the payment to the Assignor of the amounts, if any, owing by the Assignee pursuant to Section 2 hereof and (c) the payment to the Agent of the amounts, if any, owing by the Assignor pursuant to Section 3 hereof. Upon recording and acknowledgment of this Agreement by the Agent, from and after the Assignment Date, (i) the Assignee shall be a party to the Term Loan Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights (except as otherwise provided in Section 13.10. of the Term Loan Agreement) and be released from its obligations under the Term Loan Agreement; provided, however, that if the Assignor does not assign its entire interest under the Loan Documents, it shall remain a Lender entitled to all of the benefits and subject to all of the obligations thereunder with respect to its Commitment.
Section 10. Governing Law. THIS AGREEMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
Section 11. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.
Section 12. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.
Section 13. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the Assignee and the Assignor; provided, however, any amendment, waiver or consent which shall affect the rights or duties of the Agent under this Agreement shall not be effective unless signed by the Agent.
Section 14. Entire Agreement. This Agreement embodies the entire agreement between the Assignor and the Assignee with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof.
Section 15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
Section 16. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Term Loan Agreement.
[include this Section only if Borrower’s consent is required under 13.5.(d)]
Section 17. Agreements of the Borrower. The Borrower hereby agrees that the Assignee shall be a Lender under the Term Loan Agreement having a Commitment equal to the Assigned Commitment. The Borrower agrees that the Assignee shall have all of the rights and remedies of

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a Lender under the Term Loan Agreement and the other Loan Documents as if the Assignee were an original Lender under and signatory to the Term Loan Agreement, including, but not limited to, the right of a Lender to receive payments of principal and interest with respect to the Assigned Obligations, and to the Term Loans made by the Lenders after the date hereof and to receive the commitment and other Fees payable to the Lenders as provided in the Term Loan Agreement. Further, the Assignee shall be entitled to the indemnification provisions from the Borrower in favor of the Lenders as provided in the Term Loan Agreement and the other Loan Documents. The Borrower further agrees, upon the execution and delivery of this Agreement, to execute in favor of the Assignee a Note if requested pursuant to Section 13.5.(d) of the Term Loan Agreement. Upon receipt by the Assignor of the amounts due the Assignor under Section 2, the Assignor agrees to surrender to the Borrower such Assignor’s Notes.
[Signatures on Following Pages]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Acceptance Agreement as of the date and year first written above.

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Accepted as of the date first written above.

AGENT:

KEYBANK NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

[Signatures Continued on Following Page]

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[Include signature of the Borrower only if required under Section 13.5.(d) of the Term Loan Agreement]
Agreed and consented to as of the date first written above.

BORROWER:

KITE REALTY GROUP, L.P.

By:	Kite Realty Group Trust, its sole General
Partner
By:
Name:
Title:

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SCHEDULE 1
Information Concerning the Assignee

Notice Address:

Telephone No.:
Telecopy No.:
Lending Office:

Telephone No.:
Telecopy No.:
Payment Instructions:

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EXHIBIT B-1
FORM OF GUARANTY
THIS GUARANTY (the “Guaranty”) dated as of ____________, ____, executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of (a) KEYBANK NATIONAL ASSOCIATION, in its capacity as Agent (the “Agent”) for the Lenders under that certain Term Loan Agreement dated as of October 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among Kite Realty Group, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), the Agent, and the other parties thereto, and (b) the Lenders.
WHEREAS, pursuant to the Term Loan Agreement, the Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Term Loan Agreement;
WHEREAS, the Borrower and each of the Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;
WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrower under the Term Loan Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower’s obligations to the Agent and the Lenders on the terms and conditions contained herein; and
WHEREAS, each Guarantor’s execution and delivery of this Guaranty is a condition to the Agent and the Lenders making, and continuing to make, such financial accommodations to the Borrower.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:
Section 1. Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness and obligations owing by the Borrower to any Lender, the Agent or to any Lender Hedge Provider with respect to the Hedge Obligations under or in connection with the Term Loan Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Term Loans and the payment of all interest, Fees, charges, attorneys’ fees and other amounts payable to any Lender, the Agent or any Lender Hedge Provider thereunder or in connection therewith; (b) any and all extensions,
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renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Lenders, the Agent and the Lender Hedge Providers in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder; and (d) all other Obligations. Notwithstanding anything to the contrary herein, under no circumstances shall any of the Guarantied Obligations as to any Guarantor include any obligation that constitutes an Excluded Hedge Obligation of such Guarantor.
Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, none of the Lenders, the Agent or the Lender Hedge Providers shall be obligated or required before enforcing this Guaranty against any Guarantor: (a)  to pursue any right or remedy any of them may have against the Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against the Borrower, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Guarantor or any other Person; or (c) to make demand of the Borrower, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lenders, the Agent or the Lender Hedge Providers which may secure any of the Guarantied Obligations.
Section 3. Guaranty Absolute. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):
(a)    (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Term Loan Agreement, any other Loan Document, the Interest Rate Hedge, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Term Loan Agreement, any of the other Loan Documents, the Interest Rate Hedge, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;
(b)    any lack of validity or enforceability of the Term Loan Agreement, any of the other Loan Documents, the Interest Rate Hedge, or any other document, instrument or agreement
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referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;
(c)    any furnishing to the Agent, the Lenders or the Lender Hedge Providers of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Obligations;
(d)    any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Loan Party;
(e)    any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, the Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;
(f)    any act or failure to act by the Borrower, any other Loan Party or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;
(g)    any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Obligations or the Hedge Obligations;
(h)    any application of sums paid by the Borrower, any other Guarantor or any other Person with respect to the liabilities of the Borrower to the Agent, the Lenders or the Lender Hedge Providers, regardless of what liabilities of the Borrower remain unpaid;
(i)    any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof;
(j)    any LLC Division of Borrower or any other Loan Party; or
(k)    any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than indefeasible payment and performance in full).
Section 4. Action with Respect to Guarantied Obligations. The Lenders, the Agent and the Lender Hedge Providers may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Term Loan Agreement or any other Loan Document or the Interest Rate Hedge; (c) sell, exchange, release or otherwise deal with all, or any part, of any
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collateral securing any of the Obligations or the Hedge Obligations; (d) release any other Loan Party or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower, any other Guarantor or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Lenders shall elect.
Section 5. Representations and Warranties. Each Guarantor hereby makes to the Agent, the Lenders and the Lender Hedge Providers all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Term Loan Agreement and the other Loan Documents, as if the same were set forth herein in full.
Section 6. Covenants. Each Guarantor will comply with all covenants which the Borrower is to cause such Guarantor to comply with under the terms of the Term Loan Agreement or any of the other Loan Documents. Each Guarantor that is a limited liability company covenants and agrees that it shall not at any time undertake an LLC Division.
Section 7. Waiver. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.
Section 8. Inability to Accelerate Loan. If the Agent, the Lenders and/or the Lender Hedge Providers are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Agent, the Lenders and/or the Lender Hedge Providers shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.
Section 9. Reinstatement of Guarantied Obligations. If claim is ever made on the Agent, any Lender or any Lender Hedge Provider for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Agent, such Lender or any Lender Hedge Provider repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Agent, such Lender or such Lender Hedge Provider with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Term Loan Agreement, any of the other Loan Documents, the Interest Rate Hedge or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Agent, such Lender or such Lender Hedge Provider for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Agent, such Lender or such Lender Hedge Provider.
B-1-4

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Section 10. Subrogation. Upon the making by any Guarantor of any payment hereunder for the account of the Borrower, such Guarantor shall be subrogated to the rights of the payee against the Borrower; provided, however, that such Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Guarantor may have against the Borrower arising by reason of any payment or performance by such Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to such Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Guarantor shall hold such amount in trust for the benefit of the Agent, the Lenders and the Lender Hedge Providers and shall forthwith pay such amount to the Agent to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Term Loan Agreement or to be held by the Agent as collateral security for any Guarantied Obligations existing.
Section 11. Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, Fees, expenses, premiums or otherwise, shall be paid in full, without set off or counterclaim or any deduction or withholding whatsoever (including any Taxes other than any Taxes withheld pursuant to Section 3.12. of the Term Loan Agreement unless such Tax is an Indemnified Tax), and if any Guarantor is required by Applicable Law or by a Governmental Authority to make any such deduction or withholding, such Guarantor shall pay to the Agent and the Lenders such additional amount as will result in the receipt by the Agent and the Lenders of the full amount payable hereunder had such deduction or withholding not occurred or been required.
Section 12. Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes the Agent and each Lender, at any time during the continuance of an Event of Default, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or Participant subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender, or any affiliate of the Agent or such Lender, to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured. Each Guarantor agrees, to the fullest extent permitted by Applicable Law, that any Participant may exercise rights of setoff or counterclaim and other rights with respect to its participation as fully as if such Participant were a direct creditor of such Guarantor in the amount of such participation. Notwithstanding the foregoing, no amounts set off from any Guarantor shall be applied to Excluded Hedge Obligations of such Guarantor
Section 13. Subordination. Each Guarantor hereby expressly covenants and agrees for the benefit of the Agent, the Lenders and the Lender Hedge Providers that all obligations and liabilities of the Borrower to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower (collectively, the
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“Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations. If an Event of Default shall exist, then no Guarantor shall accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.
Section 14. Avoidance Provisions. It is the intent of each Guarantor, the Agent, the Lenders and the Lender Hedge Providers that in any Proceeding, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent, the Lenders and the Lender Hedge Providers) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent, the Lenders and the Lender Hedge Providers), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Agent, the Lenders and the Lender Hedge Providers hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Agent, the Lenders and the Lender Hedge Providers that would not otherwise be available to such Person under the Avoidance Provisions.
Section 15. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Guarantors, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agent, the Lenders or the Lender Hedge Providers shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.
Section 16. Governing Law. THIS AGREEMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
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Section 17. WAIVER OF JURY TRIAL.
(a)    EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OF THE LENDERS OR ANY OF THE LENDER HEDGE PROVIDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE AGENT, THE LENDER HEDGE PROVIDERS AND EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY GUARANTOR, THE AGENT, ANY OF THE LENDERS OR ANY OF THE LENDER HEDGE PROVIDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.
(b)    EACH OF THE GUARANTORS, THE AGENT, EACH LENDER AND EACH LENDER HEDGE PROVIDER HEREBY AGREES THAT ANY FEDERAL DISTRICT COURT LOCATED IN NEW YORK OR, AT THE OPTION OF THE AGENT, ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY GUARANTOR, THE AGENT, ANY OF THE LENDERS OR ANY OF THE LENDER HEDGE PROVIDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. EACH GUARANTOR AND EACH OF THE LENDERS EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT, ANY LENDER OR ANY LENDER HEDGE PROVIDER OR THE ENFORCEMENT BY THE AGENT, ANY LENDER OR ANY LENDER HEDGE PROVIDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.
(c)    THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS GUARANTY.
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Section 18. Loan Accounts. The Agent, each Lender and each Lender Hedge Provider may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall be deemed conclusive evidence of the amounts and other matters set forth herein, absent manifest error. The failure of the Agent, any Lender or any Lender Hedge Provider to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.
Section 19. Waiver of Remedies. No delay or failure on the part of the Agent, any Lender or any Lender Hedge Provider in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Agent, any Lender or any Lender Hedge Provider of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.
Section 20. Termination. This Guaranty shall remain in full force and effect until the termination of the Term Loan Agreement in accordance with Section 13.10 of the Term Loan Agreement.
Section 21. Successors and Assigns. Each reference herein to the Agent, the Lenders or any Lender Hedge Provider shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor’s successors and assigns (and, in the event any Guarantor is a limited liability company and shall undertake an LLC Division shall be deemed to include each limited liability company resulting from any such LLC Division), upon whom this Guaranty also shall be binding. The Lenders may, in accordance with the applicable provisions of the Term Loan Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor’s obligations hereunder. Subject to Section 13.8. of the Term Loan Agreement, each Guarantor hereby consents to the delivery by the Agent or any Lender to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor. No Guarantor may assign or transfer its obligations hereunder to any Person without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.
Section 22. JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.
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Section 23. Amendments. This Guaranty may not be amended other than in writing in accordance with the terms of Section 13.6. of the Term Loan Agreement.
Section 24. Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent at the Principal Office, not later than 2:00 p.m. on the date of demand therefor.
Section 25. Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Agent or any Lender at its respective address for notices provided for in the Term Loan Agreement or if to a Lender Hedge Provider as provided in the Interest Rate Hedge, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.
Section 26. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 27. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.
Section 28. Limitation of Liability. Neither the Agent any Lender nor any Lender Hedge Provider, nor any affiliate, officer, director, employee, attorney, or agent of the Agent, any Lender nor any Lender Hedge Provider, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents, or any of the transactions contemplated by this Guaranty, the Term Loan Agreement, any of the other Loan Documents or the Interest Rate Hedge. Each Guarantor hereby waives, releases, and agrees not to sue the Agent, any Lender or any Lender Hedge Provider or any of the Agent’s, any Lender’s or any Lender Hedge Provider’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Term Loan Agreement, any of the other Loan Documents or the Interest Rate Hedge, or any of the transactions contemplated by Term Loan Agreement or financed thereby.
Section 29. Definitions. (a)    For the purposes of this Guaranty:
“Proceeding” means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code of 1978, as amended; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy,
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insolvency, reorganization, winding up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.
(b)    Terms not otherwise defined herein are used herein with the respective meanings given them in the Term Loan Agreement.
Section 30. Keepwell. Each Qualified ECP Contributing Party hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty or the other Loan Documents in respect of the Hedge Obligations (provided, however, that each Qualified ECP Contributing Party shall only be liable under this Section 30 for the maximum amount of such liability that can be incurred without rendering its obligations under this Section 30, or otherwise under the Guaranty or the other Loan Documents voidable under the Avoidance Provisions, and not for any greater amount). The obligations of each Qualified ECP Contributing Party under this Section 30 shall remain in full force and effect until a discharge of the obligations of Guarantors under this Guaranty if such Qualified ECP Contributing Party is a Guarantor, or of Borrower under the Term Loan Agreement and the other Loan Documents and the Hedge Documents if such Qualified ECP Contributing Party is the Borrower. Each Qualified ECP Contributing Party intends that this Section 30 constitute, and this Section 30 shall be deemed to constitute, a keepwell, support, or other agreement for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. For purposes of Section 30 of this Guaranty, the term "Qualified ECP Contributing Party" means, in respect of any Hedge Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the time such party becomes a party to this Guaranty or the “Springing Guaranty” (as defined in the Term Loan Agreement) or grant of the relevant security interest becomes effective with respect to such Hedge Obligation or such other person as constitutes an "eligible contract participant" under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an "eligible contract participant" at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
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IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

[GUARANTORS]:
Address for Notices: c/o Kite Realty Group Trust __________________________ __________________________ Attention: __________ Telecopy Number: (___) __________ Telephone Number: (___) __________

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ANNEX I
FORM OF ACCESSION AGREEMENT
THIS ACCESSION AGREEMENT dated as of ____________, ~~201__~~202__, executed and delivered by ______________________, a _____________ (the “New Guarantor”), in favor of (a) KEYBANK NATIONAL ASSOCIATION, in its capacity as Agent (the “Agent”) for the Lenders under that certain Term Loan Agreement dated as of October 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among Kite Realty Group, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), the Agent, and the other parties thereto, and (b) the Lenders.
WHEREAS, pursuant to the Term Loan Agreement, the Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Term Loan Agreement;
WHEREAS, the Borrower, the New Guarantor, and the existing Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;
WHEREAS, the New Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrower under the Term Loan Agreement and, accordingly, the New Guarantor is willing to guarantee the Borrower’s obligations to the Agent and the Lenders on the terms and conditions contained herein; and
WHEREAS, the New Guarantor’s execution and delivery of this Agreement is a condition to the Agent and the Lenders continuing to make such financial accommodations to the Borrower.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows:
Section 1. Accession to Guaranty. The New Guarantor hereby agrees that it is a “Guarantor” under that certain Guaranty dated as of _______ __, ___ (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty”), made by each Subsidiary of the Borrower a party thereto in favor of the Agent and the Lenders and assumes all obligations of a “Guarantor” thereunder, all as if the New Guarantor had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Guarantor hereby:
(a)    irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations (as defined in the Guaranty);
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(b)    makes to the Agent and the Lenders as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and
(c)    consents and agrees to each provision set forth in the Guaranty.
SECTION 2. GOVERNING LAW. THIS AGREEMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
Section 3. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Term Loan Agreement.
[Signatures on Next Page]
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IN WITNESS WHEREOF, the New Guarantor has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW GUARANTOR]

By:
Name:
Title:

Address for Notices:

c/o Kite Realty Group Trust

Attention:
Telecopy Number:	( )
Telephone Number:	( )

Accepted:

KEYBANK NATIONAL ASSOCIATION, as Agent

By:
Name:
Title

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EXHIBIT B-2
FORM OF SPRINGING GUARANTY
THIS SPRINGING GUARANTY (the “Guaranty”) dated as of October 25, 2018 executed and delivered by KITE REALTY GROUP TRUST, a Maryland real estate investment trust (the “Guarantor”) in favor of (a) KEYBANK NATIONAL ASSOCIATION, in its capacity as Agent (the “Agent”) for the Lenders under that certain Term Loan Agreement dated as of October 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among Kite Realty Group, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), the Agent, and the other parties thereto, and (b) the Lenders.
WHEREAS, pursuant to the Term Loan Agreement, the Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Term Loan Agreement;
WHEREAS, the Borrower and the Guarantor, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;
WHEREAS, Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrower under the Term Loan Agreement and, accordingly, Guarantor is willing, upon the occurrence of a “Springing Recourse Event” (as hereinafter defined), to guarantee the Borrower’s obligations to the Agent and the Lenders on the terms and conditions contained herein; and
WHEREAS, Guarantor’s execution and delivery of this Guaranty is a condition to the Agent and the Lenders making, and continuing to make, such financial accommodations to the Borrower.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor agrees as follows:
Section 1.Guaranty. Guarantor, upon the occurrence of a Springing Recourse Event, hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness and obligations owing by the Borrower to any Lender, the Agent or to any Lender Hedge Provider with respect to the Hedge Obligations under or in connection with the Term Loan Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Term Loans, and the payment of all interest, Fees, charges, attorneys’ fees and other amounts payable to any Lender, the Agent or any Lender Hedge Provider thereunder or in connection
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therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Lenders, the Agent and the Lender Hedge Providers in the enforcement of any of the foregoing or any obligation of Guarantor hereunder; and (d) all other Obligations. Notwithstanding anything to the contrary herein, under no circumstances shall any of the Guarantied Obligations as to Guarantor include any obligation that constitutes an Excluded Hedge Obligation of Guarantor.
For the purposes of this Guaranty, the occurrence of any of the events described in (1)-(3) below shall be a “Springing Recourse Event”:
(1)    (A) Guarantor fails to perform or comply with any of the following terms (each, a “Guarantor Covenant Breach”):
(i)    the Guarantor shall not, directly or indirectly, enter into or conduct any business other than in connection with the ownership, acquisition and disposition of general or limited partnership interests in the Borrower and the management of the business of the Borrower, and such activities as are incidental thereto, all of which shall be solely in furtherance of the business of the Borrower;
(ii)    the Guarantor shall not own any assets other than (A) equity interests (or rights, options or warrants in respect thereof) of the Borrower, (B) up to a one percent (1%) equity interest in any partnership or limited liability company at least ninety-nine percent (99%) of the equity of which is owned, directly or indirectly, by the Borrower; (C) money that has been distributed to Guarantor by Borrower or a Subsidiary of Borrower described in clause (ii)(B) above in accordance with Section 10.2. of the Term Loan Agreement that is held for ten (10) Business Days or less pending further distribution to equity holders of the Guarantor, (D) assets received by the Guarantor from third parties (including, without limitation, the proceeds from any Equity Issuance), that are held for ten (10) Business Days or less pending further contribution to Borrower, (E) such bank accounts or similar instruments (subject to the other terms hereof) as it deems necessary to carry out its responsibilities under the limited partnership agreement of the Borrower, and (F) other tangible and intangible assets that, taken as a whole, are de minimis in relation to the net assets of Borrower and its Subsidiaries (but which in no event shall include any real estate, cash, cash equivalents or other liquid assets in excess of $500,000 in the aggregate (except as permitted in clauses (ii)(C) and (D) above) or equity interests (other than equity interests permitted in clauses (ii)(A) and (B) above);
(iii)    the Guarantor shall promptly contribute or otherwise downstream to the Borrower any net assets received by the Guarantor from third parties (including, without limitation, the proceeds from any Equity Issuance), subject to the terms of clause (ii)(D) above;
(iv)    the Guarantor shall not merge or consolidate (except as permitted in the Term Loan Agreement), or dissolve, liquidate or otherwise wind up its business, affairs or assets;
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(v)    the Guarantor shall not guarantee or otherwise be or become obligated in respect of, any Indebtedness (which for the purposes hereof shall include any obligations under any Derivatives Contract but shall exclude (A) guarantees of obligations under any Derivatives Contracts in favor of Associated Bank National Association and any lender under the Prior Term Loan Agreement or Prior Revolving Loan Agreement in place as of March, 31, 2014, (B) any Indebtedness described in clause (f) of the definition of Indebtedness, (C) any liability pursuant to a Customary Nonrecourse Debt Guaranty until a claim is made with respect thereto (provided that for the purposes of this clause (v), the Guarantor shall not be deemed to have violated this covenant with respect to Indebtedness under a Customary Nonrecourse Debt Guaranty until a judgment is obtained with respect to claims under Customary Nonrecourse Debt Guaranties individually or in the aggregate of $30,000,000 or greater), and (D) any liability pursuant to a springing guaranty on substantially the same terms as the Springing Guaranty; and provided further that the Guarantor’s liability with respect to (x) Indebtedness of Borrower in place as of March 31, 2014 and (y) Indebtedness of Inland Diversified assumed by Borrower and that is existing debt of Inland Diversified as of July 1, 2014 and was not incurred as a part of or in anticipation of the merger of Inland Diversified with and into KRG Magellan, LLC, solely by virtue of the Guarantor being the general partner of Borrower and not as a guarantor, shall be excluded from the foregoing provided such liability is not increased; and
(B) with respect to a Guarantor Covenant Breach of any event described in (1)(A)(i)-(iii) above, the passage of forty-five (45) days after the first to occur of either (i) Borrower or Guarantor becoming aware of such Guarantor Covenant Breach, or (ii) Agent notifying Borrower in writing of any such Guarantor Covenant Breach, or
(C) with respect to a Guarantor Covenant Breach of the event described in clause (1)(A)(v) above, the passage of ten (10) Business Days (or forty-five (45) days if the aggregate Indebtedness for the purposes of clause (1)(A)(v) above is less than $10,000,000), after the first to occur of either (i) Borrower or Guarantor becoming aware of such Guarantor Covenant Breach, or (ii) Agent notifying Borrower in writing of any such Guarantor Covenant Breach; or
(2)    Borrower or Guarantor shall commence a voluntary case under the Bankruptcy Code of 1978, as amended, or any other federal bankruptcy or any other domestic or foreign laws relating to bankruptcy, insolvency, reorganization, winding-up, composition or adjustment of debts, in each case with respect to Borrower or Guarantor, whether now or hereinafter in effect (collectively, a “Bankruptcy Proceeding”); or
(3)    Borrower or Guarantor or any officer or director thereof shall collude with, or otherwise assist any party in connection with any such filing in a Bankruptcy Proceeding or solicit or cause to be solicited petitioning creditors for any involuntary petition against Borrower or Guarantor in any such Bankruptcy Proceeding from any party.
Guarantor acknowledges and agrees that the guaranty under this Guaranty of the Guarantied Obligations shall automatically become fully effective upon the occurrence of any Springing Recourse Event and no other documentation or notice shall be required to evidence the same.
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Section 2.Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and upon the occurrence of a Springing Recourse Event, a debt of Guarantor for its own account. Accordingly, none of the Lenders, the Agent or the Lender Hedge Providers shall be obligated or required before enforcing this Guaranty against Guarantor after a Springing Recourse Event: (a) to pursue any right or remedy any of them may have against the Borrower, any other Loan Party or any other Person or commence any suit or other proceeding against the Borrower, any other Loan Party or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Loan Party, or any other Person; or (c) to make demand of the Borrower, any other Loan Party or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lenders, the Agent or the Lender Hedge Providers which may secure any of the Guarantied Obligations.
Section 3.Guaranty Absolute. Guarantor, upon the occurrence of a Springing Recourse Event, guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. Upon the occurrence of a Springing Recourse Event, the liability of Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not Guarantor consents thereto or has notice thereof and whether before or after the occurrence of a Springing Recourse Event):
a.    (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Term Loan Agreement, any other Loan Document, the Interest Rate Hedge, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Term Loan Agreement, any of the other Loan Documents, the Interest Rate Hedge, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;
b.    any lack of validity or enforceability of the Term Loan Agreement, any of the other Loan Documents, the Interest Rate Hedge, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;
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c.    any furnishing to the Agent, the Lenders or the Lender Hedge Providers of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Obligations;
d.    any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Loan Party;
e.    any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Guarantor, the Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;
f.    any act or failure to act by the Borrower, any other Loan Party or any other Person which may adversely affect Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;
g.    any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Obligations or the Hedge Obligations;
h.    any application of sums paid by the Borrower, any other Loan Party or any other Person with respect to the liabilities of the Borrower to the Agent, the Lenders or the Lender Hedge Providers, regardless of what liabilities of the Borrower remain unpaid;
i.    any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof;
j.    any LLC Division of any Loan Party; or
k.    any other circumstance which might otherwise constitute a defense available to, or a discharge of, Guarantor hereunder (other than indefeasible payment and performance in full).
Section 4.Action with Respect to Guarantied Obligations. The Lenders, the Agent and the Lender Hedge Providers may, at any time and from time to time, without the consent of, or notice to, Guarantor, and without discharging Guarantor from its obligations hereunder, take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Term Loan Agreement or any other Loan Document or the Interest Rate Hedge; provided, however, that no such amendments can require Guarantor to modify the nature of the springing guaranty provided hereunder without the approval of Guarantor; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the
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Obligations or the Hedge Obligations; (d) release any other Loan Party or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower, any other Loan Party or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Lenders shall elect.
Section 5.Reserved.
Section 6.Reserved.
Section 7.Waiver. Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of Guarantor or which otherwise might operate to discharge Guarantor from its obligations hereunder.
Section 8.Inability to Accelerate Loan. If the Agent, the Lenders and/or the Lender Hedge Providers are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations after the occurrence of a Springing Recourse Event by reason of any automatic stay or otherwise, the Agent, the Lenders and/or the Lender Hedge Providers shall be entitled to receive from Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.
Section 9.Reinstatement of Guarantied Obligations. If claim is ever made on the Agent, any Lender or any Lender Hedge Provider for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Agent, such Lender or any Lender Hedge Provider repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Agent, such Lender or such Lender Hedge Provider with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Term Loan Agreement, any of the other Loan Documents, the Interest Rate Hedge or any other instrument evidencing any liability of the Borrower, and Guarantor shall, upon the occurrence of a Springing Recourse Event, be and remain liable to the Agent, such Lender or such Lender Hedge Provider for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Agent, such Lender or such Lender Hedge Provider.
Section 10.Subrogation. Upon the making by Guarantor of any payment hereunder for the account of the Borrower, Guarantor shall be subrogated to the rights of the payee against the Borrower; provided, however, that Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action Guarantor may have against the Borrower arising by reason of any payment or performance by Guarantor pursuant to this Guaranty, unless and until all of the Guarantied
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Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, Guarantor shall hold such amount in trust for the benefit of the Agent, the Lenders and the Lender Hedge Providers and shall forthwith pay such amount to the Agent to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Term Loan Agreement or to be held by the Agent as collateral security for any Guarantied Obligations existing.
Section 11.Payments Free and Clear. All sums payable by Guarantor hereunder, whether of principal, interest, Fees, expenses, premiums or otherwise, shall be paid in full, without set off or counterclaim or any deduction or withholding whatsoever (including any Taxes other than any Taxes withheld pursuant to Section 3.12. of the Term Loan Agreement unless such Tax is an Indemnified Tax), and if Guarantor is required by Applicable Law or by a Governmental Authority to make any such deduction or withholding, Guarantor shall pay to the Agent and the Lenders such additional amount as will result in the receipt by the Agent and the Lenders of the full amount payable hereunder had such deduction or withholding not occurred or been required.
Section 12.Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, Guarantor hereby authorizes the Agent and each Lender, at any time during the continuance of an Event of Default and after the occurrence of a Springing Recourse Event, without any prior notice to Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or Participant subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender, or any affiliate of the Agent or such Lender, to or for the credit or the account of Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured. Guarantor agrees, to the fullest extent permitted by Applicable Law and subject to the terms hereof, that any Participant may exercise rights of setoff or counterclaim and other rights with respect to its participation after the occurrence of a Springing Recourse Event as fully as if such Participant were a direct creditor of Guarantor in the amount of such participation. Notwithstanding the foregoing, no amounts set off from Guarantor shall be applied to Excluded Hedge Obligations of Guarantor.
Section 13.Subordination. Guarantor hereby expressly covenants and agrees for the benefit of the Agent, the Lenders and the Lender Hedge Providers that all obligations and liabilities of the Borrower to Guarantor of whatever description, including without limitation, all intercompany receivables of Guarantor from the Borrower (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations. If an Event of Default shall exist, then Guarantor shall not accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from the Borrower on account of or in any manner
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in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.
Section 14.Avoidance Provisions. It is the intent of Guarantor, the Agent, the Lenders and the Lender Hedge Providers that in any Proceeding, Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of Guarantor hereunder (or any other obligations of Guarantor to the Agent and the Lenders to be avoidable or unenforceable against Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of Guarantor hereunder (or any other obligations of Guarantor to the Agent, the Lenders and the Lender Hedge Providers) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of Guarantor hereunder (or any other obligations of Guarantor to the Agent, the Lenders and the Lender Hedge Providers), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Agent, the Lenders and the Lender Hedge Providers hereunder to the maximum extent that would not cause the obligations of Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and neither Guarantor nor any other Person shall have any right or claim under this Section as against the Agent, the Lenders and the Lender Hedge Providers that would not otherwise be available to such Person under the Avoidance Provisions.
Section 15.Information. Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that Guarantor assumes and incurs hereunder, and agrees that none of the Agent, the Lenders or the Lender Hedge Providers shall have any duty whatsoever to advise Guarantor of information regarding such circumstances or risks.
Section 16.Governing Law. THIS AGREEMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
Section 17.WAIVER OF JURY TRIAL.
a.    EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG GUARANTOR, THE AGENT OR ANY OF
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THE LENDERS OR ANY OF THE LENDER HEDGE PROVIDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE AGENT, THE LENDER HEDGE PROVIDERS AND GUARANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG GUARANTOR, THE AGENT, ANY OF THE LENDERS OR ANY OF THE LENDER HEDGE PROVIDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.
b.    EACH OF THE GUARANTOR, THE AGENT, EACH LENDER AND EACH LENDER HEDGE PROVIDER HEREBY AGREES THAT ANY FEDERAL DISTRICT COURT LOCATED IN NEW YORK OR, AT THE OPTION OF THE AGENT, ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG GUARANTOR, THE AGENT, ANY OF THE LENDERS OR ANY OF THE LENDER HEDGE PROVIDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. GUARANTOR AND EACH OF THE LENDERS EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT, ANY LENDER OR ANY LENDER HEDGE PROVIDER OR THE ENFORCEMENT BY THE AGENT, ANY LENDER OR ANY LENDER HEDGE PROVIDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.
c.    THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, AND THE TERMINATION OF THIS GUARANTY.
Section 18.Loan Accounts. The Agent, the Lenders and each Lender Hedge Provider may maintain books and accounts setting forth the amounts of principal, interest and other sums
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paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall be deemed conclusive evidence of the amounts and other matters set forth herein, absent manifest error. The failure of the Agent, the Lenders or any Lender Hedge Provider to maintain such books and accounts shall not in any way relieve or discharge Guarantor of any of its obligations hereunder.
Section 19.Waiver of Remedies. No delay or failure on the part of the Agent, the Lenders and the Lender Hedge Provider in the exercise of any right or remedy it may have against Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Agent, the Lenders or any Lender Hedge Provider of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.
Section 20.Termination. This Guaranty shall remain in full force and effect until the termination of the Term Loan Agreement in accordance with Section 13.10. of the Term Loan Agreement.
Section 21.Successors and Assigns. Each reference herein to the Agent, the Lenders or any Lender Hedge Provider shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to Guarantor shall be deemed to include Guarantor’s successors and assigns, (and, in the event Guarantor is a limited liability company and shall undertake an LLC Division (any such LLC Division being a violation of the Term Loan Agreement and this Guaranty) shall be deemed to include each limited liability company resulting from any such LLC Division) upon whom this Guaranty also shall be binding. The Lenders may, in accordance with the applicable provisions of the Term Loan Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, Guarantor and without releasing, discharging or modifying Guarantor’s obligations hereunder. Subject to Section 13.8. of the Term Loan Agreement, Guarantor hereby consents to the delivery by the Agent or any Lender to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or Guarantor. Guarantor may not assign or transfer its obligations hereunder to any Person without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.
Section 22.[Intentionally Omitted.]
Section 23.Amendments. This Guaranty may not be amended other than in writing in accordance with the terms of Section 13.6. of the Term Loan Agreement.
Section 24.Payments. All payments to be made by Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent at the Principal Office, not later than 2:00 p.m. on the date of demand therefor.
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Section 25.Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to Guarantor at its address set forth below its signature hereto, (b) to the Agent or the Lenders at its respective address for notices provided for in the Term Loan Agreement or if to a Lender Hedge Provider as provided in the Interest Rate Hedge, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.
Section 26.Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 27.Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.
Section 28.Limitation of Liability. Neither the Agent, any Lender nor any Lender Hedge Provider, nor any affiliate, officer, director, employee, attorney, or agent of the Agent, any Lender nor any Lender Hedge Provider, shall have any liability with respect to, and Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents, or any of the transactions contemplated by this Guaranty, the Term Loan Agreement, any of the other Loan Documents or the Interest Rate Hedge. Guarantor hereby waives, releases, and agrees not to sue the Agent, any Lender or any Lender Hedge Provider or any of the Agent’s, any Lender’s or any Lender Hedge Provider’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Term Loan Agreement, any of the other Loan Documents or the Interest Rate Hedge, or any of the transactions contemplated by Term Loan Agreement or financed thereby.
Section 29.Definitions. a.     For the purposes of this Guaranty:
“Proceeding” means any of the following: (i) a voluntary or involuntary case concerning Guarantor shall be commenced under the Bankruptcy Code of 1978, as amended; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to Guarantor; (iv) Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) Guarantor makes a general assignment for the benefit of creditors; (vii) Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) Guarantor shall call a meeting of its creditors with a
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view to arranging a composition or adjustment of its debts; (ix) Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by Guarantor for the purpose of effecting any of the foregoing.
b.    Terms not otherwise defined herein are used herein with the respective meanings given them in the Term Loan Agreement.
Section 30.Keepwell. Each Qualified ECP Contributing Party hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty or the other Loan Documents in respect of the Hedge Obligations (provided, however, that each Qualified ECP Contributing Party shall only be liable under this Section 30 for the maximum amount of such liability that can be incurred without rendering its obligations under this Section 30, or otherwise under the Guaranty or the other Loan Documents voidable under the Avoidance Provisions, and not for any greater amount). The obligations of each Qualified ECP Contributing Party under this Section 30 shall remain in full force and effect until a discharge of the obligations of Guarantor under this Guaranty if such Qualified ECP Contributing Party is Guarantor, of the other Loan Parties (other than Borrower and Guarantor) under the Loan Documents to which they are a party if such Qualified ECP Contributing Party is one of such other Loan Parties, or of Borrower under the Term Loan Agreement and the other Loan Documents and the Hedge Documents if such Qualified ECP Contributing Party is the Borrower. Each Qualified ECP Contributing Party intends that this Section 30 constitute, and this Section 30 shall be deemed to constitute, a keepwell, support, or other agreement for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. For purposes of Section 30 of this Guaranty, the term "Qualified ECP Contributing Party" means, in respect of any Hedge Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the time such party becomes a party to this Guaranty or the “Guaranty” (as defined in the Term Loan Agreement) or grant of the relevant security interest becomes effective with respect to such Hedge Obligation or such other person as constitutes an "eligible contract participant" under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an "eligible contract participant" at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
[Signature on Next Page]
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IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

GUARANTOR:

KITE REALTY GROUP TRUST

By:
Name:
Title:

Address for Notices:

Kite Realty Group Trust
30 S. Meridian Street, Suite 1100
Indianapolis, Indiana 46204
Attention: Chief Financial Officer
Telecopy Number:    (317) 577-5605
Telephone Number:    (___) __________

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EXHIBIT C
FORM OF NOTICE OF BORROWING
____________, ~~201_~~202_
KeyBank National Association, as Agent
Real Estate Capital
1200 Abernathy Road, N.E., Suite 1550
Atlanta, Georgia 30328
Attention: Jennifer Duke
Ladies and Gentlemen:
Reference is made to that certain Term Loan Agreement dated as of October 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among Kite Realty Group, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Term Loan Agreement.
1.Pursuant to Section 2.1.(b) of the Term Loan Agreement, the Borrower hereby requests that the Lenders make Term Loans to the Borrower in an aggregate principal amount equal to $_______________.
2.The Borrower requests that such Term Loans be made available to the Borrower on ____________, ~~201_~~202_.
3.The Borrower hereby requests that the requested Term Loans all be of the following Type:
[Check one box only]
Base Rate Loans
Daily Simple SOFR
~~LIBOR~~Term SOFR Loans, each with an initial Interest Period for a duration of:
[Check one box only]     1 month

 2 months

 3 months
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 6 months
4.The Borrower requests that the proceeds of this borrowing of Loans be made available to the Borrower by ____________________________.
The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Loans and after giving effect thereto, (a) no Default or Event of Default exists or shall exist, and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. In addition, the Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested Loans contained in Article VI. of the Term Loan Agreement will have been satisfied (or waived in accordance with the applicable provisions of the Loan Documents) at the time such Loans are made.
If notice of the requested borrowing of Loans was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.1.(b) of the Term Loan Agreement.
IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Borrowing as of the date first written above.

KITE REALTY GROUP, L.P.

By:	Kite Realty Group Trust, its sole General
Partner

By:
Name:
Title:

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EXHIBIT D
FORM OF NOTICE OF CONTINUATION
____________, ~~201_~~202_
KeyBank National Association, as Agent
Real Estate Capital
1200 Abernathy Road, N.E., Suite 1550
Atlanta, Georgia 30328
Attention: Jennifer Duke
Ladies and Gentlemen:
Reference is made to that certain Term Loan Agreement dated as of October 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among Kite Realty Group, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Term Loan Agreement.
Pursuant to Section 2.9. of the Term Loan Agreement, the Borrower hereby requests a Continuation of a borrowing of Loans under the Term Loan Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Term Loan Agreement:
1.    The proposed date of such Continuation is ____________, ~~201__~~202__.
2.    The aggregate principal amount of Loans subject to the requested Continuation is $________________________ and was originally borrowed by the Borrower on ____________, ~~201_~~202_.
3.    The portion of such principal amount subject to such Continuation is $__________________________.
4.    The current Interest Period for each of the Loans subject to such Continuation ends on ________________, ~~201_~~202_.
5.    The duration of the new Interest Period for each of such Loans or portion thereof subject to such Continuation is:
[Check one box only]     1 month
     2 months
     3 months
     6 months
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The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, no Default or Event of Default exists or will exist.
If notice of the requested Continuation was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.9. of the Term Loan Agreement.
IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Continuation as of the date first written above.

KITE REALTY GROUP, L.P.

By:	Kite Realty Group Trust, its sole General
Partner

By:
Name:
Title:

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EXHIBIT E
FORM OF NOTICE OF CONVERSION
____________, ~~201_~~202_
KeyBank National Association, as Agent
Real Estate Capital
1200 Abernathy Road, N.E., Suite 1550
Atlanta, Georgia 30328
Attention: Jennifer Duke
Ladies and Gentlemen:
Reference is made to that certain Term Loan Agreement dated as of October 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among Kite Realty Group, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Term Loan Agreement.
Pursuant to Section 2.10. of the Term Loan Agreement, the Borrower hereby requests a Conversion of a borrowing of Loans of one Type into Loans of another Type under the Term Loan Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Term Loan Agreement:
1.    The proposed date of such Conversion is ______________, ~~201_~~202_.
2.    The Loans to be Converted pursuant hereto are currently:
[Check one box only]     Base Rate Loans
     Daily Simple SOFR Loans
     ~~LIBOR~~Term SOFR Loans
3.    The aggregate principal amount of Loans subject to the requested Conversion is $_____________________ and was originally borrowed by the Borrower on ____________, ~~201_~~202_.
4.    The portion of such principal amount subject to such Conversion is $___________________.
5.    The amount of such Loans to be so Converted is to be converted into Loans of the following Type:
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[Check one box only]
Base Rate Loans
Daily Simple SOFR Loans
~~LIBOR~~Term SOFR Loans, each with an initial Interest Period for a duration of:
[Check one box only]     1 month
     2 months
     3 months
     6 months
The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof and as of the date of the requested Conversion and after giving effect thereto, no Default or Event of Default exists or will exist (provided the certification under this clause shall not be made in connection with the Conversion of a Loan into a Base Rate Loan).
If notice of the requested Conversion was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.10. of the Term Loan Agreement.
IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Conversion as of the date first written above.

KITE REALTY GROUP, L.P.

By:	Kite Realty Group Trust, its sole General
Partner

By:
Name:
Title:

E-2

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EXHIBIT F
FORM OF TERM LOAN NOTE
$____________________    _______________, ~~201_~~202_
FOR VALUE RECEIVED, the undersigned, KITE REALTY GROUP, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”), hereby promises to pay to the order of ____________________ (the “Lender”), in care of KeyBank National Association, as Agent (the “Agent”) at KeyBank National Association, 127 Public Square, 8th Floor, Real Estate Capital, Mail Code: OH-01-27-0839, Cleveland, Ohio 44114, or at such other address as may be specified in writing by the Agent to the Borrower, the principal sum of ________________ AND ____/100 DOLLARS ($____________), on the dates and in the principal amounts provided in the Term Loan Agreement (as herein defined), and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Term Loan Agreement.
The date, amount of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Term Loan Agreement or hereunder in respect of the Loans made by the Lender.
This Note is one of the Notes referred to in the Term Loan Agreement dated as of October 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), the Agent, and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Term Loan Agreement.
The Term Loan Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein. This Note is payable subject to the terms of the Term Loan Agreement.
Except as permitted by Section 13.5.(d) of the Term Loan Agreement, this Note may not be assigned by the Lender to any other Person.
THIS NOTE SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

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The Borrower hereby waives presentment for payment, demand, notice of demand, notice of nonpayment, protest, notice of protest and all other similar notices.
Time is of the essence for this Note.
IN WITNESS WHEREOF, the undersigned has executed and delivered this Note under seal as of the date first written above.

KITE REALTY GROUP, L.P.

By:	Kite Realty Group Trust, its sole General
Partner

By:
Name:
Title:

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SCHEDULE OF TERM LOANS
This Note evidences Loans made under the within-described Term Loan Agreement to the Borrower, on the dates, in the principal amounts, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:

Date of Loan	Principal Amount of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By

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EXHIBIT G
FORM OF COMPLIANCE CERTIFICATE
_______________, ~~201_~~202_
KeyBank National Association, as Agent
Real Estate Capital
1200 Abernathy Road, N.E., Suite 1550
Atlanta, Georgia 30328
Attention: James Komperda
Each of the Lenders Party to the Term Loan Agreement referred to below
Ladies and Gentlemen:
Reference is made to that certain Term Loan Agreement dated as of October 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among Kite Realty Group, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”) and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Term Loan Agreement.
Pursuant to Section 9.3. of the Term Loan Agreement, the undersigned hereby certifies to the Agent and the Lenders (not in his/her individual capacity but solely as an officer of the Borrower) as follows:
(1)The undersigned is the _____________________ of the Borrower.
(2)The undersigned has examined the books and records of the Borrower and has conducted such other examinations and investigations as are reasonably necessary to provide this Compliance Certificate.
(3)To the undersigned’s knowledge, after reasonable due inquiry, no Default or Event of Default exists [if such is not the case, specify such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure].
(4)Attached hereto as Schedule 1 are reasonably detailed calculations establishing whether or not the Borrower was in compliance with the covenants contained in Sections 10.1. of the Term Loan Agreement, and showing the calculation of Unencumbered Pool Value, Unsecured Debt Interest Coverage Ratio and listing the Unencumbered Pool Properties.

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IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

Name:
Title:

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SCHEDULE 1
[CALCULATIONS TO BE ATTACHED]
[TO BE IN SUBSTANTIALLY THE FORM DELIVERED ON THE EFFECTIVE DATE]

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EXHIBIT H-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Term Loan Agreement dated as of October 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”) by and among Kite Realty Group, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”) and the other parties thereto.
Pursuant to the provisions of Section 3.12. of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20__

H-1-1

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EXHIBIT H-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Term Loan Agreement dated as of October 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”) by and among Kite Realty Group, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”) and the other parties thereto.
Pursuant to the provisions of Section 3.12. of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20__
H-2-1

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EXHIBIT H-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Term Loan Agreement dated as of October 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”) by and among Kite Realty Group, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”) and the other parties thereto.
Pursuant to the provisions of Section 3.12. of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20__
H-3-1

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EXHIBIT H-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Term Loan Agreement dated as of October 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”) by and among Kite Realty Group, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”) and the other parties thereto.
Pursuant to the provisions of Section 3.12. of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Term Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20__
H-4-1

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